Exhibit 10.1

Agreement
Made and executed in Tel Aviv on the ___ day of January, 2019

Between:
1.    GANEI BEN ZVI Ltd., Company Registration No. 511132235
2.    Ramat HaChayal Equities LLC, foreign company, Company Registration No. 560032336
Both by their authorized signatory, Mr. Avi Shefer, ID. No. 015260235
Whose address for the purpose of this Agreement is:
9 Hashiloach St.
PO Box 7894 Petah Tikva
Tel.: 03-7512626; Fax: 03-5751827
(Hereinafter: the "Seller" or the "Company")

The first party;

And between:
Align Technology Ltd., Company Registration No. 512020934
Of 3 Ariel Sharon St. Or-Yehuda, 6037606
Tel.: 03-6341441______________; Tel.: 03-63414401______________
By its authorized signatories, Mr. Yuval Shaked, ID. No. 025407362 and Mr. Ehud Kogut, ID. No. 029478880
(hereinafter individually and collectively: the "Buyer")

The second party;

Whereas:
The Seller is the right holder in the land known as parcels 52, 53, 62, 93, 94, 95, 96 and 97 in block 6372 that constitute lot 2002/02 in accordance with Urban Building Plan (UBP) PT/1223/25A or any other plan superseding the same and located in the intersection of Jabotinsky and Rabin St. in Petah Tikva and registered in the Land Titles Registration Office of Petah Tikva (hereinafter: the "Land");

1And whereas:
An expropriation is registered in the name of the Seller's rights in the Land, pursuant to Sections 5 and 7, in favor of Petah Tikva Municipality, within its meaning in Section 2 hereunder, and a caveat in favor of Petah Tikva Municipality in respect of an undertaking to register the public areas in accordance with the UBP in the name of Petah Tikva Municipality;

2And whereas:	A senior mortgage was registered on the Seller's rights in the Land in favor of Mizrahi-Tefahot Bank Ltd., for an indefinite amount, in accordance with deed no. 52046/2017/2 dated December 25, 2017;
3And whereas:	The Seller intends to build the Project, within its meaning hereunder, on the Land, or any part thereof, whether by itself and/or by a contractor/contractors on its behalf;
4And whereas:
On June 21, 2018 Building Permit no. 2018173 was issued for the construction of a commercial center with offices and clinics and an office tower of 29 floors above 4 basement floors, in accordance with permit no. 2016372, as stated in the building permit;

5And whereas:
The Seller engaged with Mizrahi-Tefahot Bank Ltd. in an agreement for the purpose of providing financing for stage A of the Project (stage A – excavation, retaining walls and four basement floors) and an agreement for the provision of financing for stage B'1 of the Project (the construction of a commercial ground floor concurrent with the completion of the works in stage A and the construction of an office tower with 29 floors and the Maccabi building) (the financing of stages A and B'1 as aforesaid shall be referred hereinafter: the "Financing Agreement") and in accordance with the provisions of the Financing Agreement a charge on the entire rights of the Company in the Land was registered as stated hereinabove and hereunder;

6And whereas:
The Seller intends to request the addition of floors to the office building (building no. 1) after the approval of the UBP under the authority of the Local Planning and Building Committee and a building permit for the construction of additional floors for the office building (above floor 29) was not issued yet (hereinafter: "Stage B'2") and no Financing Agreement was signed with respect to Stage B'2 as aforesaid;

7And whereas:	The Buyer wishes to purchase from the Seller and the Seller wishes to sell to the Buyer a unit in the Project in accordance with the provisions set forth in this Agreement hereunder;
8And whereas:
The Buyer declares that it saw and inspected the Land on a part of which the Project will be built and in which the Property will be built, and saw its surroundings, inspected the Urban Building Plans (UBP) applicable to the Land and their surroundings in general and the surroundings of the Property in particular, and inspected all the plants that are relevant to the building where the Property will be built, and the drawings of the Property, and in particular the architectural plans of the Property and the specification enclosed with this Agreement, inspected the price of the Property and all payments it is obligated to pay in accordance with this Agreement, and understood them and found them in compliance with its requirements and purposes, and read and inspected this Agreement including all Appendixes thereof, understood them and agreed with their content, and found them to its satisfaction and in compliance with its requirements and specifications, and conducted all the inspections that are necessary and that applicable to the Buyer as a prudent buyer and the Buyer enters into this Agreement based on these inspections and the Buyer does not and will not raise any claims and/or suits against the Seller in connection with anything stated above. In addition, the Buyer affirms that it was afforded a full opportunity to receive any legal counseling prior to entering into this Agreement and in particular an opportunity to be represented by an attorney on its behalf;

9And whereas:
The Seller declares that subject to the full and timely fulfillment of the entire undertakings of the Buyer, the rights in the Property will be transferred to the Buyer when the Property is free from any charge, attachment, debt or any other third-party rights emanating from the Seller, except for a senior charge on the Land and the rights in the Project, that was registered or that will be registered in favor of the Bank, within its meaning in this Agreement, and that will be excluded with respect to the Property in accordance with and subject the provisions set forth in Section 18 hereunder and in accordance with the provisions set forth in Section 9.5 hereunder;

Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows:

1.	Preamble and appendixes

1.1.	The preamble to this Agreement and Appendixes thereof constitute an integral part hereof.

1.2.	The headings of the Sections will serve for the purpose of orientation and convenience only and will not serve for the purpose of interpreting the Agreement.

1.3.	Appendixes

1.3.1. Appendix A	-	Technical specification;
1.3.2. Appendix B	-	Drawings;
1.3.3. Appendix C	-	Payments and payment dates Appendix;
1.3.4. Appendix D	-	Irrevocable power of attorney;
1.3.5. Appendix D'1	-	Irrevocable power of attorney for the purpose of removing the caveat;
1.3.6. Appendix E	-	Canceled;
1.3.7. Appendix E'1	-	Construction loan Appendix (Form 124.24);
1.3.8. Appendix F	-	Buyer's Works Appendix;
1.3.9. Appendix G	-	Notice to the Buyer pursuant to Section 1A2 of the Sale Law (Apartments) (Assuring Investments of Apartment Buyers) 5734-1974
1.3.10. Appendix H	-	Instructions regarding legal representation;
1.3.11. Appendix I	-	Canceled;
1.3.12. Appendix J	-	Management Agreement in principle;
1.3.13. Appendix K	-	Insurance Appendix;
1.3.4 Any other appendix signed by the parties and in respect of which the parties agree that it constitutes an appendix of this Agreement.

2.	Definitions

As used in this Agreement, the following terms shall have the respective meanings set forth beside them below:

2.1.	The "Parcel" – parcels 52, 53, 62, 93, 94, 95, 96 and 97 in block 6372 in Petah Tikva;

2.2.
The "Land" – parcels 52, 53, 62, 93, 94, 95, 96 and 97 in block 6372 that constitute Lot 2002/2 in accordance with UBP PT/1223/25A or any other plan superseding the same, and located in the intersection of Jabotinsky and Rabin St. in Petah Tikva and that are registered in the Land Titles Registration Office of Petah Tikva, including any other identification assigned to them or to the Parcel as a result of consolidation, division, separation, percelization, registration of a condominium and the like. The Seller shall be entitled to act at its sole discretion and/or in accordance with the instructions set forth by any authority for the consolidation and/or division of Lot 2002/2 in accordance with the UBP and/or act for the purpose of its subdivision and/or its redivision after its consolidation, and in the event these actions are performed the consolidated lot and/or the consolidated Parcel and/or the new lots and/or parcels that will be created shall be referred as the "Land";

2.3.
The "UBP" - UBP PT/1223/25A or any other plan applicable to the Land including any plan that constitutes an amendment and/or modification of this plan and that will apply to the Land and any plan that will be initiated by the Seller and that will apply to the Land;

2.4.	The "Lot" – Lot 2002/2 on which the Project will be built, in whole or in part;

2.5.
The "Project" – the construction of office buildings and commercial areas that will be built on the Land and that will include different areas under different zoning classifications in accordance with the UBP, including commercial areas, office areas and employment areas, subject to the modifications of the UBP as specified in this Agreement hereinabove and hereunder and known by the name of "Global Towers." It is hereby clarified that, at the sole discretion of the Seller, the Project may include only part of the buildings and in the event the Seller so decides, at its discretion, the definition of the Project will include only a part thereof, at the sole discretion of the Seller; it is clarified that any information specified in the plans with respect to the remaining parts of the Land, to the extent that such information appears, shall not bind the Seller and the Seller shall be entitled to decide whether or not to build in the remaining part of the Land;

2.6.
"Building" or the "Building" – one out of a number of buildings in the Project (and whose number will be determined by the Seller and at its sole discretion) and that are built and/or that will be built on the Lot as stated in the Technical Specification (Appendix A of the Agreement) and in the Drawings (Appendix B of the Agreement) and that constitutes part of the Project and where the Property is located;

2.7.
The "Property" – the full 5 office floors located in Building no. 1 and marked as unit number/temporary symbol A2801, A2901, A3001, A3101, A3201 and in the color light blue in the Drawings enclosed as Appendix B of this Agreement and 20 (twenty) balconies (4 balconies on each floor) and rights in 200 (two hundred) underground parking spaces in the Project parking lot in floors (-3) and -4) in the parking lot, as marked in the blueprint of the parking lot enclosed as part of the Drawings within their meaning hereunder, and subject to the provisions set forth in Section 2.7.1 hereunder:

2.7.1.
It is clarified that the area highlighted in the color light blue in the Drawings constitutes a public protected space (hereinafter: "Public Protected Space"). The right of use in the Public Protected Space is granted subject to the rights of third-parties during emergencies and in accordance with the provisions set forth in any law.

The right of the Buyer in the Public Protected Space shall be registered subject to the provisions set forth in any law however it is clarified that in any event in which it is impossible to grant to the Buyer property rights in this area, the right of use shall be granted subject to the provisions of the law relating to public protected spaces. Failure to register and/or failure to grant rights of ownership shall not constitute breach of this Agreement by the Seller and the Buyer shall not raise any claim and/or suit and/or demand against the Seller in connection therewith.
For the avoidance of doubt, it is clarified that the provisions of sub-section 2.7.1 above shall take precedence over any other provision to the contrary, to the extent that there is any in this Agreement, with respect to the nature of the rights granted in respect of the said areas.

2.8.	The "Specification" – the Technical Specification enclosed as Appendix A of this Agreement;

2.9.	The "Drawings" – the drawings enclosed as Appendix B of this Agreement;

2.10.	Canceled.

2.11.	"Price of the Property" – the price that the Buyer will pay for the Property, as stated in Appendix C in this Agreement;

2.12.
The "Bank" or the "Lending Bank" – Mizrahi-Tefahot Bank Ltd. that will provide to the Buyer a construction loan for the Project and/or that will issue Sale Law guarantees for the buyers of the units in accordance with the provisions set forth in the Sale Law (Apartments) (Assuring Investments of Apartment Buyers) 5734-1974;

2.13.
"Project Account" – account no. 176136 in branch no. 421 (Gan Ha'ir) in Mizrahi-Tefahot Bank Ltd. (Bank no. 20) that was opened in the Lending Bank, within its meaning hereunder, for the purpose of providing a construction loan for the Project, and in which the payments of consideration will be deposited;

2.14.	"Vouchers Register" – a vouchers register that will be issued by the Lending Bank for the purpose of making the payments of the consideration as specified in this Agreement.

2.15.
"Mortgage in favor of the Buyer" or "Mortgage in favor of a Financial Institution" – the charge of the Buyer's rights in the Property in accordance with this Agreement and/or the assignment of the Sale Law guarantee by way of the provision of an irrevocable instruction regarding the transfer of the payments that are due in the event of enforcement of the Sale Law guarantee and/or the signature of the Seller on the registration and/or an undertaking to register a caveat with respect to an undertaking to register a mortgage with respect to the rights of the Buyer in the Property, and all in favor of a financing financial institution (hereinafter: "Financial Institution") that will actually provide a loan to the Buyer for the purpose of financing the payment of the entire price of the Property and/or any part thereof (hereinafter: the "Loan");

2.16.
The "Building Permit" – Building Permit no. 2018173 dated June 21, 2018 for the construction of a commercial center with offices and clinics and an office tower with 29 floors above 4 basement floors in accordance with permit no. 2016372 and all as stated in Building Permit and any additional building permit issued in accordance with the said Building Permit by law and according to which it will be possible to build the Project including the Building and the Property, including any modification and/or amendment thereof;

2.17.
The "Management Company" – the Seller or any other company that will be designated in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in the Management Agreement for the management of the Building and/or the Project;

2.18.	"Sale Law (Apartments)" – the Sale (Apartments) Law 5733-1973;

2.19.	"Sale Law (Assuring Investments)" – Sale Law (Apartments) (Assuring Investments of Apartment Buyers) 5734-1974;

2.20.
"Expropriation Notice" – an expropriation notice, pursuant to Sections 5 and 7 of the Lands Ordinance (Acquisition for Public Purposes) 1943 that was registered under Deed no. 888/2000/1 in the Land Titles Registration Office with respect to the Expropriated Areas, within their meaning hereunder;

2.21.
"Expropriated Areas" – part of parcels 52, 96 and 97 in block 6372 that constitute part of the Land, and that were expropriated in favor of Petah Tikva Municipality and that, by virtue of the said expropriation, an Expropriation Notice, within its meaning hereunder, was entered in the books of the Lands Registrar;

2.22.
"Caveat in favor of Petah Tikva Municipality" – a caveat that was registered with respect to the rights of Up-Share in Parcels 52, 94, 95 on November 23, 2015 under Deed no. 43526/2015/1 by virtue of an undertaking dated November 15, 2015 in favor of Petah Tikva Municipality for the registration of part of the Land for public purposes in accordance with the UBP, within its meaning above.

2.23.	Canceled.

3.	Canceled.

4.	The transaction

4.1.
The Seller undertakes to build the Project (or any part thereof) that includes the Building where the Property is located and the Seller hereby undertakes to sell to the Buyer and the Buyer hereby undertakes to sell to the Seller the Property in the manner set forth hereunder and subject to the payment of the full consideration and the fulfillment of the other provisions set forth in this Agreement fully and timely by the Buyer.

5.	Design of the Project and the construction of the Project and the Property

5.1.
The Seller declares and undertakes that it will build the Property by anyone acting on its behalf in accordance with the Specification and the Drawings as stated in Appendixes A and B of this Agreement, and subject to the modifications that are required, if any, by the different authorities, in accordance with the Building Permit and in accordance with the provisions set forth in this Agreement.

In any event in which the Technical Specification provides an alternative in respect of which the Technical Specification states explicitly that the Buyer is entitled to choose the said alternative, the Buyer undertakes to notify the operating contractor and/or the Seller regarding its choice of the said alternatives, immediately upon receiving the first demand of the operating contractor or the Seller in connection therewith, as the case may be, and no later than the date designated for the purpose of delivery of notice. In the event the Buyer fails to notify the operating contractor or the Seller, as the case may be, regarding its choice as aforesaid, the Seller shall be entitled, after delivery of notice to the Seller in connection therewith, to choose the alternative for the Buyer, at its sole discretion, and the Buyer shall not raise any claim and/or demand and/or suit in connection therewith towards the Seller.

5.2.
The Seller is aware that the Property will be built by an operating contractor on behalf of the Seller (hereinafter: the "Operating Contractor") at the absolute and sole discretion of the Seller. The Seller undertakes that the Operating Contractor shall be a lawfully registered contractor under the proper classification for the purpose of constructing the Project.

5.3.
The Buyer undertakes, subject to the other provisions set forth in this Agreement, to refer any demand the Buyer may have in connection with the construction of the Project, repair of defects etc. to the Operating Contractor with a copy to the Seller in real time, and without derogating from the rights of the Buyer in accordance with the Sale (Apartments) Law.

5.4.
The Seller shall set out the manner and scope of the construction works including the rate, location, dimensions, materials, if not stated in this Agreement and/or the Specification, and considering the demands made by the competent planning authorities, to the extent that such demands are made.

5.5.
Subject the provisions of this Agreement, the Seller undertakes that possession in the Property shall be delivered to the Buyer on the Delivery Date, when the Property is built in accordance with the provisions set forth in Appendix A of the Agreement (the Specification) and as stated in Section 9.2 hereunder, and on the condition that prior to the Delivery Date the Buyer fulfills the undertakings the Buyer undertook to fulfill in accordance with the provisions set forth in this Agreement, prior to the delivery of possession in the Property, and in particular the settlement of any payment the Buyer undertook to pay to the Seller and to any other entity, person or authority in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law, including linkage differentials and/or interest and/or other expenses, to the extent that such expenses arose in the event of default in payment, and in accordance with the provisions set forth in this Agreement, and subject to the return of the bank guarantee, if the Buyer received such a guarantee as a security from the Seller in accordance with the provisions set forth in Section 16 hereunder.

5.6.
In the event of discrepancy between the Seller and the Buyer in connection with Appendix A of the Agreement (the Specification), including its interpretation, content, substance and/or the manner of performance of the details and/or the works stated therein, except for the defects detected during the Contractor's Warranty Period, the Project architect will decide in the dispute.

5.7.
It is hereby agreed that the deviations specified hereunder and any deviation that is recognized in the future and in accordance with the law as a permitted deviation, are permissible deviations and shall not be deemed as deviations from the Specification and the Drawings, and shall not be deemed as a non-conformance and/or as breach of this Agreement or modification thereof and shall not entitle the Buyer to any right of action:

5.7.1.	Deviations at a rate of up to 2% between the dimensions of the Property and the dimensions of the areas attached thereto as stated in the Drawings and the actual dimensions;

5.7.2.	Deviations at a rate of up to 5% between the dimensions of the accessories in the Technical Specification and the actual dimensions of the accessories;

5.7.3.	Any deviation that constitutes an increase of area, dimensions or quantities.

5.7.4.
In addition, it is clarified that a change in the location of the parking space(s) and/or the storage room(s), to the extent that these constitute part of the Property, shall not be deemed as a material deviation for the purpose of this Agreement.

It is hereby clarified that any indication and/or statement in any document and in any manner and that includes a reference to the area of the Property or dimensions thereof, the meaning is to the gross dimensions of the Property, i.e., the area specified in Section 5 of the Technical Specification and that includes service areas and corridors in the Property and in addition to the relative part of the Property in the common areas such as: floor service areas, floor staircases, floor lobbies, main lobbies, elevator shafts, technical systems etc. and any other attachment, to the extent stated expressly in this Agreement in respect whereof.
It is clarified that for other purposes, such as for the purpose of calculating the municipal taxes ("Arnona"), the registration in the land books and the like, the calculation method of the area of the Property might be different than the manner described above and the Buyer shall raise no claim and/or suit against the Seller in connection therewith.

6.	Declarations and undertakings of the Buyer

6.1.
The Buyer declares and affirms that prior to engaging in this Agreement it visited the Land and inspected its condition at the time of signing this Agreement, and saw and inspected, whether in person and whether by a consultant on its behalf, the Land and surroundings thereof, the Abstracts of Title from the Land Titles Registration Office, including all notes specified therein, the UBP and/or the additional UBPs applicable to the Land, their surroundings and the description of the Property, the Specification and the Drawings enclosed with this Agreement, the rights of the Seller in the Land and in the Property, the Building Permit and the provisions set forth in this Agreement including Appendixes thereof, and it is aware that in accordance with the provisions set forth in the Loan Agreement a charge on all the rights of the Company in the Land and in the Project was registered, as stated hereinabove and hereunder.

The Buyer confirms that it conducted all the inspections it required and obtained all the information it requested with respect to the Project, including the location of the Property, the Building and the Property, and the charge in favor of the Lending Bank, and the Buyer inspected, read and understood well the details of the Drawings, the Specification and the Agreement including all Appendixes thereof and the instructions of the UBP, and found all in compliance with its specifications and requirements and to its satisfaction in every respect, and the Buyer hereby waives any claims regarding non-conformance and any other claim of any kind against the Seller in anything related to the Project and the Property and the Buyer undertakes to act in accordance with the provisions set forth in the Agreement and/or the UBP and/or the Building Permit, including in a manner that will not cause the Seller to breach its undertakings in accordance with the provisions set forth therein.

6.2.
The Buyer declares that it is aware the that design of the Project is subject to all permits and licenses granted in accordance with the provisions set forth in any law, inter alia, and the Buyer might be required, following a request made by the different authorities, to modify a permit and/or modify the Drawings, Appendix B, and the Buyer does not and will not raise any claims and/or suits against the Seller in connection with the said in this sub-section (including to the extent that Stage B2 of the Project is approved, within its meaning above, by the authorities).

6.3.
In the event the Property is built and/or is undergoing construction, the Buyer confirms that it inspected the Property in its condition at the time of signing this Agreement and the Specification and the Drawings (Appendixes A and B respectively) and in the event of any non-conformance between the condition of the Property on the date of signing this Agreement and the Specification and the Drawings the Buyer is aware that the actual condition of the Property on the date of signing this Agreement shall be binding and the Buyer waives any claims regarding non-conformance and/or any other claim in connection therewith.

6.4.
In addition, the Buyer is aware that the Seller shall be entitled, at its discretion, to build additional structures on the Land or the Parcel or additional areas of land that will be consolidated with the Land and change the location of the Building/buildings in the Land, change the number of floors, amend the Drawings, modify the design and the existing or future UBP including, inter alia, add or remove (including by way of consolidation of units) a number of units and/or scope of use/zoning classifications of areas in the Building and/or the Project, use additional construction rights in the Building, including increase of the Building, addition of floors to the Building and increase of construction areas, if any, or perform the said actions in respect of additional areas that will be consolidated with the Land, divide or consolidate or re-divide and repeat consolidation of the Land including with adjacent lands, transfer and/or provide parts from the Land and the construction rights thereon, whether existing and/or future, whether for public purposes and whether for other purposes, create easements on the Land and/or in favor of the Land and/or grant rights of way including, inter alia, rights of way for other persons and/or vehicles, handle underground utilities, change the number of floors in each of the buildings in the Project, change the location of the open areas that constitute the common property, to the extent that there are any, change parking spaces to other lots in the Land and/or adjacent and/or nearby lands and/or from other lands to the Land, change the type and/or location and/or form and/or area and/or number of parking spaces and/or storage rooms and/or refuse collection rooms and/or lobbies in the Building and/or the Project (including, however without derogating from, decide that parking will be provided by mechanical parking spaces and/or change the scope of the areas of the common property and/or expand the parking areas and/or the storage rooms (if there are any) beyond the boundaries of the Land and/or change the location of the parking spaces and the storage rooms and/or the parking lot and/or the entrance to the parking lot, in whole or in part, and/or the number of entrances to the parking lots and/or exits therefrom and/or location thereof etc.) and request any relief, non-conforming use and/or change of zoning classification and/or any modification of the condition described in the Property Drawings, and all whether initiated by the Seller and/or by other entities and the Buyer shall not be entitled to object and/or disrupt the said actions and/or raise against the Seller any claims in connection therewith, even after the Property is delivered to the Seller and/or after the delivery of the last area in the Project to its buyers, and all on the condition and provided that the rights of the Buyer in accordance with this Agreement shall not be impaired thereby. The Buyer is aware that the areas on the ground floor and in the lower floors of the Building/buildings might be used as commercial areas and the Buyer does not and will not raise any claim and/or suit in connection therewith, and in connection with their use for any commercial purposes, including as a café and/or restaurant and/or any other use that is permitted and/or that will be permitted in the future in accordance with the law, including by virtue of a relief and/or a permit for non-conforming use and/or a permit for change of zoning classification.

In this Section "alterations(s)" and/or "repair(s) also include, however not limited to, alterations and/or repairs in the public areas and/or in the façades and/or in the attached areas and/or in the common property and the like.

6.5.
The Buyer declares and undertakes to avoid filing any objections in connection with the implementation of the Project and/or parts thereof and/or the construction of additional areas that will be built in the Land and/or in the Building and/or alterations that the Seller wishes to incorporate in the existing UBP and/or in future UBPs and/or other plans in the Land and/or in adjoining lands and/or nearby lands and/or in the Building and/or in nearby buildings that will be built, if any, close to the Land, in any manner, and not to argue in any manner that the other parts of the Building and/or the Project and/or nearby buildings and/or any part thereof constitute any kind of obstacle or nuisance.

6.6.
The Buyer hereby declares and affirms that the Seller shall be entitled to object or not to object to any planning procedure that a third-party requests in connection with adjoining and/or nearby lands and/or reach any agreements with any third-party as aforesaid in connection with the said planning procedures, at the sole discretion of the Seller, and provided that the aforesaid shall not affect the rights of the Buyer to use and access reasonably the Property in accordance with the provisions set forth in the Agreement. The provisions of this Section shall not impose any obligation on the Seller to object or not to object any planning procedure as aforesaid, at the sole discretion of the Seller.

6.7.
The Buyer is aware and it is hereby agreed that the entire construction rights with respect to the part of the Seller in the Land (including with respect to additional parts purchased by the Buyer, if and to the extent purchased in the Land and/or in the Parcel) in their condition in the present and/or in the future, shall be the sole property of the Seller, and the Seller may use them (or not use them) at its sole discretion, including, but not limited to, transfer them to any third-party or transfer them to other lands or to construction rights from other lands to the Land. The provisions set forth in this Agreement shall not restrict the Seller from using, allocating and planning its rights in the Land and/or in the Parcel and/or in the Building and shall not grant to the Buyer any right in connection therewith, beyond the express rights of the Seller in accordance with this Agreement.

6.8.
The Buyer is aware and it is hereby agreed that if at any stage of construction of the Project and/or as a result of construction on adjoining and/or nearby lands and/or in the Parcel the competent authorities and/or entities and/or companies such as Israel Electric Corp., water, telecommunication, cable companies etc. are required to perform different utility works, including the passing and/or installation in the parts of the Building and/or the Project of facilities, paths and/or roads, passageways (including for roads and open public areas and/or for pedestrians), roads, underground roads, systems, pipes, water, sewage, electricity, communication lines and/or facilities and equipment that are required for public purposes and/or for safety purposes and/or for other purposes, in underground roads and/or in the public areas and/or in the open areas, and whether or not included in the Building Permit or conditions thereof, whether the aforesaid facilities serve the Building and whether they serve, connect and link between other buildings and/or areas in the Project and/or in adjoining and/or nearby lands including the Project area (hereinafter: the "Facilities") – the Seller shall be entitled, without obtaining the approval of the Buyer in connection therewith, to act for the purpose of their performance and/or their passing in any manner the Seller deems fit, and in this regard to perform alterations in the area of the Land and/or its form and/or boundaries and to perform division and/or subdivision and/or separation and/or consolidation of the Land including with adjoining and/or nearby lands and grant, create and register easements as part or not as part of the Land for a right of way and/or for pedestrians and/or for other purposes, in favor of any person and/or specific public and/or adjoining and/or nearby lands and/or any thereof and/or for the purpose of assuring right of way for the purpose of placing and/or repairing the Facilities and municipal utilities, including amendment of the Building Permit and/or any other proceeding in connection therewith, and the Buyer agrees in advance that the Property is sold to the Buyer subject to the said rights of way. Upon the occurrence of the events described above, the Buyer undertakes to allow the Seller and/or to the institutions and/or to the authorities and/or to any other governmental and/or municipal entity and/or any other legal authority, within its meaning hereunder, and to their officials and employees, to enter the Land and the Project for the purpose of performing the works and/or the actions that are necessary and act in accordance with the provisions set forth in this Section and the construction of the facilities shall not be deemed as breach of the Agreement by the Seller, provided the reasonable access to the Property and use thereof shall not be prevented from the Buyer.

6.9.
In addition, and without derogating from the generality of the aforesaid, the Seller shall be entitled, at its sole discretion, and in accordance with the demands made by Israel Electric Corp. to set up in the Building and/or in the Project and/or near the Project a transformation room and/or transformation station for Israel Electric Corp. for the purpose of supplying electricity to the Building and/or the Project and/or to nearby buildings (hereinafter: the "Transformation Room"). Israel Electric Corp. shall own the rights in the Transformation Room and the Israel Electric Corp. shall be granted rights of way for maintenance and repairs in connection with the Transformation Room, in a manner and under conditions as customary in IEC. In addition, the Seller shall be entitled to install additional and/or other Facilities, to the extent that such Facilities are demanded by the authorities.

The Buyer agrees the that Seller shall grant to Israel Electric Corp. and/or to any other entity and/or authority the rights stated under Sections 6.8-6.9 and any other right demanded by such entity or authority (including, inter alia, exemption from payment of maintenance expenses) and that the condominium bylaws will include provisions that will protect the aforesaid rights and/or provisions as customary in Israel Electric Corp. and/or in the relevant entity and/or authority from time to time and at the Seller's discretion.

6.10.
The Buyer hereby declares and undertakes not to disrupt, delay, frustrate, by an act and/or omission, whether by itself and/or by anyone acting on its behalf, the ordinary and uninterrupted course of performance of the Project including the performance of the utility works in the Land, in the Project and grounds thereof and/or harm the performance of the works in the Project, including the utility works and/or any utility in the Land and/or surroundings thereof. The Buyer shall be held liable and shall compensate the Seller for any claim, expense and/or damage and/or loss caused to the Seller, to the extent caused as a result of breach of this Section.

6.11.
The Buyer declares that it is aware that the rights of the Seller in the Land are subject to a caveat in favor of Petah Tikva Municipality and the Expropriation Notice, within their meaning above, and the easements registered in accordance with the UBP and the performance of all the provisions emanating therefrom, and undertakes not to object to the registration and not to demand the cancellation of any note, to the extent that the Petah Tikva Local Planning and Building Committee demands the registration of a note and/or in the event a note was registered under Regulation 27 of the Land Regulations (Management and Registration) 5772-2011 with respect to the zoning classification and/or the use designated for the Land in accordance with the provisions set forth in the UBP and/or the conditions set forth in the Building Permit.

6.12.
The Buyer declares that it is aware that the access roads to the Land, during the construction period of the Project and during the occupancy period, shall be determined in accordance with the instructions set forth by the competent authorities and in accordance with the Seller's notice and shall change from time to time pursuant to the decision of the competent authorities and that the traffic, loading and unloading procedures shall be performed with the approval of the competent authorities.

6.13.
In addition, the Buyer is aware that any part of the Project parking lot that is not attached to any of the units in the Project might be managed as a public parking lot for the other uses in the Project, including the areas of offices and commercial areas, with common entries and exits to the parking lots that are used by the other buyers of units in the Project. The Buyer hereby waives finally and irrevocably any claim against the Seller in connection therewith and undertakes not to perform any action for the purpose of preventing such uses as aforesaid.

6.14.
By signing this Agreement the Buyer agrees and affirms irrevocably that it shall not raise any claims and/or demands against the Seller and/or against the right holders in the other floors of the Building where the Property is located in respect of the exclusive use made by the said right holders in the common areas that are located in the floor sold to these right holders or in which the right holders have rights (and that is in a floor other than the office floor where the Property subject matter of this Agreement is located), and all without derogating from the rights of the Buyer (and the public) with respect to these areas during emergencies and in accordance with the provisions set forth in any law.

6.15.
In addition, the Buyer declares and affirms that to the extent that certain areas that are located in the floor where the Property subject matter of this Agreement is located are designated for the exclusive use of any third-party, the Buyer shall not raise against the Seller and/or any third-party any claim and/or suit in respect of and/or in connection with the exclusive use made by any third-party in these areas, and subject to the rights of the Buyer with respect to these areas during emergencies and in accordance with the provisions set forth in any law.

Without derogating from the generality of the aforesaid it is agreed that to the extent that this Agreement does not include the granting of an exclusive right of use to the Buyer in the Public Protected Space located in the floor where the Property is located, the waiver of the Buyer as stated in this Agreement shall apply also with respect to the exclusive use made by any third-party in the said Public Protected Space, and without derogating from the rights of the Buyer during emergencies and in accordance with the provisions set forth in any law with respect to the use of this protected space.

6.16.
To the extent that the area of the Property also includes a public protected space (hereinafter: the "Public Protected Space"), the Buyer declares and affirms that any use made in the Public Protected Space shall be made in accordance with the provisions set forth in any law and the Buyer knows and is aware that the Public Protected Space is designated to be used as a public protected space and/or as a shelter during emergencies and/or following the demand of the competent authorities and any use made of the said Public Protected Space by the Buyer for any other purpose shall require a license from the competent authorities in accordance with the provisions set forth in any law, including in accordance with the provisions of the Civil Defense Law 5711-1951.

6.16.1.
Without derogating from the foregoing, the Buyer undertakes to vacate the Public Protected Space promptly and make it available to the public during emergencies and/or in accordance with the demands made by the competent authorities without raising any demands and/or claims against the Seller and/or against the Management Company in connection therewith.

6.16.2.	The Buyer undertakes to provide to the Management Company a key that will allow entry to the Public Protected Space during emergencies.

6.17.
The Buyer is aware that the undertaking of the Seller towards the Buyer is made solely with respect to the construction of the Property and attachments thereof, and the Buyer is aware that the Seller is under no obligation to build the entire units and/or the floors in the Building and/or in the Project and/or the other buildings and the Seller shall be entitled to sell parts of the Land to third-parties including, but not limited to, without any additional undertaking of the Seller to build any units on these parts, and therefore the Buyer shall not raise any claim against the Seller in connection therewith and shall not raise any claim regarding the identity of the said third-parties.

6.18.
Without derogating from the said in this Agreement, the Buyer is aware that the Project will be marketed, sold and managed by the Seller and/or anyone acting on its behalf as an offices and commercial project and any breach of this Agreement and/or breach of an instruction delivered by the Seller and/or anyone acting on its behalf and/or any relevant authority and/or entity might cause a material damage to the reputation of the Seller and/or the Project. Therefore, the Buyer undertakes that any use made in the Property and/or any part thereof and/or any other and/or in any other area in the Project by the Seller and/or by anyone acting on its behalf shall be in compliance with the nature of the Project as aforesaid.

In addition to the aforesaid, and without derogating from the aforesaid in Section 13.2 hereunder, the Buyer is aware that a separate commercial complex will be marketed and managed in the Project, and that with respect to that complex the Seller and/or anyone acting on its behalf and/or its substitutes and/or transferees shall be entitled, however not obligated, to manage and maintain the said complex separately from the other parts in the Project and set the manner of distribution of the management fees in accordance with the decision made by the Seller and/or the Management Company and the Buyer shall not raise any claim and/or demand in connection therewith. In addition, the Buyer shall not be entitled, at any stage, to object to the separate management and maintenance method (to the extent that this right is realized) of the said commercial complex.

The Buyer is further aware that, to the extent possible, in the event of separation of systems as aforesaid, the management fees shall be distributed between the expenses of the commercial areas and the expenses of the office areas in a manner that will reflect the separation of the systems as aforesaid. In addition, the management fees shall be distributed in the event of participation in common systems.

6.19.
The Buyer is aware that it may not obtain any relief that might delay the performance of the Project. The Buyer shall not be entitled to raise any claim and/or demand and/or suit and/or seek and/or obtain injunctions and/or a stop work order and the like against the Seller and/or anyone acting on its behalf in respect of the continuation of the Project (or any part thereof) including, but not limited to, claims in respect of any damage and/or expense and/or nuisance to the use of the Property and/or any part thereof and/or decrease in its income and/or the income of anyone acting on its behalf in connection therewith and/or the performance of the customization works in the Property, and the Buyer shall be precluded from seeking any relief that might harm and/or delay and/or prolong the completion of the works in the Project and the Buyer hereby waives the said irrevocably and notwithstanding the provisions of any law with respect to any relief resulting in a delay and/or completion and/or prolongation of the works as aforesaid.

6.20.
The Buyer declares that it read the provisions of the Insurance Appendix, hereby enclosed as Appendix K of this Agreement, and the Buyer is aware that the performance of the entire provisions set forth in the Insurance Appendix constitutes a fundamental condition in the engagement between the parties in this Agreement.

6.21.
The Buyer is aware that the Seller shall be entitled to use areas in the basement for the purpose of storage and any other use that is permitted in accordance with the provisions set forth in any law, even if these uses are not marked in the blueprint as private areas, and sell and attach these areas to different units in the Building, at its sole discretion. In addition, the Seller shall be entitled to sell a number and/or a group of parking spaces with the areas surroundings them at its sole discretion, and on the condition that the right of access to the public facilities is not impaired thereby, to the extent that there is any.

7.	Undertaking of the Buyer with respect to the use of the Property

Notwithstanding anything to the contrary herein, the Buyer declares and undertakes, in an undertaking whose breach shall constitute a fundamental breach of this Agreement, as follows:

7.1.
That the use that the Buyer and/or anyone acting on its behalf will make in the Property will be in compliance with the uses permitted in accordance with the law, including the UBP; that the Buyer or anyone acting on its behalf are familiar with the conditions and the procedures that are necessary for the purpose of conducting its business and the relevant licensing conditions, and that prior to signing this Agreement the Buyer was afforded the opportunity to inspect and actually inspected the compliance of the UBP, the Drawings, the Property and the Project for the management of its business, and found them appropriate and to its full satisfaction, and the Buyer and/or anyone acting on its behalf undertake to obtain at their expense all necessary licenses, certificates and permits for the purpose of conducting their business in the Property and incur all expenses and other costs of any kind required in connection therewith; the Buyer and/or anyone acting on its behalf shall not be entitled to conduct in the Property a business whose operation is prohibited by law or in respect of which no valid license was issued; the Buyer and/or anyone acting on its behalf will observe and perform the entire provisions of any law, regulation, order, below and the like in connection with the Property including maintenance and use thereof, including all instructions relating to sanitation; the Buyer will conduct its business in the Property solely within the area of the Property or in areas in respect of which the Buyer was granted an exclusive right of use therein (subject to the provisions set forth in any law) and not in the area of other areas in the Project. The Buyer and/or anyone acting on its behalf shall not be entitled to place any waste, materials, tools, equipment or any other movable property in the common property and/or in any other part of the Building and/or at the entrance to the Property and/or outside the Property; the Buyer and/or anyone acting on its behalf shall not be entitled to place and/or attach signage to the external walls of the Property, without derogating from the provisions set forth in sub-section 13.5 hereunder.

7.2.
The Buyer shall conduct its business in the Property in strict adherence to all procedures and instructions set forth by the Seller and the Management Company, and in this regard for the purpose of maintaining the Project as an office and commercial building and, without derogating from the generality of the aforesaid, the Buyer shall strictly adhere and assure to observe the entire instructions set forth by the Management Company and/or the Seller in connection with waste disposal, the use of the Property, handling, entry and removal of tools and/or furniture and/or articles and/or goods and/or packages to and from the Property, and in particular with respect to the hours and manner of performance of these actions.

7.3.
The hours of operation of the Property shall be as customary in office buildings and subject to the provisions set forth in any law and/or municipal bylaw and shall be agreed with the Management Company and shall be subject to the procedures set forth by the Management Company and its instructions.

7.4.
The Buyer shall keep the Property clean and in good, proper condition and in high quality, as required in a project with office use, and shall avoid causing any damage and/or loss to the Project and/or to the Building and/or to the Property and shall repair at its expense any damage as aforesaid caused by the Buyer and/or by any of its workers and anyone acting on its behalf.

7.5.
The Buyer shall avoid performing any act, activity or omission that might in any manner cause a risk or bodily injury and/or damage to property of any person including, but not limited to, any worker, supplier, visitor, invitee or customer from the public.

7.6.
The Buyer shall not throw to the sewage and drainage system waste in a quantity or quality that might cause harm to the said systems or harm their working order or that might risk its use and/or throw waste whose disposal is prohibited in accordance with the provisions set forth in any law. To the extent that it is necessary to install drainage systems that are compliant with the type of the waste the Buyer disposes, the Buyer shall install the said systems at its expense and under its responsibility.

7.7.
The Buyer and/or anyone acting on its behalf shall not be entitled to conduct in the Property any business or perform any action that creates an unreasonable noise or that emits smoke or odors or waste and will eliminate any nuisance as aforesaid and the like; the Buyer and/or anyone acting on its behalf shall use the Property in a manner that will not cause any nuisance and/or inconvenience to the tenants in the Building, the Project and its visitors; the Buyer shall incur any fine and all legal costs in the event a suit is brought against the Buyer or the Seller by any party in respect of any act or omission that resulted in the creation of the said nuisances.

7.8.
The Buyer shall be solely liable for the any offense and/or damage resulting from the use and/or the works and/or the maintenance of the Property and/or any part of the Project areas by the Buyer and/or by anyone acting on its behalf and/or in its place and/or under its permission, and undertakes to indemnify the Seller and compensate the Seller for any damage, loss and expense caused to the Buyer in connection with the use and/or the works and/or possession of the Property and/or in connection with any act and/or omission of the Contractor in connection with the Property and/or in any of the Project areas, whether directly or indirectly. The Seller shall be entitled to incorporate in the condominium bylaws the limitations set out above and register easements and/or a caveat in respect whereof in favor of the Seller and/or the Management Company and/or in accordance with the instructions of the Seller to any third-party and/or in accordance with the provision of the UBP and/or in accordance with the instructions set forth by the building and planning authorities and/or any other competent authority and/or in accordance with agreements made with other buyers and/or any part thereof.

7.9.
It should be noted that the undertakings of the Buyer as stated in sub-sections 7 hereinabove and hereunder shall also be made in favor of third-parties that are the owners of the other units in the Project and the Management Company.

7.10.
In the event the Buyer breaches the provisions set forth in this Agreement and/or in circumstances in which the Seller anticipates (at its sole discretion) that the Buyer is about to breach the provisions set forth in this Section, the Seller shall be entitled to approach the court for the purpose of expelling the Buyer and/or anyone acting on its behalf from the Property and performing any action as permitted by law that will allow the compliance of the Buyer with the provisions set forth in this Agreement (including Appendixes thereof) (including the performance of any act in accordance with the law that will allow the issuance of a Certificate of Completion and/or Form 4 for the Project) and/or mitigating the damages, at the expense of the Buyer, and the Buyer shall not raise any claim and/or demand and/or suit against the Seller and/or anyone acting on its behalf in connection therewith.

8.	Temporary alterations and/or temporary facilities

8.1.
The Buyer hereby agrees that at any time, and even after completion of the construction of the Property and/or the Building and/or parts of the Building and/or the Project, even after delivery of possession in the Property to the Buyer and/or after registration of the rights in the Property in the name of the Buyer in the Land Titles Registration Office, the Seller shall be entitled to perform utility works for the Project and/or for other units in the Building and/or perform maintenance works and repairs that are required and/or related to the Building and/or the Property and/or the Project and/or in nearby buildings and/or in another unit in the Building, if and to the extent built by the Seller and/or in the common property, and for that purpose the Seller shall be entitled to perform utility works in other units in the Building from the area of the Property and/or to perform temporary alterations and/or install temporary facilities, even if this causes disruptions in the use of the Property, and upon completion of the works the Seller shall remove the said temporary facilities that the Seller installed as part of the works and shall restore the condition of the Property to its previous state, to the extent possible.

9.	Delivery Date

9.1.
The Seller undertakes to complete the construction of the Property, as stated in Section 9.2 hereunder, subject to the fulfillment of the full undertakings of the Buyer in accordance with this Agreement, and on the date as stated in Section 5.5 above, and deliver possession in the Property to the Buyer, no later than the date set out in Section 9.8 hereunder.

It is hereby clarified explicitly that the Seller shall be entitled to foreword the Delivery Date in accordance with the provisions set forth in Sections 9.6 and 9.7 hereunder.

9.2.
The Property shall be deemed as completed when it is in a condition in which its construction was completed in accordance with the Specification and in accordance with the provisions set forth in this Agreement. It should be noted that in the event the Seller delivers to the Buyer an approval from an engineer registered in the Register of Engineers and Architects in accordance with the provisions of the Engineers and Architects Law (hereinafter: the "Adjudicating Engineer") regarding the completion of construction of the Property, in accordance with the Specification and in accordance with the provisions set forth in this Agreement (hereinafter: the "Certificate of Completion") – this shall serve as decisive proof regarding the completion of construction of the Property in accordance with the provisions set forth in this Agreement, and in such circumstances the Buyer shall be obligated to fulfill its entire undertakings whose fulfillment date is due until the Delivery Date, including, but not limited to, pay the balance of consideration and the other payments the Buyer owes in accordance with the provisions set forth in this Agreement. The Buyer shall not be entitled to withhold payment of the consideration for any reason where a Certificate of Completion was issued as aforesaid.

It is agreed that for the purpose of completing the construction of the Property in accordance with the Specification and the provisions of the Agreement as stated above, the Seller shall be entitled to deliver to the Buyer possession in the Property even prior to the completion of construction of the Building, the Project and the development works and prior to the full operation of the services in the Building and/or the other buildings in the Project such as the parking lot, regular supply of water to the common property, elevators (and provided that at least one elevator will operate regularly in the Building), gardening, development of public areas and more (hereinafter: the "Development Works") and provided that the Property is built in accordance with the Specification as stated above and that Form 4 was issued for the public areas in the Building, even without issuing Form 4 to the other parts of the Project. In such circumstances the provisions of Section 9.7 hereunder shall apply.

9.3.
Notwithstanding any provision to the contrary herein, it is clarified that the Seller shall be entitled to deliver to the Buyer possession in the Property even prior to the operation of the parking lot, provided that the Buyer receives a temporary parking space and the Buyer shall not raise any claim against the Seller in connection therewith.

9.4.
It is clarified that the Development Works in the Project and/or in its nearby surroundings, to the extent that the Seller is obligated to perform such works in accordance with this Agreement, shall be completed subject to the possibility to complete these works within a reasonable time that shall not be greater than 12 months, after the Delivery Date of the last area in the Project, and the Buyer shall not raise any claim in connection therewith, on the condition that the Buyer will have, under the circumstances, reasonable access and safe use of the Property in the Building and the Property. The aforesaid is subject to any preclusion preventing the completion of the Development Works as aforesaid and that does not depend on the Seller and such preclusion as aforesaid shall delay the undertakings of the Seller accordingly with the addition of a period of 60 days for the purpose of making proper organizations, and in such circumstances the Seller shall not be deemed as breaching its undertakings towards the Buyer in accordance with this Agreement. Without derogating from the foregoing, to the extent that there are Development Works in the Land and/or surroundings thereof and that are under the responsibility of third-parties and in respect of which it is not stated expressly in this Agreement that they are under the responsibility of the Seller, the Buyer declares that the Seller shall not be held liable in connection with the said works, including in connection with their performance and/or their completion date and the Seller waives any claim against the Seller in connection therewith.

9.5.
The Seller undertakes to deliver to the Buyer possession in the Property on the Delivery Date in accordance with the provisions set forth in Section 9.2 above and when the right of the Buyer in the Property is free from any debt, charge, attachment, third-party right and mortgage emanating from the Seller and/or any other restricting right emanating from the Seller, except for a mortgage in favor of a financial institution, except for notes and third-party rights in the Property as stated with respect to the rights of the Buyer, and the that Buyer granted to a third-party, except for any attachment and/or order and/or note emanating from the Buyer and/or the different authorities, and/or in respect of the Management Agreement, and subject to the provisions set forth in this Agreement in general and the provisions of Section 13 hereunder regarding the registration of bylaws, easements and rights of way in particular.

9.6.
The Seller undertakes to deliver possession in the Property to the Buyer on the Delivery Date on the condition that the Buyer first fulfills the entire undertakings the Buyer is obligated to fulfill prior to the delivery of possession in the Property in accordance with this Agreement, including payments of the full consideration, payments and taxes whose payment is mandatory in accordance with the provisions set forth in any law or in accordance with this Agreement, including interests and linkage differentials, providing securities to the Attorney as stated in Section 16 hereunder and providing purchase tax certificates referred to the Land Titles Registration Office in respect of this Agreement to the Seller and on the condition that the delays specified in this Agreement that entitle the Seller to delay delivery of possession in the Property.

The parties agree that any delay in the performance of any payment and/or the fulfillment of any obligation imposed on the Buyer in accordance with this Agreement hereinabove and hereunder will cause a delay in the Delivery Date of the Property for a corresponding period of time according to the delay in the payment and/or the fulfillment of the obligation, without derogating from any relief the Seller may seek in accordance with the Agreement and in accordance with the provisions set forth in any law as a result of breach of the Agreement by the Buyer

9.7.
10 days prior to the Delivery Date the Seller shall notify the Buyer that the Property is ready for delivery to the Buyer in accordance with the provisions set forth in Section 9.2 above. As aforesaid, the Seller shall be entitled to forward the Delivery Date by delivery of a 15 days' prior and written notice to the Buyer prior to the forwarded Delivery Date, and by signing this Agreement the Buyer hereby consents to the forwarding of the said Delivery Date by the Seller. In the event the Delivery Date was forwarded as aforesaid, the Buyer undertakes to forward, respectively, all payments the Buyer owes in accordance with the provisions set forth in this Agreement, including payment of payments on account of the consideration and whose payment date is not yet due, and in such manner that the Seller will receive the full consideration for the Property until the earlier Delivery Date, even if the date occurs prior to the payment date specified in the Payments and Payment Dates Appendix – Appendix C of this Agreement, and complete the fulfillment of its other undertakings which it undertook to fulfill as a condition for the delivery of the Property in accordance with this Agreement, accordingly.

The Buyer is aware that, as stated in Section 9.2 above, the Seller shall be entitled to forward the Delivery Date even substantially including in circumstances in which it is possible to issue Form 4 for the Property (and even a temporary Form 4 for the shell of the Property, prior to the issuance of Form 4 for the public areas in the Building and/or the other buildings in the Project (and even concurrently with the continuation of the construction works in the Project). Without derogating from the aforesaid, the Buyer undertakes to perform the Buyer's works in accordance with the provisions of Appendix F in a manner that will not delay the issuance of Form 4 and/or the Certificate of Occupancy and/or the Certificate of Completion for the Project, and the Buyer shall be solely responsible for obtaining Form 4 for the Property after performing the Buyer's works, to the extent required.

9.8.	The earlier of the following dates shall be deemed as the Delivery Date (hereinabove and hereinafter: the "Delivery Date" or "Delivery of Possession Date"):

9.8.1.	The date stated in Section 3 of the Payments and payment dates Appendix (Appendix C of this Agreement) as updated in accordance with the provisions set forth in Sections 9.7, 9.11-9.15 hereunder.

9.8.2.	The actual Delivery of Possession Date.

9.9.
The Buyer hereby undertakes in an undertaking whose breach shall be deemed as a fundamental breach of this Agreement, not to take possession in the Property and/or bring to the Property any objects and/or equipment and/or perform in the Property any alterations prior to receiving possession in accordance with the provisions set forth in this Agreement. The Buyer undertakes that under no circumstances it shall take possession in the Property without advance coordination with the Seller, even if the Seller delayed in the Delivery Date.

9.10.
The Buyer undertakes to receive possession in the Property as of the Delivery Date, provided that the Property is in the condition as stated in Section 9.2 above. The Buyer shall be obligated to receive possession in the Property even if there are defects and/or non-conformances in the Property unless the Adjudicating Engineer stated in the Certificate of Completion that the said defects and/or non-conformances will not prevent the commencement of the Buyer's works in accordance with the provisions set forth in Appendix F of this Agreement. The decision of the Adjudicating Engineer as stated above shall be final and shall bind the parties and for the purpose of this matter the Engineer shall be deemed as an expert and not as an arbitrator. Failure to receive possession in the Property as aforesaid shall be deemed as a fundamental breach of this Agreement, without derogating from the rights of the Buyer to repair the defects and non-conformances, to the extent that there are any, in accordance with the provisions set forth in Section 12 hereunder.

9.11.
In the event the Buyer failed to appear to receive possession in the Property on the Delivery Date, despite receiving an invitation to that effect, and even though the Buyer was obligated to receive possession in the Property in accordance with the provisions set forth in Section 9.10 above, or in the event the Buyer was not entitled to receive possession in the Property as a result of failure to fulfill any of its undertakings whose fulfillment constitutes a condition for the delivery in accordance with this Agreement and/or due to the Buyer's refusal to sign a delivery protocol as stated in Section 11.2 hereunder, this shall be deemed as a fundamental breach of this Agreement by the Buyer and, without derogating from the rights of the Buyer under Section 25 hereunder, the Seller shall be entitled to treat the Property as if it was delivered to the Buyer, and as of this date henceforth the Contractor's Warranty Period as stated in Section 12 hereunder shall be counted, including with respect to the obligation of the Buyer to pay to the Seller the full consideration and the other payments the Buyer owes in accordance with this Agreement. In addition, as of this date henceforth the Buyer shall be obligated to pay all payments whose payment date occurs as of the Delivery Date henceforth in accordance with the provisions set forth in any law and/or agreement, and the Seller shall not be held liable towards the Buyer for the repair or compensation in respect of any defect, breakdown, failure and/or damage caused to the Property after the Delivery Date as a result of failure to receive possession on time or as a result of lack of care, supervision or protection of the Property. The Buyer hereby releases the Seller from any obligation to protect the Property as of the Delivery Date as stated in this Section, and the Buyer shall be held solely liable for protecting the Property from this date henceforth, even if the Buyer did not receive actual possession in the Property.

9.12.
The Buyer is aware that until the actual Delivery Date the Buyer shall not be allowed to the enter the Property however solely for the purpose of visiting and inspecting the Property and solely following advance coordination with the Seller and/or the Operating Contractor. In any event, the Buyer shall visit the Property in a manner that will not disrupt and/or harm the construction works.

9.13.
It is hereby clarified that in the event the Buyer breaches its undertaking as stated above, in such circumstances, in addition to any other relief the Seller may seek in accordance with this Agreement, the Seller and/or the Operating Contractor shall not be held liable in any manner for any damage caused, if caused, including for bodily injury and/or damage to property.

9.14.
The Seller declares and the Buyer affirms that it is aware that the Delivery Date was set by the Seller while considering the expected dates for the completion of the construction works. The Seller may extend the Delivery Date by additional periods with respect to delays resulting from force majeure and/or a war in the State of Israel and/or warlike activities and/or a general emergency and/or natural disasters in the area of the Land and/or fire and/or a malicious act and/or the provisions set forth in any enactment (including a regulation and an order) and/or a prohibition and/or restriction on construction imposed by a competent authority and/or stay of construction in accordance with the law not as a result of an act and/or omission of the Seller and/or a general strike and/or general lockout and/or nationwide deficiency of construction materials and/or nationwide deficiency of construction workers and/or a deficiency in equipment services and/or transportation and/or a curfew in the areas held by the State of Israel and/or the closing of roads leading to the Project and/or failure to grant access to vehicles engaged in the construction works in the Project and/or as a result of a delay in issuance of the certificates by the competent authorities for the occupancy as a result of additional demands presented by the authorities for such approvals as aforesaid and/or failure to complete other parts of the Project and/or development works, including acoustic walls, fire safety areas, transformation rooms etc. and/or as a result of changes in the design of the Project and/or as a result of failure to fulfill or a delay in the fulfillment of any of the undertakings of the Buyer in accordance with this Agreement and/or for any other reason that is not depending on the Seller and/or over which the Seller has no control and for which the Seller is not responsible for its occurrence and consequences and/or as a result of breach committed by the Buyer of the provisions set forth in Section 6.5 above. In the event of such a delay as aforesaid the Delivery Date in the Property shall be updated and extended for a period in which work was not performed regularly or in which different actions were not performed regularly for the aforesaid reasons and/or of any delay and/or prolongation as aforesaid, and for an additional period of 60 days, inter alia, for organization purposes, and in such circumstances as aforesaid the Seller shall not be deemed to have breached its undertakings towards the Buyer in accordance with this Agreement. The Buyer affirms that the entire reasons specified above are circumstances over which the Seller has no control and in respect of which the Seller is not held liable for the risk for their occurrence and their consequences.

9.15.
For the avoidance of doubt, it is hereby declared explicitly that notwithstanding anything to the contrary herein, in the event of any delays or preclusions of any kind and for which the connection of the Project and/or the Property to the power grid and/or to the water system and/or to the sewage and drainage network and/or the gas pipeline is delayed, and these delays are contingent on the electricity company providing electricity to the area and/or other service providers and/or governmental, municipal or other authorities and/or delays resulting from a delay in the performance of utility works in the Land and/or surroundings thereof, the Seller shall be entitled to update and delay the Delivery Date until the said delay or preclusion are eliminated, provided that such a delay and/or preclusion do not depend on the Seller.

The aforesaid shall apply respectively to delays resulting from alterations in the Property as stated in Section 0 hereunder. It is hereby agreed that if the connection of the power grid to the Property delays for some reason that does not emanate from an act and/or omission of the Seller, even though Form 4 was issued for the public areas in the Building, in such circumstances the Seller shall be entitled, however not obligated, to supply electricity to the Property by a generator operated by the Seller and in such circumstances the Buyer shall not be entitled to refuse receipt of possession in the Property notwithstanding anything to the contrary herein, and the Buyer undertakes to pay to the Seller its relative part in the operation of the generator.

9.16.
It is hereby agreed that notwithstanding anything to the contrary herein, and in addition to the update of the Delivery Date in accordance with the provisions set forth in Sections 9.10, 9.11 and 9.14 above cumulatively, the delay in completion of the Property and delivery thereof to the Buyer in by a period of more than 60 (sixty) days beyond the Delivery Date (or any other date in accordance with the law, provided that the said date does not fall below the 60 days' period) for any reason, as any breach of this Agreement and/or provision thereof by the Seller, and the Buyer shall not be entitled to any compensation or payment in respect of this period and the Delivery Date shall be delayed accordingly. The Buyer declares that it is aware that the extension period of the said 60 (sixty) days (or any other date in accordance with the law, provided that that it does not fall below 60 days) shall be in addition to extension periods set out in this Section and that the Delivery Date was set by the Seller and the Buyer based on the possibility of the Seller to update and delay the Delivery Date or delay in the delivery of possession in the Property without compensation for such an extension period as aforesaid (in addition to any other delay and/or prolongation without compensation in accordance with this Agreement) and therefore the Buyer shall be precluded from arguing and shall not argue that the said period of 60 (sixty) days (or any other date in accordance with the law, provided that it shall not fall below the said period of 60 days) is the maximal period for which the Seller is entitled to an extension of the schedules for the delivery of possession in the Property.

9.17.
The update and the delay in the delivery of possession in the Property for the reasons, or any thereof, stated in Sections 9.10-9.15 above shall not constitute breach of the Agreement by the Seller and shall not entitle the Buyer to any damages of any kind in connection therewith.

9.18.
It is clarified that the extension of the construction period shall not give rise to grounds allowing the Buyer to be relieved from its undertakings towards the Seller and the Buyer shall be precluded from raising against the Seller any claim or suit of any kind.

9.19.
In the event the Seller delays in the delivery of possession in the Property to the Buyer beyond the date set out above and after any extension and/or delay in the Delivery Date as stated in sub-sections of Section 9 above and/or any other Section in the Agreement and/or in the law that grants to the Seller an extension (to the extent that there is any) cumulatively, the Buyer shall be entitled to agreed and final damages in respect of the delay in accordance with the provisions set forth in the Sale Law and in accordance with the provisions set forth in Section 6 in Appendix C of this Agreement, and the Buyer shall not be entitled to any additional and/or other damages and/or reliefs.

9.20.	Breach of any of the provisions set forth in Sections 9.9-9.11 above, including sub-sections thereof by the Buyer shall constitute a fundamental breach of this Agreement by the Buyer.

10.	Alterations and additions

10.1.
The Property is sold and is delivered to the Buyer in shell level as stated in this Agreement including Appendixes thereof. The performance of the customization works by the Buyer is subject to the provisions set forth in Appendix F of this Agreement.

10.2.
The Buyer undertakes not to perform, not to allow the performance and not to agree to the performance of any exterior alterations in the Property, including alterations in the roof of the Building and/or the Property and/or in any opening of the Property and/or the exterior walls of the Property (including on the curtain walls that constitute the shell of the Building). The Buyer is aware that such an undertaking as aforesaid shall apply even after the registration of the Building as a condominium and shall be incorporated in the condominium bylaws.

The term "exterior alterations" in this Agreement: including, but not limited to, the installation of air-conditioning units, including air-conditioning units in windows or other facilities not in designated locations if and to the extent designated, in accordance with the Drawings (Appendix B of this Agreement) or that are permitted in accordance with the UBP, the closing of balconies, construction of pergolas, damage to plaster and/or exterior cladding, installation of grates, installation of antennae of any kind including satellite reception dishes, installation of conduits for electrical wires and/or water pipes and/or any other material on the exterior walls, the installation of sun-heated water tanks and any other damage caused to the roof, the installation or placement of signs without obtaining the prior approval of the Seller and/or the Management Company, in accordance with the provisions set forth in Section 13.5 hereunder, and other alterations that might affect the uniform appearance of the Building.

The Buyer shall be held liable and shall compensate the Seller for any suit, expense and/or damage and/or loss caused to the Seller, to the extent that caused, as a result of breach of this Section, including damages resulting from a delay and/or preclusion in the performance of the registration and the Seller shall be entitled to obtain an order against the Buyer for the purpose of restoring the condition of the Property to its previous state, for the purpose of performing the aforesaid provisions, and the Seller shall be entitled to bring suit against the Buyer and/or add the Buyer as an additional defendant and/or send to the buyer a third-party notice in any claim and/or proceeding, including an arbitration that commences against the Buyer as a result of breach of this Agreement by the Buyer.

11.	Delivery protocol

11.1.
On the Delivery Date of the Property to the Buyer the Buyer shall sign an approval confirming delivery of possession in the Property and a delivery protocol in the form customary in the Seller (hereinafter: the "Delivery Protocol") and in which the Buyer shall confirm in writing to the Seller that Buyer received the Property when the Property is built in accordance with the provisions set forth in this Agreement including Appendixes thereof and that the Buyer has no claims against the Seller and/or the Operating Contractor except for the defects and/or non-conformances the that Buyer notes explicitly in the Delivery Protocol.

The Seller and/or the Operating Contractor and/or its representative shall specify in the Delivery Protocol the said defects and/or non-conformances in respect of which the Buyer argue that they require repair.
It is hereby clarified that the registration of the defects and/or the signing of the Seller or its representative on the Delivery Protocol shall not constitute an admission and/or approval regarding any of the argued defects specified by the Buyer in the Delivery Protocol.

11.2.
The signing of the Delivery Protocol in the manner specified in this Section by the Buyer shall constitute a prerequisite for the delivery of possession in the Property to the Buyer. In the event the Buyer refused to sign the Delivery Protocol, this shall not derogate from the status and weight of the Delivery Protocol however this shall be noted therein.

11.3.
The Operating Contractor shall repair all defects as agreed between the parties in accordance with the Delivery Protocol within a reasonable time according to the circumstances of the case, considering, inter alia, the type and scope of the defect and the necessary repair. In the event the Seller or the Operating Contractor are of the opinion that there are defects that require immediate repair, the said repairs shall be made at the earliest opportunity, the said repairs shall be made promptly and the Delivery Date shall be delayed accordingly, at the discretion of the Seller or the Operating Contractor.

11.4.
It is hereby clarified that in any event of a defect as aforesaid the Seller and/or the Operating Contractor shall be entitled to cause that the defect and/or the failure and/or the non-conformance will be repaired and the Seller and/or Operating Contractor shall not be obligated in any manner to cause the replacement of any product and/or accessory and/or item in which the defect was detected, provided the repair that is performed is appropriate.

11.5.	The Adjudicating Engineer shall decide in any dispute that arises between the Seller and/or the Operating Contractor and the Buyer regarding the existence of a defect for the purpose of this Section.

11.6.	The provisions set forth in this Section are material provisions and their breach by the Buyer shall constitute a fundamental breach of this Agreement.

12.	Liability and Contractor's Warranty Period

12.1.
The Buyer is aware that the construction will be performed/is performed by the Operating Contractor and not by the Seller itself and it is agreed and declared that the Operating Contractor shall be held liable for defects, failures, breakdowns and/or non-conformances in accordance with the Sale Law (Apartments) (hereinafter: the "Non-Conformances") and without derogating from the liability of the Seller in accordance with the provisions set forth in any law. The Operating Contractor shall repair at its expense the said Non-Conformances that are detected in the Property during the Contractor's Warranty Period and/or the warranty period set out in the Sale Law (Apartments) (hereinabove and hereinafter: "Contractor's Warranty Period") that were caused as a result of a defective work of the Operating Contractor or the use of defective materials that were provided by the Operating Contractor and of which the Buyer notified the Operating Contractor in a letter delivered in registered mail in accordance with the provisions set forth in the Sale Law (Apartments) with a copy to the Seller in real time, and on the condition that the Seller and/or the Operating Contractor shall not be obligated, save as provided in Section 12.3 hereunder, to perform the said repairs, however only upon expiration of the Contractor's Warranty Period or a reasonable time thereafter. It is clarified that the assignment of the warranty to the Operating Contractor as stated above shall not exempt the Seller from its liability and the said liability shall apply in accordance with the provisions set forth in Section 12.6-12.8 of this Agreement.

12.2.
The Operating Contractor shall not be obligated to repair defects, failures, breakdowns or Non-Conformances that could have been detected in a reasonable inspection on the Delivery Date and that were not noted in the Delivery Protocol and/or other defects in respect of which the Buyer did not notify the Operating Contractor by a notice delivered in registered mail regarding their existence on the date set out for the purpose of this matter in the Sale Law (Apartments). The provisions of this Section shall not add and/or detract from the cogent provisions of the Sale Law (Apartments).

12.3.
The Buyer undertakes to allow the Operating Contractor and/or anyone acting on its behalf to enter the Property for the purpose of inspecting Non-Conformances as stated above and in respect of which the Buyer notified the Operating Contractor during the Contractor's Warranty Period and/or any other defect that the Seller/Operating Contractor wishes to inspect. Non-Conformances of the type that requires urgent repair and whose performance is possible according to the weather conditions shall be performed within a reasonable time as of the date the Operating Contractor receives the notice in respect whereof considering, inter alia, the type of the breakdown, its scope and the necessary repair. In any event, the Buyer is obligated to afford to the Operating Contractor a proper opportunity (that shall not fall below three repair attempts) to repair anything that requires repair (even if the Non-Conformance recurs). The parties agree that in any event of discrepancy between the parties regarding the "reasonableness" or the "urgency" in accordance with the provisions set forth in this sub-section and/or in the Sale Law (Apartments) for the purpose of this matter, the decision of the Adjudicating Engineer shall be conclusive for the purpose of this matter.

The Buyer undertakes to allow the performance of the repairs in the Property or in the Building including in the common property, even if the repairs are related to another property in the Building and these repairs, in whole or in part, shall be performed from the area of the Property or its exterior walls and the Buyer waives any claim and/or suit on the grounds of disturbance to its convenience. Repairs relating to another Property in the Building or in the common property shall be performed from the area of the Property on the condition that there is no other reasonable option to perform the said repairs not from the area of the Property.

In the event repairs are performed from the area of the Property and the said repairs are related to another Property in the Building or the common property, the said repairs shall be performed during reasonable hours of work and uninterruptedly, to the extent possible, for the purpose of reducing the disruption to the reasonable use in the Property to the extent possible, and upon completion of the works the Operating Contractor shall restore the condition of the Property to its previous state, to the extent possible, and subject to the undertaking of the Buyer to provide a proper work environment for the purpose of performing the repairs.

12.4.
The obligation to perform the Contractor's Warranty Period repairs shall not apply to defects resulting from reasonable wear and defects resulting or that were caused as a result of works, alterations, renovations, additions or reductions that will be performed by the Buyer and/or anyone acting on its behalf not by the Seller and/or the Operating Contractor and/or from materials and products and/or accessories and/or facilities installed by the Buyer and/or anyone acting on its behalf and/or as a result of lack of proper maintenance not in accordance with the instructions set forth in the Maintenance Manual as stated in the Technical Specification (Appendix A of this Agreement) and/or an act and/or omission of the Buyer and the Buyer shall be solely liable in connection therewith. Without derogating from the foregoing, the liability of the Seller and/or the Operating Contractor as aforesaid shall not apply whenever the Buyer performed alterations during the Contractor's Warranty Period and the defect results, whether directly or indirectly, from the performance of the said alterations.

12.5.
If the defect and/or the non-conformance and/or the failure cannot be reasonably repaired, at the Seller's discretion, the Seller shall not be obligated to make the said repairs, and in such circumstances as aforesaid the Buyer shall be entitled, and this shall constitute the sole remedy the Buyer may seek, to obtain from the Seller damages for the actual and direct damage caused to the Buyer, if caused, as a result of the defect or the non-conformance or the failure as stated above. The parties agree that the decision of the engineer on behalf of the Seller shall serve as prima facie proof for the purpose of this matter.

12.6.
The Buyer affirms that it is aware that the Operating Contractor intends to perform, to the best of its ability, the Contractor's Warranty Period repairs to the extent possible in all the units in the Building at once, and the Buyer agrees in advance to any reasonable delay under the circumstances of the case that such works will cause in the performance of the Contractor's Warranty Period repairs in the Property, considering the type and scope of the defect and the necessary repair.

12.7.
(a) The Seller shall be entitled, at its sole discretion, to assign to the Buyer the undertakings that were made and/or the warranty certificates that were provided by suppliers that provided components or systems for the Building and/or the Property, to the extent provided (the aforesaid subcontractors, special contractors and suppliers shall be referred hereinafter: the "Supplier" or the "Suppliers") or furnish to the Buyer undertakings as said on behalf of the Suppliers in respect of the components and the Contractor's Warranty Period repairs. The assignment shall be performed by way of delivery of notice in connection therewith from the Seller or the delivery of an undertaking letter from the Supplier, stating that the Supplier assumes the entire undertakings of the Seller set out in Section 12 of this Agreement, and in such circumstances as aforesaid the entire undertakings of the Seller shall apply to the Supplier, mutatis mutandis and in accordance with the provisions set forth in any law.

(b) In the event an undertaking letter of the Supplier is delivered to the Buyer, or in the event the Seller notifies the Buyer regarding assignment of its undertakings as aforesaid, the Buyer undertakes to approach the Supplier, as the case may be, with any demand and/or claim and/or suit the Buyer may have in connection with the construction of the Building and the Project, the construction of the Property, the performance of repairs upon delivery and/or Contractor's Warranty Period, the performance of alterations and any other work performed by the Buyer. The Buyer undertakes to deliver a copy of its queries to the Supplier also to the Seller for the purpose of informing the Seller in real time about the same. Notwithstanding the aforesaid, to the extent that the Operating Contractor or the Supplier, as the case may be, failed to fulfill the said undertakings after the Buyer contacted the Operating Contractor or the Supplier as aforesaid, the Buyer shall approach the Seller directly and in such circumstances the Seller shall not be exempt from the said undertakings. Without derogating from the foregoing, the Buyer hereby undertakes to avoid bringing suit to the Seller prior to exhausting its cause of action towards the Operating Contractor and/or the Supplier, to the extent that such circumstances occur.

(c) In the event the liability of the Seller is conditional on the proper performance of maintenance, operation and service works of facilities in accordance with the instructions set forth in the Specification, in such circumstances, and for the purpose of granting force to the liability of the Supplier, the Operating Contractor and the Seller, the Buyer undertakes to engage with the Supplier or the proper maintenance contractor in an agreement for the performance of the maintenance and service of the said facilities.
It is clarified that the engagement of the Buyer with the Supplier or another maintenance contractor will void the liability of the Seller and/or the Operating Contractor and/or the Supplier for the purpose of this matter.

12.8.
It is declared and agreed explicitly that except for the liability and undertaking of the Operating Contractor to perform the Contractor's Warranty Period repairs as stated above and without derogating from the cogent provisions of the Sale Law (Apartments) and the provisions set forth in Section 12.7(B) above, the Seller and/or the Operating Contractor shall not be held under any additional responsibility or liability in connection with defects or repair thereof, and under no circumstances the Seller shall be obligated, and the Buyer shall not be entitled, to claim from the Seller and/or from the Operating Contractor compensation or damages or benefits or consideration or any other relief in respect of the defects in the Property and/or in respect of any direct and/or indirect damage caused to the Buyer, or in general, as a result of the existence or the detection of the defects in the Property and/or the performance of the Contractor's Warranty Period repairs by the Seller and/or the Operating Contractor.

12.9.
In the event the Buyer does not allow the inspection of the defects and/or the performance of the Contractor's Warranty Period repairs as aforesaid, in whole or in part, as stated in this Agreement, and after the Buyer received notice a reasonable time in advance, under the circumstances of the case and regarding the date of their performance, the Seller and/or the Operating Contractor shall not be obligated to perform any additional Contractor's Warranty Period repairs in the Property and the Buyer shall be deemed to have waived any claim and/or suit against the Seller and/or the Operating Contractor and the Seller and/or the Operating Contractor shall be deemed to have been released from any obligation or responsibility in connection with the defects or the Contractor's Warranty Period repairs.

In the event there is no possibility to perform repairs in the Property, whose performance is required from an adjoining property (and provided that the performance of the repairs in the Property is possible only from the adjoining property) for the reason that the buyer of the adjoining refuses to perform the repairs and the Seller took all reasonable actions for the purpose of obtaining the approval of the buyer of the adjoining property as aforesaid, the Seller shall be exempt from the performance of the said repairs in the Property as aforesaid as long as the possibility to perform these repairs is denied.

The provisions of this Section shall not detract from the obligation of the Buyer to deliver the Property to the Seller and/or the Operating Contractor for the purpose of performing repairs in an adjoining property and/or in the common property from the area of the Buyer's Property as stated in Section 12.3 above.

12.10.
The proper performance of the Contractor's Warranty Period whose repair is required as aforesaid shall constitute full and final fulfillment of the undertakings of the Seller and/or the Operating Contractor. The Buyer undertakes to sign, upon receiving the demand of the Seller and/or the Operating Contractor, a document confirming the performance of each and every repair.

13.	Common property

13.1.
A relative part in the common property shall be attached to the Property, except for parts in the common property whose attachment to a specific property is prohibited by law. The relative part of the Buyer in the common property shall not be greater than the ratio of the floor of the Property compared to all floors in the Building and/or the Project, and subject to any other statement made in the condominium bylaws (hereinafter: the "Relative Part in the Common Property") and the Buyer shall not raise any claim in connection therewith. The Relative Part in the Common Property shall be attached to the Property and/or shall be registered in any other legal manner. For the avoidance of doubt, it is clarified that the Buyer shall not be entitled to make any use of the areas in the Project that were not attached to its Unit, unless the said areas were designated as Common Property as aforesaid and/or they cannot be attached to the Units in accordance with the provisions set forth in any law.

13.2.
As of the Delivery Date the Buyer undertakes to incur up to its relative part in the maintenance expenses of the Common Property in the Building and/or the Project, in accordance with the Management Agreement in principle, hereby enclosed as Appendix J of this Agreement and the Seller shall be entitled to set out provisions for the purpose of this matter in the condominium bylaws.

13.3.
The Buyer affirms that it is aware that the entire parts of the Building and/or the Project and/or the rights of the Seller in the Land (including with respect to additional parts purchased by the Buyer, if and to the extent purchased in the Land and/or in the Parcel) and rights and/or construction percentage, whether existing at the time of signing this Agreement and whether granted after signing hereof, are the sole and exclusive property of the Seller who shall be entitled to use them in any manner it deems fit without obtaining the approval of the Buyer in connection therewith, and shall be entitled to deliver them and/or lease them at its discretion and under conditions as it deems fit, and/or build them and for the purpose of performing such construction as aforesaid the Seller shall also be entitled to use the common property and the Buyer shall not be entitled to raise any claims against the Seller in connection therewith, provided that the rights of the Buyer in the Property that the Buyer purchases in accordance with this Agreement shall not be impaired thereby. The Buyer is aware that the Property does not include construction percentage and/or construction rights, whether existing and whether in the future, and that these shall be deemed as the exclusive property of the Seller.

13.4.
It is clarified that only the parts of the Land and/or the Project and/or the Building that were designated and/or that will be designated by the Seller in the Drawings (Appendix B of this Agreement) as the common property in the Building and/or the Project shall be deemed as the common property of the Building and the Project, however the Seller shall be entitled to decide, at any time, that areas that were excluded from the Common Property in accordance with the Drawings (Appendix B of this Agreement) shall become part of the common property of the Building and/or the Project and the Buyer shall not be entitled to raise any claim to the Seller in connection therewith.

13.5.
The Seller shall be entitled, however not obligated, and in accordance with the provisions set forth in any law, to designate areas in the common property for use for different facilities and/or uses such as: collectors and sun-heated water tanks, containers as part of a main gas supply system in the Building, antenna and satellite dishes, waste disposal facilities and any other main facility, carts, generator rooms, transformation rooms, storage rooms, parking spaces, including parking spaces for adjoining/nearby lands, a tenants' club (if such a room is built), an events room (if such a room is built) and any other purpose, at the sole discretion of the Seller, and whether the use of the said facilities and/or parts of the common property is related to the Building and whether the facilities are used by the Building together with other buildings. The Seller shall be entitled to install signage with an indication of its name and/or the name of any other company and its logo in the lobby of the Building and/or the Project and/or on the roof of the Building and/or the Project and/or on the exterior walls in the Building and/or the Project, at any time, and even after occupancy of the Building, at the sole discretion of the Seller. The Buyer undertakes not to intervene or object or disrupt in any manner the placement and location of the said signs and the Buyer shall be held liable for any direct and/or indirect damage including loss of profits caused to the Seller as a result of an objection, interference or disruption on its behalf.

13.6.
To the extent that the Buyer requests the installation of any signage outside the Property (and it is clarified that the signage will not be installed in the area of the Property and not on the exterior walls), signage that is visible from outside the Property will be installed by the Buyer only after obtaining the approval of the Seller and the Management Company and under conditions set forth by the Seller and the Management Company and subject to the signage that was approved for the entire Project in the Building Permit and in accordance with the instructions set forth by the municipality and/or anyone acting on its behalf and subject to obtaining permits and licenses in accordance with the provisions set forth in any law and the payment of the necessary fees.

The Buyer as aforesaid shall be obligated to obtain all permits and licenses that are required for the purpose of installing the signage and incurring the licensing and maintenance expenses of the signage, including fees.

For the avoidance of doubt, and without derogating from the generality of the aforesaid, the Buyer is aware that the Seller shall not allow to the Buyer to place external signage of any kind in the areas of the common property in the Project, including in the exterior walls.

13.7.
Without derogating from the foregoing, the Buyer confirms that it is aware that areas and parts of the area of the Property and/or the Building and/or the Project, the Transformation Room and other rooms that are required for the use of the Seller and/or anyone acting on its behalf and/or anyone approved by the Seller and/or for the use of any competent authority, yards, parking spaces, storage rooms, a roof and/or the roofs of the condominium and everything constructed thereon, including roofs of units in the Building, rooms and/or balconies on the roof and any and the entire existing and/or future construction rights with respect to these areas, parts in the yard of the Building that are not built, exterior walls, separate entrances, constructed and unconstructed facilities and areas that in light of nature and/or location might be used exclusively and/or extensively and/or significantly by a certain property or certain Units in the Building and/or the Project, and to the areas that can be excluded from the common property in accordance with the provisions set forth in any law, and that were not marked in the Drawings, Appendix B of this Agreement, as common property, and that were excluded and/or will be excluded from the common property and are attached and/or will be attached to the Units in the Building or will be made available for the exclusive use of the Seller and/or anyone acting on its behalf and/or anyone approved by the Seller and/or for the exclusive use of any other competent authority, at the absolute and sole discretion of the Seller. It is emphasized in particular that, without derogating from the generality of the aforesaid, there are parking lots in the basements of the Project designated as parking spaces, and that the said parking spaces are not part of the common property and the Seller shall be entitled to sell/lease the said areas and/or attach them to specific Units in the Project at its sole discretion.

13.8.
In the event of additional construction by the Seller in accordance with the provisions set forth in Section 6.4 above and in the event of any additional construction by the owners of the Units to which parts in the Building were attached as aforesaid, including all attached parts thereof, the additional buildings, including their exterior walls and roofs, shall be fully attached to the said property and/or Units in the Building (other than the Property purchased by the Buyer) and the Buyer hereby grants its prior approval for their construction and/or their attachment to the said Property and/or Units and the said approval shall be deemed as binding upon the Buyer for the purpose of issuing the Building Permit for their construction and/or for the purpose of amending the condominium bylaws and in any other event in which such approval is required from the Buyer as aforesaid.

13.9.
The Seller and/or the Operating Contractor shall deliver to two of the buyers of the Units in the Project that received possession in their Units (hereinafter in this Section: "Buyers' Representatives") and/or to the condominium representation, if appointed (hereinafter: the "Representation") as decided by the Seller at its discretion, a written notice that will specify a date (hereinafter: "Delivery Date of the Common Property") that shall not be earlier than 7 days as of the delivery date of the notice and shall invite the said buyers to receive the Common Property to their possession.

13.10.
In the notice the Buyers' Representatives or the Representation, as the case may be, shall be asked to appear on the Delivery Date of the Common Property in the Building and/or the Project and receive the common property to their possession in accordance with the provisions set forth in this Agreement. Notwithstanding the aforesaid, the Seller shall be entitled to deliver partial possession in the common property to the buyers of the Units in the Project, at its sole discretion.

13.11.
At the time of delivery of possession in the common property and/or any part thereof, the Seller and/or the Operating Contractor shall draw up a delivery protocol of the common property (hereinafter in this Section: the "Protocol") that will specify the condition of the common property and any non-conformance, if any, between the provisions set forth in this Agreement and the manner the common property was built and installed. The Protocol shall be signed by the Seller or the Operating Contractor and by the Buyers' Representatives or the Representation, as the case may be. The signing of the representative on behalf of the Seller or the Operating Contractor on the Protocol shall not be construed as the admission of the Seller of the argued defects. The Operating Contractor shall act for the purpose of making all the necessary repairs, subject to the provisions set forth in Section 12 above and that shall apply, also with respect to the Property, mutatis mutandis, including with the following changes: The Contractor's Warranty Period shall commence as of the Delivery Date of the Common Property. The liability of the Seller shall not apply to any separate owner of property, and shall apply solely to all Unit owners collectively, and therefore any notice regarding non-conformances in the common property shall not bind the Seller unless delivered by all Unit owners collectively or by the Representation or by the Management Company (in the event there is any) and in registered mail. The Buyer confirms that receipt of the common property by the Buyers' Representatives or the Representation, as the case may be, shall bind the Buyer for all intents and purposes, and the Buyer does not and will not raise any claims and/or demands and/or suits against the Seller in connection therewith.

In the event the Buyer was elected as one of the Buyers' Representatives or the Representation, the Buyer shall be obligated, upon receiving the Seller's notice, to receive possession in that part of the common property specified in the notice. Regarding receipt of possession in the common property by the Buyers' Representatives or the Representation, as the case may be, the Buyers' Representatives or the Representation, shall also act as trustee for the other buyers of other parts in the Building and/or in the Project and any action that they shall perform shall also be performed in the name of the other buyers of parts in the Building and/or the Project and shall bind them.

If, for any reason until the Delivery Date of the Common Property the Buyers' Representatives or any part thereof or the Representation failed to appear or failed to inspect or failed to sign the Protocol, despite receiving an additional notice regarding delivery of possession in the common property – they shall be deemed for all intents and purposes to have inspected the common property and found it proper and in compliance with the provisions set forth in this Agreement and received the common property accordingly.

The Seller shall be entitled to deliver to the recipient of the common property as aforesaid a certificate from a competent authority and/or from the engineer on behalf of the Seller and/or the Operating Contractor and/or from the technical consultants, confirming that the common property or any part thereof was inspected and was found to be compliant and in working order and such certificate shall serve as prima facie proof of its content regarding the delivery of the said part of the common property subject matter of the certificate.

The liability of the Seller for the protection of the common property and systems thereof shall be terminated and shall expire upon delivery of possession in the first property in the Project as stated above and subject to the provisions set forth in the Sale Law.

13.12.
Until expiration of a period of twelve months commencing on the Delivery Date of the Common Property, the Units that are held by the Seller and that were not sold or were not delivered to their buyers (hereinafter: the "Seller's Units") shall not participate in the payments in accordance with the Management Agreement. As of expiration of this period the Seller's Units shall pay their relative part in the payments in accordance with the Management Agreement in respect of each of the Seller's Units.

13.13.
The Seller shall be entitled, without obtaining the Buyer's approval, to register condominium bylaws in the form prescribed by the Seller, whether according to the form of the condominium bylaws set out in the Schedule of the Land Law and whether other bylaws, and incorporate the following provisions therein, inter alia, in whole or in part, that will regulate the relationship between the Unit owners in the condominium, and the Buyer agrees to the said in advance and waives any claim in connection therewith:

13.13.1.
The Buyer shall not make any use of the Property and/or the common property that will disrupt and/or prevent in any manner the reasonable use and reasonable enjoyment of the common property and the other Units in the Building and/or the Project by the right holders therein and/or their possessors and shall not give rise to a safety risk and/or a nuisance in accordance with the provisions set forth in any law for the Seller and/or for any third-party, including the right holders and/or the possessors of the other Units in the Building and/or the Project.

13.13.2.
The Buyer shall be held solely liable for any damage caused to the Seller and/or to the other Units in the Building and/or right holders thereof and/or their possessors and/or to any other third-party as a result of and/or in connection with the use of the Buyer or anyone acting on its behalf in the Property and/or the common property, whether or not the said use is in compliance with the law.

13.13.3.
The Seller and/or the tenants' association and/or the Management Company shall be entitled to decide to purchase, at the expense of the right holders in the Units in the Building, including the Buyer, proper insurance policies providing coverage for the structure of the Building and/or the Project and/or third-party liability insurance as a minimum for the areas in the common property and any other insurance at the discretion of the Seller and/or the tenants' association and/or the Management Company. Such a decision as aforesaid shall bind the Buyer for all intents and purposes, and the Buyer approves this decision in advance.

13.13.4.
In accordance with the provisions set forth in any law and not before expiration of a period of 3 years as of the occupancy of 2/3 of the Project, as the case may be, the tenants' association and/or the Representation shall be entitled to engage with a management company/maintenance contractor for the purpose of handling all matters related to the management and maintenance of the common property, in the form and under conditions to be agreed between the tenants' association/Representation and the management company/maintenance contractor for the purpose of managing the said areas and under the requisite majority in accordance with the provisions set forth in the Sale Law and subject to the provisions set forth in Appendix J of this Agreement.

13.13.5.
Provisions for the purpose of protecting rights, in accordance with the provisions set forth in Sections 6.8-6.9 and 6.15 above, including with respect to transformation rooms and/or communication rooms and provisions assuring the fulfillment of the undertakings set forth in Section 13.5 above and/or the restrictions set out in Sections 21 and 24 hereunder.

13.13.6.
Attachment of construction percentage and/or construction rights and/or parking areas to units in the Building and/or the Project, setting out the manner of attachment of the construction rights and/or construction percentage and/or parking areas, including their attachment to the roofs attached to the Units in the Building and/or the Project and/or storage rooms, the manner of realizing the construction rights and/or the construction percentage, the manner of determining the attachment of the construction additions that will be built as a result of the use of the construction rights and/or construction percentage for the Units etc.

13.13.7.	Provisions regarding the duty to provide maintenance, repairs and services for the common property and/or the Property.

13.13.8.	Provisions regarding a prohibition to place and/or attach and/or place objects, signs and any other movable property outside the area of the Property.

13.13.9.
Determining the rate of the relative part in the common property attached to each property, including setting out the conditions that may be modified or incorporated in the bylaws in accordance with the provisions of the Land Law.

13.13.10.
Determining the participation of the tenants in the Building and/or the Project in the expenses for the maintenance and repair of the common property and determining the rate of participation between the tenants, even if this ratio does not correspond to their parts in the common property and subject to the provisions set forth in Section 13.2 above.

13.13.11.	Provisions that will assure entry to the underground parking lot and exit therefrom/maintenance of open public areas and the like.

13.13.12.
Prescribing provisions and/or rights (including easements) that are designated for the creation of a separation and/or division and/or combination between the different zoning classifications in the Project and/or the parking spaces, to the extent required.

13.13.13.
Provisions that are necessary or that result from the different zoning classifications and uses of the Project and/or the parking spaces, including distribution of maintenance and handling expenses as stated in sub-section 6.18, 13.4, 13.13.13 and 13.14 hereinabove and hereunder.

13.13.14.	Provisions regarding the manner of performance of renovations and/or customization works in the Property.

13.13.15.	Provisions regarding the transfer of furniture and equipment in the public areas.

13.13.16.
Provisions that grant to the Seller a right, without obtaining the approval of the Buyer and when the Buyer shall not be entitled to object to the said, to sign applications for alterations or amendment in the Condominium Registration Order, permits, alterations and/or additions in the construction, provided that the rights of the Buyer in accordance with this Agreement shall not be impaired thereby.

13.13.17.
Provisions prohibiting to conduct in the Property businesses of a particular type and/or businesses that are prohibited in accordance with the provisions set forth in any law and/or businesses for which no valid license was issued and/or any use prohibited by law including in accordance with the provisions set forth in the UBP and including provisions that include any restrictions with respect to the nature and type of use of the Units in the Project in order to protect the nature of the Building as an office and commercial building, at the sole discretion of the Seller.

13.13.18.
Provisions stating that cellular antennae or cellular transmitters will not be installed in the floors of the Building, except for on the roof of the Building. It is clarified that in any event the Company shall not be precluded from placing cable facilities, TV, Radio and internet and antennae other than cellular antennae and that are designated for the requirements of the tenants in the Building.

It is clarified that even prior to the registration of the Building as a condominium the Seller may apply to the Building and/or the Project the bylaws and/or any part thereof and amend and even replace the bylaws with other bylaws and these shall bind the Buyer as of the amendment and replacement date provided that the rights of the Buyer in the Property in accordance with this Agreement shall not be impaired thereby.
It should be noted that in the event the Project or any part thereof is registered as a "complex – condominium" with a number of wings, in accordance with the provisions set forth in Section 14 hereunder, the Seller shall be entitled to adjust the provisions in the bylaws to these circumstances.

13.14.
It is hereby clarified explicitly that if in any parts that are removed from the common property and are attached to the a specific property/Units (hereinafter: the "Subordinated Parts in the Land") different systems that are designated to serve the Property and/or Units and/or properties in the Building and/or the Project and/or in adjoining and/or nearby lands (hereinafter: the "Benefitting Units") such as sewage pipeline, municipal utility systems, gas facilities, drainage, water, electricity, TV, cable and communication, telephone etc. (hereinafter: the "Shared Systems") pass in any of the said parts, proper notes may be registered, as decided by the Seller and at its discretion, in respect of the Benefitting Units including with respect to a right of way and/or easements according to which the Benefitting Units are entitled to use the Shared Systems in the Subordinated Parts in the Land, including for the purpose of their repair and maintenance thereof.

13.15.
The Seller shall be entitled to register in the land register in the Land Titles Registration Office titles and/or notes and/or easements in favor of/against the Land and/or any of the buildings in the Project and/or Units in the Project regarding the right of use and right of way for pedestrians and vehicles including in the area of the open areas and/or from the street to the Land or to the street and/or to the areas of the common property and the same shall also apply to the parking spaces.

14.	Registration

14.1.
Subject to the provisions set forth in this Section hereunder, the Property shall be registered in the Land Titles Registration Office as a discrete registration unit that constitutes part of a condominium and/or in any other manner permitted in accordance with the law (hereinafter: the "Registration"). The condominium shall be registered by the Attorneys, within their meaning in Section 26 hereunder, subject to the fulfillment of the entire obligations set out in this Agreement.

14.2.
The Buyer is aware that it is possible that consolidation and/or repeated consolidation and subdivision and/or repeated division of the Parcel might be required (hereinafter: the "Percelization") and until the said procedures are not completed the Project cannot be registered as a condominium. The registration of the Project as a condominium shall be performed by the Seller after registration of the ownership in the Land in the name of the Seller in the Land Titles Registration Office, completion of the Project and the registration of the Percelization. If and to the extent that the registration of the Percelization is not performed by the Local Planning and Building Committee, the Seller shall take measures for the purpose of filing the proper drawings for the purpose of registering the Percelization.

14.3.
Without derogating from the generality of the aforesaid in sub-section 14.2 above, the Buyer is aware that it is possible that the Seller will build an additional building and/or additional areas in the Land and/or in adjoining and/or nearby lands and/or other parts of the Parcel and it might be necessary to consolidate the lot on which the Building and the Property are built with another lot(s) on which the additional building(s) and/or area(s) will be built. In addition, the Buyer is aware that within the framework of the registration of the Percelization it might be possible to consolidate the Land also with other lots into one registration unit or consolidate the lot with the other lots in the Land and the Buyer shall not raise any claims against the Seller in connection therewith.

14.4.
The Building/buildings in the Project might be registered each as a separate condominium (with or without a number of wings) or a condominium that includes a number of buildings will be registered (with or without a number of wings in each) when the Building constitutes one of these buildings, according to the demands made by the competent authorities, the legal options and the Seller's discretion, and the Buyer shall not raise any claim for the purpose of this matter, not as an objection to the plan and not as a claim in any other manner in connection therewith. In any event, the Buyer affirms that it is aware that the registration of the Building as a condominium as aforesaid might be performed only after completion of the construction of the entire buildings in the Project and/or all other buildings that will be registered collectively as a condominium, even if the rights of ownership in the Land were registered previously in the name of the Seller in the Land Titles Registration Office, and the Buyer shall not raise any claim for the purpose of this matter, including, but not limited to, as an objection to the plan.

14.5.
Subject to the fulfillment of the entire undertakings of the Buyer in accordance with this Agreement, and on the condition that the registration can be performed in the customary manner in accordance with the law, regulations, the instructions set forth by the Land Titles Registration Office, the instructions set forth by the Condominiums Supervisor or any other competent authority as customary on the relevant date, the Seller undertakes to assure that the registration of the Building as a condominium shall be performed in 12 months (or any other period in accordance with the law, provided that the said period does not fall below 12 months) as of the registration date of Percelization in the Land Titles Registration Office or as of the actual Delivery Date of the Property to the Buyer, whichever is later, provided that there is no legal and/or administrative and/or other preclusion preventing the performance of the registration as aforesaid and resulting from circumstances over which the Seller has no control and that the Seller could not have prevented. The rights in the Property in the Buyer's name shall be registered in 6 months (or any other date in accordance with the law, provided that it shall not fall below 6 months as aforesaid) as of the issuance date of a Condominium Registration Order applicable to the Property or as of the actual Delivery Date of the Property to the Buyer, whichever is earlier of the said two dates, and subject to provision of all the approvals by the Buyer and the signature of the Buyer on any document that is required for the purpose of registering the rights as aforesaid (hereinafter: the "Registration Date").

In the event the Registration Date is delayed on the grounds of force majeure or as a result of delays over which the Seller has no control, the Registration Date shall be delayed by the period of time resulting from the said delay, and the Buyer releases the Seller from any liability in connection with such a delay as aforesaid. Any delay or postponement for a reason depending on the Buyer, after the Buyer received written notice in connection therewith, shall exempt the Seller from this liability.

14.6.
On the Registration Date of the Project (or any part thereof) as a condominium, the Seller shall be entitled to draw up agreed bylaws that will regulate the relationship in the condominium as stated in Section 13 above, without obtaining the approval of the Buyer for the registration of these bylaws and/or conditions thereof.

14.7.
The Buyer undertakes to appear in the offices of the Attorneys and/or in the Land Titles Registration Office and in any other location designated by the Seller or by the Attorneys, on the condition that the Buyer receives a ten (10) days' prior and written notice as a minimum regarding the invitation of the Buyer for the purpose of performing the registration as stated in this Agreement. The Buyer empowers the representatives listed in the irrevocable power of attorney, Appendix D of this Agreement, to grant in the name of the Buyer approval regarding exclusion of units and/or caveats during the performance of the registration. It is hereby clarified that notwithstanding the delivery of the power of attorney set out in this Agreement, to the extent that the Attorneys demand the appearance in person of the Buyer for the purpose of signing any document that is required, including approval of identification of the Buyer's Unit in accordance with the condominium blueprint, the Buyer shall appear for the purpose of this matter on a date that will be scheduled between the Attorneys and the Buyer.

In addition to the said, the Buyer undertakes to cooperate with the Seller and/or anyone acting on its behalf for the purpose of performing the actions that are necessary for the purpose of performing the registration, and allow a surveyor and/or an architect and/or any other professional on behalf of the Seller to enter the Property and the areas of the Building, and perform measurements for the purpose of preparing any blueprint and any other document as may be required for the purpose performing the registration. In addition, the Buyer undertakes to furnish to the Seller, until the Delivery of Possession Date or on any other date, according to the demand made by the Seller, any approval and/or certificate and/or document as may be required for the purpose of performing the registration, including a certificate regarding payment of all taxes (including purchase tax), municipal taxes, levies the Buyer is obligated to pay in accordance with this Agreement (including a certificate issued by the municipality and/or the Local Planning and Building Committee referred to the Lands Registrar regarding lack of debts) and pay all the registration expenses as may be required and/or sign any document as may be required.

In the event the Buyer failed to appear and/or failed to furnish any document as required above and/or failed to make any payment and/or failed to sign any document as required as aforesaid, despite receiving notice in connection therewith, the Buyer shall incur all costs in connection with any damage and/or expense incurred by the Seller as a result of the failure to perform the registration, including failure to cancel the Sale Law guarantee and/or failure to fulfill its undertakings as stated in Section 14.9 hereunder, and the Buyer undertakes to indemnify the Seller immediately upon its first demand and, without derogating from the generality of the aforesaid, the undertaking of the Seller to register the Property in its name shall expire, and the Seller shall be fully released from the said undertaking and the Buyer shall raise no claims against the Seller for the purpose of this matter. To the extent that the registration is performed in a separate and specific procedure, the Buyer shall incur the attorney fees for an additional attorney for the purpose of this matter and the entire expenses of the Seller in connection therewith.

Breach of the provisions in this Section shall be deemed as a fundamental breach by the Buyer.

14.8.
The provisions set forth in this Agreement relating to the rights and obligations in the Property and in the common property shall bind the Buyer even prior to the registration of the Property and prior to the registration of the rights of ownership in the Property in the name of the Buyer in the Land Titles Registration Office, in accordance with the provisions set forth in this Agreement, and the Buyer agrees to the said expressly. In addition, until completion of the registration and subject to the fulfillment of the full undertakings of the Buyer, the Buyer shall be granted right of possession and exclusive use of the Property and the parts attached thereto (to the extent that there are any).

14.9.
It is hereby agreed that if, for circumstances that are beyond the Seller's control, the Seller is unable to register a condominium or exclude the Property or any part thereof and register the Property (in whole or in part) as a discrete registration unit(s) in the condominium in accordance with the law, the Seller shall not be obligated to act in the said manner, and instead of these actions the Property or any part thereof shall be registered in the name of the Buyer in any other legal manner as possible, at the discretion of the Seller, and the Buyer shall not raise any claim against the Seller in connection therewith. In the event the registration is performed in the manner described above, the Buyer undertakes to sign, immediately upon receiving the demand of the Seller in connection therewith, a co-ownership agreement, for example, that the other buyers of the Units in the Building and/or the Project and/or any building are obligated to purchase, and that will set out the entire rights and obligations of the owners of Units in the Project towards each other. In the event the registration is performed in the manner specified above, this shall be deemed as the fulfillment of the undertakings of the Seller regarding the registration of the Property in the name of the Buyer and the registration of the condominium in the Land Titles Registration Office.

14.10.
The Buyer undertakes to eliminate any preclusion preventing the registration of the condominium and resulting therefrom, to the extent that there is any, immediately upon receiving the demand of the Seller to that effect. Breach of this provision shall be deemed as a fundamental breach of this Agreement.

15.	Consideration

15.1.
In return for the purchase of the Property and in return for the fulfillment of the other undertakings of the Seller in accordance with this Agreement, the Buyer undertakes to pay to the Seller and/or anyone acting on its behalf the price of the Property and the expenses as stated in Section 4 of Appendix C, and all other payments applicable to the Buyer in accordance with this Agreement (the price of the Property, the expenses as stated in Section 4 of Appendix C and all other payments as aforesaid shall be referred hereinafter as the "Consideration").

15.2.
The Buyer shall pay the Consideration to the Seller according to the payments and on the dates stated in the payments and dates schedule enclosed with this Agreement as an integral part thereof and marked as Appendix C.

15.3.
It is hereby agreed that in the absence of a specific date for any payment applicable to the Buyer in accordance with this Agreement the said payment shall be paid in 7 days as of the date of receiving the demand of the Seller to that effect.

15.4.
The Buyer shall pay the Consideration only by using the Vouchers Register, within its meaning above, that the Seller will provide to the Buyer after signing this Agreement by both parties hereto. The Buyer undertakes not to pay any sum to the Seller in respect of the Consideration however only by the Vouchers Register as aforesaid and to the loan account.

It is clarified to the Buyer that payment that is made not by the Payments Voucher shall cause circumstances in which the Buyer will have no securities under the Sale Law and will cause that the Property will not be excluded from the charges registered in favor of the Bank.

The Buyer is aware that the vouchers in the Vouchers Register may be paid in all banks and in the event the vouchers are paid in other banks (other than the Bank) the bank account shall be credited after two business days as of the payment date, with the value of the payment date. The Buyer is aware that fees according to their customary rate in the bank where payment is made shall be charged from the Buyer for making the payment with the Payments Voucher and the Buyer shall not raise any demand and/or complaint and/or suit against the Seller in connection therewith.

15.5.
The Buyer undertakes that all vouchers will be filled in writing by the Buyer in clear and legible handwriting and will include the entire particulars that are necessary for the purpose of filling the voucher including the Buyer's name and identity number, according to the particulars specified in this Agreement and the sum for payment.

15.6.
The Buyer undertakes to keep in its possession the Payments Vouchers in whole and return to the Seller the entire vouchers that were not paid by the Buyer and/or that were not used by the Buyer, for any reason, on the Delivery of Possession Date and as a condition for delivery of possession or on the termination date of this Agreement for any reason.

The Buyer undertakes that in the event of theft and/or loss and/or damage caused to the Payments Voucher and/or for any other reason in which it is necessary to issue a new Payments Voucher (hereinafter: the "New Payments Voucher") the Buyer shall sign any document that may be necessary for the purpose of issuing a new Payments Voucher as aforesaid and the Buyer shall pay to the Seller, immediately upon receiving its first demand and as a condition for receiving the New Payments Voucher, any cost incurred by the Seller following the issuance of the New Payments Voucher as aforesaid.

15.7.
The Buyer undertakes not to change any of the particulars specified on the payment vouchers, except for the completion of its personal details, and the sum paid by the voucher, to the extent that these are not specified in the voucher.

15.8.
The Buyer is aware that the payment in accordance with the voucher shall not grant to the Buyer any right, except for the right to receive the guarantee, within its meaning hereunder, and/or the issue of the Sale Law guarantee following payment with the voucher shall not grant the Buyer rights beyond its rights in accordance with the guarantee, including the right to release the Property from the effect of the charges registered in favor of the Bank on the Project and the Land in accordance with the terms set forth in the exclusion letter issued in accordance with the provisions set forth in any law.

15.9.	The Buyer declares that it is aware that the transfer of the Payments Voucher (or any part thereof) from one buyer to another buyer for any reason and/or on any grounds is prohibited.

15.10.	Breach of any of the provisions set forth in this Section 15 and/or the provisions set forth in Appendix C of this Agreement shall be deemed as a fundamental breach of this Agreement.

16.	Assuring the Buyer's payments

16.1.
The Seller undertakes to assure payments that were made by the vouchers on account of the Consideration in accordance with the provisions set forth in the Sale Law (Apartments) (Assuring Investments of Apartment Buyers) 5734-1974 (hereinafter in this Section: the "Law") if necessary, in accordance with the provisions of the Law, in one of the following manners, at the discretion of the Seller:

16.1.1.	A bank guarantee assuring return of all the payments the Buyer paid to the Seller on account of the Consideration, upon the occurrence of the events specified in the guarantee;

16.1.2.
The insurance of the Seller with an insurer for the purpose of assuring the return of all the payments the Buyer paid to the Seller on account of the Consideration, and the Buyer was listed as a beneficiary in accordance with the insurance policy and the insurance premiums were paid in advance;

16.1.3.
A senior mortgage registered in favor of the Buyer or in favor of a trust company as approved by the Minister of Construction and Housing for the purpose of assuring payment of all payments the Buyer paid to the Seller on account of the Consideration registered in the name of the Property, or a relative part of the land on which the Property is built;

16.1.4.
The registration of a caveat in respect of the sale of the Property in accordance with the provisions set forth in Section 126 of the Land Law with respect to the Property, or a relative part of the Land on which it is built, and provided that no charge, attachment, or any third-party right with any priority in respect whereof was registered;

16.1.5.	Transfer of title or any other right in the Property to the name of the Buyer, when the Property is free from any debt, charge, attachment or any other third-party rights;
The manner of assuring the payments made by the Buyer by the vouchers on account of the Consideration, as long as the Project receives a construction loan by a lending bank, shall be by way of a bank guarantee in accordance with the Law (hereinafter: the "Guarantee"), without derogating from the right of the Seller to replace the Guarantee with a security in accordance with the provisions set forth in this Agreement hereinabove and hereunder. The Guarantee shall be in the amount of each of the payments the Buyer will pay to the Seller by the Payment Vouchers. The Seller shall incur the costs in connection with the issuance of the Guarantee. The Guarantee amount shall be linked in accordance with the linkage method as agreed in this Agreement. The Buyer shall incur the costs in connection with the assignment of the Guarantee in favor of a bank on behalf of the Buyer.
Subject to the provisions set forth in Section 18 hereunder, the Buyer shall deliver the Guarantee to the Bank in 14 workdays in days in which the Bank branches are open for the public, as of the payment date of the payment for which or in respect of a part thereof the Guarantee is issued. The Buyer undertakes to notify the Seller forthwith in the event the Buyer fails to receive the Guarantee on the said date.

16.2.
The Buyer hereby agrees that the Seller may, at any time and at its sole discretion, modify and/or replace any security the Seller receives with another security of the same type and/or another type, subject to the provisions set forth in the Law and the approval of the Bank, to the extent that such approval is required at the time in accordance with the provisions set forth in the Construction Loan Agreement. The Buyer undertakes, after receiving the demand of the Seller to that effect, to receive any security as aforesaid and return to the Seller, against receipt of the replacement, the previous security and to sign or provide any document as may be required for the purpose of canceling the previous security, in 7 days as of the date of receiving the first demand in connection therewith.

The Buyer shall incur fees for registration of the caveat in favor of the Buyer and any financial institution on its behalf (once possible).

In addition, the Buyer undertakes to sign any document the Buyer may require by the Bank and/or the Seller for the purpose of receiving the Guarantee or the security, as the case may be, including Appendix E'1 hereunder (Form 124.24) at the time of signing this Agreement (and that includes, inter alia, indication of the closed account number of the Project, and explicit provisions that the Buyer shall make all the Buyer's payments on account of the Consideration paid for the Unit solely by way of depositing to the closed Project Account by the Payment Vouchers (within their meaning above)), signing an instruction for deduction of liquidated damages in favor of the Seller, if the cancellation resulted from a fundamental breach of this Agreement by the Buyer, signing the transfer of the entire rights of the Buyer towards the Seller to the Bank in any event in which the Bank pays to the Buyer any sum in accordance with the Guarantee.

16.3.
In the event the security is a guarantee or an insurance policy, in such circumstances, prior to the delivery of the Property and as a prerequisite for delivery of possession in the Property, the Buyer shall deliver the guarantee or the policy and, in the event the Buyer took a mortgage – the Undertaking Letter (within its meaning in Section 17.4 hereunder) duly signed and authenticated by the financial institution, at least seven days prior to the Delivery Date, to the Attorneys who will be appointed by the Seller and who will serve as trustees for the purpose of this matter (the Attorneys shall be referred solely in this paragraph hereinafter: the "Trustee"). The Trustee shall keep the guarantee or the policy, as the case may be, in its possession and shall deliver them to the Bank or the insurance company, accordingly, immediately upon the fulfillment of one of the following conditions, whichever is earlier:

16.3.1.
In the event possession in the Property was delivered to the Buyer, as the case may be, and an alternative security was provided in accordance with the provisions set forth in sub-section 16.3.2 or 16.3.3 or 16.3.4 hereunder;

16.3.2.	In the event the Buyer received an alternative security in accordance with the provisions set forth in any law; or

16.3.3.
The rights of ownership in the Property were registered in the name of the Buyer in the Land Titles Registration Office, in accordance with the provisions set forth in this Agreement, when the rights in the Property are free from any attachment, charge, third-party rights or mortgage, except for mortgage(s) made in favor of the financial institution that will be registered for the purpose of securing a loan that the Buyer will take for the purpose of financing the purchase of the Property, except for caveats and rights that will be registered at the request of the Buyer and/or following an order of a competent authority issued against the Buyer and/or attachments that are imposed on the rights of the Buyer in the Property, and subject to the provisions set forth in Sections 13 and 14 above regarding the registration of bylaws, easements and rights of way; or

16.3.4.	Upon the fulfillment of the conditions set forth in the Law in its present version or as amended from time to time and that allow the return/cancellation of a security in accordance with the Law.
If, at any stage prior to the fulfillment of any of the conditions set forth in Sections 16.3.1-16.3.4 above, the conditions set out in the guarantee or the policy are fulfilled, as the case may be, for the purpose of realizing the guarantee or the policy and to the extent that the guarantee or the policy, as the case may be, was deposited with the Attorneys or the Trustee, the Attorneys or the Trustee, as the case may be, shall deliver the security to the Buyer against provision of an authenticated copy of a judgment or another decision of a competent judicial authority in Israel, according to which one of the grounds for payment under guarantee or the policy was fulfilled.

16.4.
Upon the fulfillment of the provisions of the law and the provisions of the guarantee, the guarantee that the Seller provided to the Buyer in accordance with this Agreement shall be deemed as null and void, without obtaining any approval or signature on behalf of the Buyer. The aforesaid shall not derogate from the obligation of the Buyer to deliver the Guarantee and/or the Undertaking Letter to the Seller, as stated in Section 16.3 above. Without derogating from the generality of the aforesaid, to the extent that failure to deliver the Guarantee and/or the Undertaking Letter causes the Seller to incur financial costs, an additional condition for delivery of possession is compensation to the Seller in respect of the entire additional costs incurred by the Seller, including excess interest costs and/or the costs of the Guarantee.

Without derogating from the said in Section 24.2 hereunder, it is hereby clarified that as long as the Guarantee is in effect, the transfer of rights in the Property by the Buyer to the transferee on its behalf shall be subject to the prior and written approval of the Bank.

16.5.
Without derogating from the generality of the aforesaid, the Buyer confirms that it empowers the attorneys listed in the irrevocable power of attorney (Appendix D) to perform in its name and in its place anything required for the purpose of voiding the Guarantee.

The Buyer hereby undertakes not to register any caveat with respect to its rights in the Property in accordance with this Agreement. Breach of the provisions of this Section shall constitute a fundamental breach of this Agreement. In the event the Buyer breaches its undertaking as aforesaid and causes the registration of a caveat, the Seller shall be entitled to remove the caveat and even use the power of attorney specified in Section 25.2 for the purpose of this matter and/or demand the removal of the caveat from the competent court, at any time, following a motion that will be filed and heard ex parte, and the Buyer shall not be entitled to object to the removal of the caveat. The Buyer shall incur all damages and expenses the Seller will be compelled to incur as a result of the registration of the caveat and its existence and following the procedures for its removal.

16.6.
The Buyer hereby declares and undertakes that in the event the Buyer is requested to realize the security the Buyer received, in accordance with the provisions set forth in this Agreement, the Buyer undertakes to affirm with its signature the receipt of the credit invoice (a credit notice) issued to the Buyer by the Seller, against making the payment in accordance with the security as aforesaid.

In the event the security was realized as required by law, this Agreement shall be deemed as null and void for all intents and purposes and the entire rights of the Buyer in the Property shall expire and shall be transferred in favor of the Seller and/or the Bank.

16.7.
The Buyer is aware that the beneficiary in the security obtained under the provisions of Section 16.1 above shall be in accordance with the particulars specified in the Payment Voucher (name and identity number) and that the Buyer's address, as stated in the Section in the title of the Agreement hereunder, shall be deemed as the postal address for the delivery of any of the securities stated in Sections 16.1.1 and 16.1.2 to the Buyer (in the event the Seller chose any of the said securities as a security for the Buyer). The Buyer declares that it inspected its address and its details as specified in this Agreement and the Buyer hereby declares and affirms that these details are correct and the Buyer undertakes to deliver written notice to the Bank (by a fax whose number is specified in the vouchers issued by the Lending Bank and to the Seller by fax number: 03-5751827) with respect to any change therein. The Buyer is aware that any error and/or inaccuracy in the said details might result in a delay of delivery of the security to the Buyer.

16.8.
The Buyer hereby affirms and agrees that the Seller shall be entitled to deliver to the supervisor on behalf of the Ministry of Construction and Housing that was appointed and/or that will be appointed in accordance with the provisions of the law (hereinafter: the "Supervisor") any information that the Supervisor may request in connection with the Buyer and/or in connection with this Agreement and/or performance thereof, including delivery of a copy of the Agreement to the Supervisor and the provisions set forth in Section 30.11 shall apply purpose of this matter.

17.	Mortgage

In the event the Buyer wishes to receive a loan from a financial institution for the purpose of financing part of the price of the Property, the Buyer shall be entitled to act in the said manner subject to the following provisions:

17.1.	The loan amounts shall be paid to the Project Account by the Vouchers Register that will be deposited with the Buyer and solely by the said vouchers.

17.2.
The Buyer shall receive the loan by the same financial institution under the conditions customary in that institution, and the Buyer shall be responsible for inquiring and understanding the entire terms of the loan, including interests, linkage, payments, guarantees, securities, early repayment etc. The Buyer is aware that the loan is provided by the financial institution according to criteria and considerations that were set out solely by the financial institution and therefore the provisions set forth in this Agreement in general and in particular not the provisions set forth in this Section shall not constitute any undertaking on behalf of the Seller that the Buyer will receive a loan and/or shall not give rise to justified grounds for a delay of the payments specified in Appendix C.

17.3.
The Buyer will sign an irrevocable instruction to the financial institution to transfer the loan amounts to the Seller by the Project Account, as stated in Section 18.4 hereunder. The Buyer affirms that it is aware of the said and that only the date of receipt and payment of the loan amount by the Seller from the financial institution shall be deemed as the actual payment date on account of the Consideration. In addition, the Buyer declares that it is aware that the transfer date of the loan amount to the Project Account is under its sole responsibility and the Buyer is obligated to assure that the said amount will be transferred in accordance with the dates specified in Appendix C.

17.4.
The Buyer affirms and agrees the that the prerequisites for the approval of the Seller to sign an Undertaking Letter for the purpose of taking a loan by the Buyer from a financial institution (hereinafter: the "Undertaking Letter") and provision of the security for the purpose of assuring payment that is paid from the loan amounts or the signing of the Seller's Undertaking Letter for the purpose of providing a security as aforesaid constitute signing of the power of attorney and its provision to the Seller, payment of at least 30% of the price of the Property to the Seller from the Buyer's own funds, the signature of the Buyer on an irrevocable letter of instructions regarding the transfer of the funds due to the Buyer in accordance with the security to the financial institution according to the form prescribed by the Bank (hereinafter: the "Buyer's Instructions") and that the entire loan amounts will be paid directly to the Project Account by the Payments Voucher and that the financial institution shall grant its approval for cancellation of the security and the return of any security provided by the financial institution to the Seller, to the extent that this Agreement is terminated and subject to the return to the financial institution of all the payments that were paid directly by the financial institution to the Seller and that are due to the Buyer in accordance with this Agreement and shall grant its prior and written approval for the exclusion of caveats regarding the Seller's rights in the Property within the framework of the registration of a condominium and/or the registration of the Property in the name of the Seller in accordance with the provisions set forth in this Agreement.

17.5.
The Seller shall sign an Undertaking Letter in the form that is customary in the financial institution that provided a loan to the Buyer subject to making customary amendments in the Undertaking Letter by the Seller and on the condition that the said Undertaking Letter shall not impose on the Seller undertakings in contravention of this Agreement and the that sums of the loan will be transferred directly to the Seller in accordance with the provisions set forth in sub-section 17.1 above. In the event the Buyer took a loan from more than one financial institution, the Seller shall not sign any Undertaking Letter before obtaining the approval of the financial institution that provided the first loan, according to the loan date, to register the mortgage in favor of the second financial institution in an equal level of priority.

17.6.
In the event the Seller signs the Undertaking Letter, the Buyer undertakes to pay all fees, expenses and payments in connection with the registration of the caveat and/or the mortgage and/or the pledge and all other fees, expenses and payments required for the purpose of approving and obtaining the loan and the registration of the mortgage, the pledge and the caveats in accordance with the terms set forth by the financial institution that provided the loan.

17.7.
The aforesaid and/or the ability and/or the inability of the Buyer to receive a loan shall not derogate and/or detract from the undertaking of the Buyer to make full and timely payment of the Consideration.

17.8.
The declarations and undertakings of the Buyer in accordance with this Section shall constitute fundamental conditions in the Agreement and their breach or breach of any thereof shall constitute a fundamental breach of this Agreement by the Buyer.

18.	Rights of the Lending Bank

18.1.
The Seller declares that it engaged with Mizrahi-Tefahot Bank Ltd. in an agreement for the purpose of providing financing for stage A of the Project (stage A – excavation, retaining walls and four basement floors) and an agreement for the provision of financing for stage B'1 of the Project (the construction of a commercial ground floor concurrent with the completion of the works in stage A and the construction of an office tower with 29 floors and the Maccabi building) (the financing of stages A and B'1 as aforesaid shall be referred hereinafter: the "Financing Agreement") and in accordance with the provisions of the Financing Agreement a charge on the entire rights of the Company in the Land was registered as stated hereinabove and hereunder. The Buyer is aware that the following provisions shall apply within the framework of the loan agreement:

18.1.1.
Any payment of the Consideration payments that the Buyer pays for the Property shall be paid by the Payments Voucher and shall be deposited in the loan account designated solely for the financing of the Project or any part thereof that includes the Property and the granting of credits in this regard.

18.1.2.
The sole and only manner for the purpose of paying any payment from the Buyer to the Seller in respect of the purchase of the Property in accordance with this Agreement shall be by way of the Vouchers Register and the Buyer undertakes that it shall not pay any sum to the Seller in respect of the purchase of the Agreement in accordance with this Agreement however only by the payment vouchers.

18.1.3.
The Buyer declares that its address for the purpose of delivering the Sale Law guarantees that will be issued in favor of the Buyer in favor of the Bank is the address stated in the preamble to this Agreement and the Buyer undertakes to notify the Lending Bank and the Seller in writing regarding any change of address as stated by the Buyer in this Agreement.

18.1.4.
The Buyer is aware that any payment made not to the loan account by the Payments Vouchers shall not bind the Lending Bank for all intents and purposes, and in this regard there shall not be any undertaking of the Lending Bank to provide to the Buyer a guarantee as aforesaid; in addition, the Lending Bank shall not consider the said payments if the Seller is unable to complete the construction of the Property or the Project and the Lending Bank decides to continue with the construction in lieu of the Seller.

18.1.5.	After payment of any sum that the Buyer pays by the Payments Vouchers, the Lending Bank shall provide to the Buyer a guarantee in accordance with the Sale Law (Assuring Investments).

18.1.6.
In order to assure payments that the Lending Bank will provide to the Seller, the Seller (inter alia, and this shall not constitute a full list of the securities provided in favor of the Lending Bank):

18.1.6.1.	Mortgaged its entire rights in the Land, in a senior and fixed charge, in favor of the Lending Bank and in its name.

18.1.6.2.	Granted to the Lending Bank a floating charge on the Project.

18.1.6.3.
Assigned to the Lending Bank, by way of charge, its rights towards the entire buyers of Units in the Project (or any part thereof) and/or its entire rights towards the lessees of Units in the Project, including its rights by virtue of this Agreement.

18.1.7.
The transfer of the rights in the Property in the Project to the name of the Buyer is subject to the prior and written approval of the Lending Bank, as long as the Bank Guarantee (within its meaning hereunder) provided to the Buyer does not expire.

18.1.8.
Any change in the Consideration, its payment dates and any material construction alterations shall require the prior and written approval of the Lending Bank, and without such approval as aforesaid the said alterations shall have no effect towards the Lending Bank and the Lending Bank might not consider the said alterations if it decides to continue and complete the construction, in the event the charge is enforced in its favor.

18.1.9.	The Lending Bank shall be entitled to replace the guarantee it provided to the Buyer with another security in accordance with the Sale Law (Assuring Investments).

18.1.10.
The right of the Lending Bank or anyone acting on its behalf, or the transferee designated by the Lending Bank of all rights or obligations relating to the Project, at the discretion of the Lending Bank, to continue, whether by itself or by others, with the construction of the Project or any part thereof, in the event the Seller fails to fulfill its undertakings towards the Lending Bank regarding the construction and implementation of the Project or any part thereof. In such circumstances as aforesaid, and after receiving the written demand of the Lending Bank, the Buyer undertakes to pay to the Lending Bank, or anyone acting on its behalf, all sums that are due and/or that will be due from the Buyer to the Seller in accordance with this Agreement and fulfill all its other undertakings in accordance with the Agreement towards the Lending Bank or anyone acting on its behalf.

18.1.11.	Except for the liability of the Lending Bank in accordance with the guarantees the Lending Bank issues to the Buyer, the Bank shall not incur any additional liability towards the Buyer.

18.1.12.	In any event of termination of the Agreement, the Buyer undertakes to notify the Lending Bank immediately regarding the termination of the Agreement, in the event this Agreement is terminated.

In the event of termination of the Sale Agreement the Buyer undertakes to return the payment vouchers that were not yet paid in respect of the Property to the Bank.

18.1.13.
The Buyer is aware that for the purpose of offering a loan to the buyers of Units in the Project where the Property is located, the Seller shall deliver the details of the Buyer that include the name, address and telephone number of the Buyer to the mortgage department in the Lending Bank so that the Lending Bank will contact the Buyer as aforesaid with an offer for the provision of a loan(s) for the purpose of financing the purchase of the Property and the Buyer agrees to the said and waives any claim regarding confidentiality or any other claim in connection therewith.

18.1.14.
The Buyer hereby affirms and agrees that the Seller shall deliver to the Lending Bank any information that the Bank may demand in connection with the Buyer and in connection with this Agreement and performance thereof, including delivery of the Agreement to the Bank, and the provisions set forth in Section 30.11 hereunder shall apply for the purpose of this matter.

18.2.
By signing this Agreement the Buyer declares that it received an explanation of the principles of engagement of the Lending Bank with the Company; that the Buyer is aware that the charges that will be registered in favor of the Lending Bank will also secure the credit that was provided to the Seller for the purpose of constructing other parts in the Project except for the Building where the Property is located, that the Buyer is aware that it is prohibited from objecting to the said engagement (and in the event the Buyer was entitled to object to such engagement as aforesaid, then by signing this Agreement the Buyer waives the said right); the Buyer shall perform, inter alia, the following actions for the purpose of performing this Agreement:

18.2.1.	The Buyer shall be obligated to act in accordance with the provisions set forth in Section 18.1 of this Agreement.

18.2.2.
The Buyer shall be obligated to sign a special appendix referred to the Lending Bank in a customary form in the Lending Bank and that will constitute Appendix E'1 (Form 124.24) of this Agreement and that will include the principles of engagement that were stated in Section 18.1 above and other principles that were set out by the Lending Bank.

18.2.3.
By signing this Agreement the Buyer approves to the Attorneys to use the power of attorney, Appendix D of this Agreement, in order to sign in its name and in its place any document that is demanded by the Lending Bank for the purpose of fulfilling the provisions of Sections 18.1-18.2 including all sub-sections thereof, including and in particular the Appendix subject matter of Section 18.2.2 above, however without derogating from the liability of the Buyer to sign the said document in person if required.

18.3.
The Seller shall approach the Lending Bank, according to the dates set out in the Sale Law (Apartments) (Assuring Investments of Apartment Buyers) 5734-1974, with a demand from the Lending Bank to provide a conditional exclusion letter stating that the mortgage on the Land will not be realized with respect to the Property upon the fulfillment of the conditions set out in the letter, and in the form that is customary in the Bank from time to time.

18.4.
The Buyer undertakes that the Consideration shall be paid in cash or by way of a direct debit to the bank account only and shall be deposited in the Project Account by the Payments Vouchers. Any consideration other than cash (barter, trade-in and the like) shall not be deemed as consideration in accordance with this Agreement and the Buyer shall be prohibited from receiving possession in the Property, however solely subject to depositing the entire Consideration in cash to the Project Account by the Payments Vouchers.

18.5.	The Buyer shall be entitled to obtain the approval of the Lending Bank regarding the number of the Project Account and the name of the Project in the following manners:

18.5.1.	Contacting the branch where the Project Account is managed.

18.5.2.	Contacting to telephone number whose number is specified in the vouchers.

18.5.3.	By the internet website of the Bank, after typing his identification details that will be specified on the vouchers.

19.	Taxes, fees and payments

19.1.	The Buyer undertakes to pay purchase tax according to the rate and on the date as required in accordance with the provisions of the Land Taxation Law.

To the extent that the Seller or anyone acting on its behalf, including its attorneys, performs a self-assessment for the Buyer with respect to the purchase tax as stated above, the Buyer declares and affirms that the said assessment was prepared following its request, and that the Buyer is aware that it may prepare the assessment by itself or by an attorney on its behalf or approach the land taxation office for the purpose of preparing the said assessment.

The Seller and its attorneys shall not be held liable in any manner for the self-assessment, the amount of the final assessment that is set out by the tax authorities and anything associated therewith, and the Buyer shall not raise any claim against them and/or anyone acting on their behalf in connection therewith.

In the event the Buyer requests alterations in the Property as stated in Section 10 above, the Buyer undertakes to report directly to the land taxation authorities regarding the performance of alterations in the Property, to the extent that such a report as aforesaid is required in accordance with the provisions set forth in any law, and pay any additional purchase tax in respect of the performance of the said alterations, to the extent required.

The Buyer undertakes to furnish to the Seller, until and no later than the Delivery of Possession Date in the Property to its possession and as a condition of delivery of possession, a final purchase tax certificate in respect of this Agreement referred to the Land Titles Registration Office and required for the purpose of registering the rights in the Property in the name of the Buyer in the Land Titles Registration Office.

19.2.
The Buyer shall incur payment of a betterment levy that is imposed after the signing date of this Agreement and that emanates from the demand made by the authorities not as a result of the Seller's plans and/or any other payment made in respect of the Property and resulting from the performance of works in the Property by the Buyer.

19.3.
At the time of signing this Agreement the Buyer undertakes to pay to the Seller an amount equal to 0.25% of the Consideration in addition to VAT as stated in Appendix C, as participation in the expenses of the fees and the mandatory payments associated with the performance of the Percelization, in accordance with the provisions of Section 14.2 above and/or the registration of the Building as a condominium and/or the registration of the Property as part of the condominium, as stated in this Agreement above, and/or the registration of the condominium bylaws and/or the registration of a co-ownership agreement, in accordance with the provisions set forth in the Agreement and the provisions of the Land Law, including expenses for blueprints, registration fees and registration extracts. In addition, the Buyer will pay the expenses, fees and mandatory payments in connection with the registration of a caveat in favor of the Buyer and in favor of a financial institution and/or a mortgage in favor of a financial institution in the event the Buyer takes a mortgage as stated in Section 17 above and registration fees of rights and registration of a mortgage in the Land Titles Registration Office after registration of the condominium, in 7 days as of the date of receiving the first demand of the Seller in connection therewith.

19.4.
For the avoidance of doubt it is hereby clarified that the total price stated in Appendix C – Payments and payment dates Appendix, includes the general expenses of the Seller in connection with the drafting of this Agreement and the services in connection therewith, and participation in the legal expenses in respect of handling of the registration as stated in Section 14 above, including registration of the condominium and the registration of the rights in the Property in the name of the Buyer and in accordance with the provisions set forth in this Agreement.

19.5.
Without derogating from the said in Section 19 hereinabove and hereunder, the Buyer undertakes to pay all taxes, municipal taxes ("Arnona"), different levies and fees, governmental, municipal or other of any kind applicable and/or that will apply to the Property and/or any other payment applicable to the owner and/or possessor of a right in the Property (hereinafter: "Fees and Levies") in respect of the period as of the Delivery Date henceforth. The Buyer shall pay the said taxes promptly upon receiving the demand of the authority collecting the payment and/or the demand of the Seller.

For the avoidance of doubt, in the event the delivery of the Property was delayed due to the Buyer's refusal to sign the Delivery Protocol and/or due to the failure of the Buyer to appear and receive possession in the Property on the Delivery Date, after receiving an invitation and/or due to failure to fulfill the prerequisites that apply to the Buyer in accordance with this Agreement and that constitute a prerequisite for delivery of possession as a result of default in payment applicable to the Buyer in accordance with the Agreement, the Buyer shall incur the said Fees and Levies as stated in this Section as of the Delivery Date set out in the Agreement.

19.6.
As of the Delivery Date, and subject to the provisions set forth in Section 13 above, the Buyer undertakes to incur the maintenance expenses of the common property, according to its relative part in the common property, even before the Project is registered as a condominium, and including in accordance with the provisions set forth in the Management Agreement in principle constituting Appendix J of this Agreement.

19.7.
The Seller shall incur payment of betterment tax and/or income tax imposed on a seller in accordance with the law in its capacity as the Seller of the Property and subject to the provisions set forth in Section 7 in Appendix C of this Agreement.

19.8.
To the extent that the Seller receives any demand and/or notice from any competent authority in connection with the limitation/attachment of the rights of the Buyer in accordance with this Agreement, such as attachments, orders, judgments, any third-party rights etc. and that will require the response/handling of the Seller, the Seller shall incur the expenses of the Seller in connection therewith, upon receiving the first demand of the Seller and in addition to statutory VAT.

19.9.
All taxes, levies, fees and payments stated in this Agreement above and applicable to the Buyer and that were not paid upon signing this Agreement, shall be paid on their statutory date or upon receiving the demand of the Seller (that shall not be earlier than the statutory date, to the extent that such a date exists as aforesaid) however in any event shall be paid prior to the Delivery Date and as a condition for the delivery. The Buyer undertakes to furnish to the Seller certificates evidencing payment of all the payments specified above immediately upon its demand.

In addition, and without derogating from the provisions set forth in Section 9.10 above, the Buyer undertakes to pay to the Seller or to the authorities (upon receiving the Seller's demand to that effect) the municipal taxes payments and any other levy or fee in respect of the period in which the Buyer owes payment in accordance with this Agreement, so as to facilitate the issuance of the approvals that are necessary for the purpose of performing the registration in accordance with this Agreement.

19.10.
In the event the Seller paid any of the payments specified above in the name of or on behalf of the Buyer, the Buyer hereby undertakes to pay the said payment to the Seller in seven days as of the date of receiving the written demand of the Seller to that effect.

Without derogating from other rights the Seller may seek, the parties agree that in the event the Seller is obligated to pay any of the payments specified above in the name of or on behalf of the Buyer due to the fact that the Buyer failed to make full and/or timely payment, the Buyer undertakes to return to the Seller the amount the Seller paid as aforesaid in addition to linkage differentials and interest in arrears according to the rates set out in Section 5 of Appendix C, with respect to the period commencing on the date in which the Buyer was obligated to make payment and until the date in which the said amount is actually paid to the Seller.

20.	Connection of utilities

In addition to everything stated in this Agreement including Appendixes thereof, and without derogating from any provision, the Buyer undertakes, following the referral of the Seller, to sign directly with the competent authorities contracts for the provision of main services and/or the connection of the Unit to the water and power networks and/or other main networks and the installation of meters and incur all costs associated therewith, in accordance with the provisions set forth in Appendixes A and J of this Agreement.

21.	Management Company and Management Agreement

21.1.
The Buyer affirms that it is aware that in light of the special nature of the Building and the Project the Building and the Project and the public areas/common areas in the Land and other matters in connection therewith shall be managed by the Seller and/or by the Management Company.

The Seller shall be entitled to appoint the Management Company and shall be entitled to instruct the Management Company to start providing the services to the Project at any time and at its sole discretion, and even after the Delivery Date.

21.2.
The Management Company shall be employed for the purpose of performing and providing the services associated with the management, maintenance and warranty of the common property in the Building and the Project and the public areas in the Land and manage these areas collectively and in a manner that will assure that the services are provided in a high standard and level.

21.3.
The Buyer hereby agrees in advance that the Management Company shall be entitled at any time to assign and transfer all and/or part of its rights and obligations in accordance with the Management Agreement to another management company or to another legal entity, provided that the other management company or the said entity will assume the fulfillment of the entire undertakings of the Management Company in accordance with the Management Agreement.

21.4.
The Buyer agrees in advance that a number of management companies will operate in the Project. Such circumstances will require the distribution of the maintenance and/or the management of the Project among these companies in such manner that it is possible that certain systems that serve the Property, inter alia, will be managed and/or maintained by another management company and the Management Company will participate in the maintenance costs.

Without derogating from the foregoing, the Management Company shall be entitled to engage with another/other management companies that operate and/or that will operate in the Project for the purpose of managing, operating and maintaining areas and/or facilities and/or equipment that are common to the Property and other parts in the Project, and such agreements as aforesaid will bind the Buyer and the Buyer shall raise no claim and/or suit and/or demand in connection therewith.

21.5.
At the time of signing this Agreement the Buyer shall sign a Management Agreement in principle constituting Appendix J of this Agreement (hereinabove and hereinafter in this Agreement: the "Management Agreement Principles").

21.6.
By signing Appendix J as aforesaid, the Buyer delivers the management and the performance of the Services (within their meaning in the Management Agreement) to the Management Company, and undertakes to engage solely with the Management Company in anything related to the management and performance of the Services.

21.7.
The Buyer undertakes to fulfill its undertakings as set out in Appendix J and cause that the transferee of the Buyer's rights in the Property (including lessees, inter alia) will also sign this Appendix.

21.8.
No later than the date of delivery of possession in the Property, and to the extent that the Buyer presents this demand from the Seller, the Buyer undertakes to sign a detailed Management Agreement according to the demand made by the Seller (and to the extent required).

21.9.
The Seller and/or the Management Company shall be entitled to exclude areas in the common property in the Project in order to build an office and/or a facility that will be used by the Management Company.

21.10.
The Buyer agrees to the Management Agreement and/or the Management Agreement Principles and/or the provisions set forth in this Section 0 shall be registered in Land Titles Registration Office, inter alia, by their incorporation in the condominium bylaws, whether by the attachment of the Management Agreement to the condominium bylaws, whether by the registration of a caveat and whether in any other manner, at the discretion of the Seller.

21.11.
The Buyer agrees that to the extent that a representation is appointed for the condominium, its powers shall be subject to the provisions set forth in the Management Agreement, provided that these powers shall not stipulate on provisions that are subject to conditions pursuant to the Land Law 5729-1969.

21.12.	The Buyer undertakes to pay its relative part in the expenses of the Management Company and in accordance with the provisions set forth in Appendix J.

Without derogating from the other rights of the Management Company, the Management Company shall be entitled, at its sole discretion, to exempt, in whole or in part, the entire and/or part of the possessors and/or users and/or owners and/or those entitled to be registered as the owners of Units and/or areas in the Project and/or from other management companies in the Project from payment for certain services that the Management Company will provide and from which they will also benefit, and/or include as part of the expenses of the Management Company also the part of the entire and/or any part of the said parties in the services for which the Management Company was required to participate in respect whereof and from which they will also benefit, and upon the occurrence of any of the said events the said expenses shall be deemed as part of the expenses of the Management Company that the Buyer is required to incur.

21.13.
The Management Agreement may include a separation (or breakdown into a number of management agreements) according to the different zoning classifications of the Project and/or the parking areas, when the said separation may include also different management and maintenance expenses for each zoning classification and/or for the different parts of the Project with a different zoning classification and/or for parking lots.

21.14.
It is clarified that in any event, and even prior to the commencement of the appointment and the commencement of the Management Company, as of the Delivery Date the Buyer shall pay to the Seller and/or to whoever the Seller instructs payments in the amount of the management fees that could have been collected in accordance with the provisions set forth in Appendix J in respect of the services provided during the said interim period.

21.15.
The Seller shall be entitled, at its sole discretion, to amend the provisions set forth in the Management Agreement to the extent required and in compliance with the provisions set forth in this Agreement and/or as required by the Seller in connection with the provisions that are necessary or that result from the different zoning classifications and uses of the Project and/or the parking spaces and/or provisions that are necessary as a result of the operation of an additional management company(s) in the Project and/or for any other reason at the discretion of the Seller and/or the Management Company and in such circumstances as aforesaid the Buyer undertakes to sign, immediately upon receiving the demand of the Seller, and the Seller shall raise no claim and/or demand in connection therewith, and in any event as a condition for the entitlement of the Buyer to receive the Property to its possession, an amended Management Agreement as aforesaid and/or an addendum to the Management Agreement and/or any other relevant document (hereinafter: the "New Management Agreement"). The provisions set forth in the New Management Agreement shall take precedence over the provisions set forth in the Management Agreement, within its meaning above. In the event the Buyer fails to sign the New Management Agreement, the Attorneys shall be entitled to use the power of attorney as stated in Section 22 hereunder, and sign the New Management Agreement on behalf of the Buyer, and in such circumstances the New Management Agreement shall bind the Buyer for all intents and purposes, as if the Buyer signed the said Agreement in person.

22.	Power of attorney

22.1.
No later than 14 days as of the date of signing this Agreement, and for the purpose of protecting the rights of the parties, the Buyer will sign an irrevocable notarial power of attorney in the form hereby enclosed as Appendix D of this Agreement, empowering the Attorneys to sign in its name and in its place the deeds of sale and to sign in its name and in its place any document that is required for the purpose of registering the rights of the Buyer in the Property in the Land Titles Registration Office, and for the purpose of registering the Project as a condominium, registering condominium bylaws, signing a co-ownership agreement, registration, removal and/or exclusion of caveats, registration and cancellation of mortgages, letters of undertaking for the registration of a mortgage, caveats in respect of undertaking letters for the registration of a mortgage, cancellation of bank guarantees, cancellation of securities, applications for building permits, amendment of UBPs and other licenses, request of an amendment of the Condominium Registration Order, amendment of attachments and/or for the purpose of fulfilling the undertakings of the Buyer in accordance with this Agreement, and sign on behalf of the Buyer its approval of the said actions, and perform in the name and in the place of the Buyer any action that is required for the purpose of performing the registrations as stated above.

22.2.
The provisions set forth in this Section shall not release the Buyer from its obligation to fulfill its undertakings in accordance with this Agreement and sign in person any document that is demanded by the Attorneys, and granting of the powers of attorney shall not release the Buyer from its obligation to appear and sign the documents in person and also as a condition for delivery of possession in the Property to the Buyer. In the event the Buyer failed to appear in 10 days as of the date of receiving a demand to that effect by the Attorneys, the Buyer shall be precluded from raising any claim and/or suit against the Seller and/or the Attorneys regarding signing by virtue of the irrevocable powers of attorney. It is clarified that the aforesaid shall not affect the powers of attorney of the Buyer and/or the rights of the Seller and/or the Attorneys to act by virtue of these powers of attorney and without exception.

22.3.
The provision of this Section shall constitute irrevocable instructions to the said Attorneys to act in the manner specified above, since the rights of the Seller, as third-party rights, are contingent thereon. The Buyer undertakes to notify anyone acting on its behalf, including new buyers of the Property, the regarding the existence of this power of attorney.

22.4.	Breach of the provisions set forth in this Section by the Buyer shall constitute a fundamental breach of this Agreement.

23.	Liability of the Buyer

23.1.
The Buyer shall be solely liable for any demand or suit, loss or damage to the Property and/or to the Project and/or content thereof and/or to any person or corporation including its works including to the Seller and/or to the Management Company and/or anyone acting on their behalf and/or to the public of customers and/or to the visitors in the Project and/or to the other right holders in the Project and/or to any other third-party, resulting from the business conducted by the Buyer and/or anyone acting on its behalf in the Property and/or from the possession and/or use of the Property and/or any part of the areas of the Project and/or any other action of the Buyer and anyone acting on its behalf and/or the performance of the works of the Buyer and/or anyone acting on its behalf in the Property and/or breach of the undertakings or the provisions applicable to the Buyer in accordance with the provisions set forth in this Agreement, including in respect of any suit the Seller and/or anyone acting on its behalf and/or the other right holders in the Project may have and/or the authorities and/or anyone acting on their behalf and/or to the Management Company and/or to any third-party (hereinafter collectively: the "Indemnified Party") and in the event a demand or a suit is brought in connection therewith against the Indemnified Party, the Buyer hereby undertakes to compensate and indemnify the Indemnified Party upon its first demand in respect of all damages and/or expenses that the Indemnified Party might incur, including attorney fees and legal expenses, as a result of a demand or suit that was brought as aforesaid, provided that the Indemnified Party afforded to the Buyer, in the event of a suit, an opportunity to defend against the said suit.

23.2.
The parties hereby declare and agree that the Buyer and anyone acting on its behalf waive expressly any right of action against the Seller and/or the Management Company and anyone acting on their behalf and towards the other right holders in the Project whose sale agreements and/or management agreements include a corresponding section regarding waiver of the right of action towards the Buyer in respect of damage for which it is entitled to indemnity, in accordance with the insurances that the Buyer undertook to take out in accordance with the Management Agreement, the Sale Agreement or the Insurance Appendix, or in any other appendix that constitutes a part thereof. The waiver of the right of action shall also apply to damage for which the Buyer is not entitled to indemnity in respect whereof due to the deductible set out in the policy. The waiver of the right of subrogation shall not apply in favor of a person who causes damage with malicious intent.

23.3.
The liability and undertakings of the Buyer as aforesaid are also applicable to any bodily injury and/or damage to property caused as a result of or following the performance of works by the Buyer and/or during the performance of the works, whether the damage was caused by the Buyer in person and/or its employees and/or workers and/or subcontractors and/or its suppliers and/or anyone acting on its behalf and whether the damage was caused for any other reason, and any suit of the Buyer and its employees and/or workers and/or anyone acting on its behalf and/or its subcontractors and/or suppliers and/or anyone acting on its behalf.

23.4.
Without derogating from the liability of the Buyer in accordance with the provisions set forth in this Section above, whenever the Buyer is obligated in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law to perform any action and/or work and/or make any payment and/or repair any damage and the Buyer did not perform the said action and/or work and/or payment and/or repair any damage until the date set for that purpose in this Agreement or in accordance with the provisions set forth in any law and in the absence of such a date as aforesaid – until the date set for that purpose in a written demand it will receive from the Seller and/or by anyone acting on its behalf and/or the Management Company and/or development company at its expense and to their satisfaction, and in such circumstances the right to perform the said action and/or work and/or payment and/or repair the damage instead of the Buyer and at its expense, whether by themselves and whether by others, and the Buyer shall be obligated to indemnify them according to their demand in respect of any expense and/or loss and/or damage they expended or incurred in connection with the performance of the action and/or the work and/or the payment and/or the repair of the damage as aforesaid in addition to 15% for their overheads (or any additional amount upon receiving their demand) and with the addition of linkage differentials to the index and interest in arrears in accordance with the provisions set forth in Appendix C of this Agreement, as of the date in which they incurred the expense and until the date the full amount is returned by the Buyer.

23.5.
In the event that if, as a result of an action or, as the case may be, avoidance from performance of any action by the Buyer, an order is issued against the Indemnified Party by the court and/or by any competent authority, the Buyer shall be responsible for compensating the Indemnified Party for any damage, whether direct or indirect, in respect of the said order, without derogating from the obligation of the Buyer to perform all necessary actions and/or commence all necessary proceedings for the purpose of eliminating the said order.

Without derogating from the undertakings of the Buyer in the Agreement, it is clarified that in any event of an investigation or a proceeding or a criminal indictment as resulting from an act and/or omission of the Buyer and/or anyone acting on its behalf, the Buyer shall indemnify the Seller and/or anyone acting on its behalf for all litigation expenses, including attorney fees, immediately upon receiving the first demand of the Seller in connection therewith, and irrespective of delivery of notice to the Buyer and/or affording to the Buyer an opportunity to defend against the said proceedings and the Buyer shall not be afforded any opportunity to defend against them instead of the Seller and/or anyone acting on its behalf.

23.6.
Without derogating from the other undertakings of the Buyer, the Buyer shall not be entitled to sell and/or lease and/or grant to any entity a right of use in the Property and/or any part thereof without signing the said third-party on Appendix J or the new Management Agreement, as the case may be, and provide a signed copy thereof to the Management Agreement and the Seller, subject to the provisions set forth in Section 24 hereunder.

24.	Transfer of rights

24.1.
After possession in the Property is delivered, and as long as the rights in the Property in the name of the Buyer are not registered in the Land Titles Registration Office in accordance with the provisions set forth in this Agreement, the Buyer shall not be entitled to transfer and/or charge and/or assign its rights by virtue of this Agreement to another (hereinafter: the "Transferee") unless the Buyer obtained the approval of the Seller for the said transfer of rights. The Seller shall withhold refusal to the said transfer and solely for objective and reasonable reasons, and provided that all of the following conditions hold true:

24.1.1.
The Buyer fulfilled its entire undertakings in accordance with this Agreement and that the Buyer was obligated to fulfill until the delivery date of the rights to the Transferee, including payment of the full Consideration in accordance with this Agreement.

24.1.2.	As long as the Sale Law guarantee provided to the Buyer does not expire, the prior and written approval of the Lending Bank for the performance of the transfer shall be required.

24.1.3.
The Buyer shall provide to the Seller the entire approvals from any authority and referred to the Land Titles Registration Office regarding payment of the full debts to the land taxation authorities in accordance with the legal provisions and including betterment tax and purchase tax in respect of the transfer as aforesaid and in respect of lack of debts on the Property, and approvals from the authorities and from the municipality and from the Local Planning and Building Committee affirming that the different taxes, including municipal taxes and betterment levy in connection with the Property and/or any other tax and/or demand for payment that is customary at the time in connection with the transfer of the rights were fully paid. In addition, the Buyer shall provide to the Seller a purchase tax certificate issued by the land taxation authorities referred to the Land Titles Registration Office in respect of the purchase of the rights in the Property by the Buyer in accordance with this Agreement and without derogating from its obligation to provide the purchase tax certificate as aforesaid as a condition for delivery of possession in the Property to the Buyer.

24.1.4.
In the event the Buyer took a loan secured by mortgage from a financial institution – the Buyer shall furnish a certificate to the satisfaction of the Seller from the financial institution, stating that the mortgage that was registered in its favor was settled and/or carried to another property and that the Buyer releases the Seller from its undertaking to register the mortgage in accordance with the Undertaking Letter and the Buyer agrees to the transfer of the rights as aforesaid. In addition, the Buyer shall furnish to the Seller a report issued by the Registrar of Pledges free from any pledge imposed on the Buyer's rights in the Property and an affidavit pursuant to the Evidence Ordinance stating that the Property is free from any debt and/or charge and/or pledge and/or attachment and/or any third-party right. In the event a caveat was registered in favor of the financial institution – the said caveat was canceled and removed and the Buyer furnished proof to the satisfaction of the Seller to that effect.

24.1.5.
The Buyer shall furnish to the Seller the original copy or a true and certified copy of the agreement for the sale of the Property signed between the Buyer and the Transferee, and in the event of a transfer free of charge – affidavits authenticated by an advocate.

24.1.6.
The Buyer and the Transferee shall sign a transfer letter in a form that will be set by the Seller and in which the Transferee will confirm that it undertook in writing to fulfill the undertakings of the Buyer in accordance with this Agreement and the Transferee shall furnish two copies of the powers of attorney as stated in Section 22.1 above, originally signed by the Transferee and authenticated by a notary. To the extent that the Buyer and/or the Transferee are a corporation, in such circumstances the documents detailed in sub-section 30.10 hereunder shall also be furnished by the Buyer.

24.1.7.
The Buyer and the Transferee shall pay to the Seller and/or to the Attorneys for their expenses in connection with the handling of registration of transfer of the rights to the name of the Transferee, as stated by the Seller from time to time and subject to the provisions set forth in any law applicable to the Seller.

24.1.8.
The Buyer furnished to the Seller an original confirmation from the Management Company regarding settlement of its entire debts towards the Management Company until the transfer date, and a Management Agreement signed by the Transferee.

24.1.9.
Where the approval of a third-party is required as a result of the identity of the Transferee, such as the approval of court, the Buyer and the Transferee shall furnish such approval as aforesaid as a condition for the transfer of the rights.

24.1.10.
The Buyer and/or the Transferee shall furnish to the Seller any additional document that the Seller may require for the proper and efficient transfer of the rights and for the purpose of protecting the rights of the Seller.

24.1.11.
The Buyer canceled the caveat registered in its favor (if any) and furnished proof to the satisfaction of the Seller in connection therewith, and in the event the Buyer received another security in accordance with the Sale Law – the Buyer returned the security to the Seller when the said security is canceled and not required or obtained the approval of the Lending Bank and fulfilled the conditions that are required by the Lending Bank for the purpose of assigning the security to the third-party party that purchased it.

24.1.12.
The Buyer furnished to the Seller an approval to the satisfaction of the Seller according to which the rights in the Property are free from any debt and/or charge and/or attachment and/or any other third-party right.

It is clarified that the undertaking of the Buyer as stated in this Section shall apply at any time, whether prior to or after the registration of the condominium, and as long as the rights in the Property were not yet registered in the name of the Buyer in the Land Titles Registration Office.

24.2.
It is hereby agreed that the transfer of the rights of the Buyer prior to the delivery of possession in the Property will not be allowed unless the Buyer obtained the approval of the Seller, which approval shall not be unreasonably or objectively withheld, including the protection of the legitimate interests of the Seller and subject to the approval of the Lending Bank.

Without derogating from the generality of the aforesaid, such a transfer as aforesaid is conditional, in addition to the fulfillment of the entire conditions set out in Section 24.1 of the Agreement, also on the fulfillment of the following cumulative provisions:

(1) the Seller will not object to the assignment of the guarantees that were issued in favor of the Buyer in respect of payments that the Buyer made until that date on account of the price of the Property in favor of the Transferee subject to the approval of the Lending Bank, and provided that the Buyer shall not be held under any additional liability in respect of the assignment of the guarantees as aforesaid.

(2) The Seller shall not be obligated to furnish any security to the Transferee however only with respect to the balance of the Consideration in accordance with this Agreement that shall be paid to the Seller directly by the Transferee.

(3) The Buyer shall not be entitled to sell its rights in accordance with this Agreement for a price that is lower than the price of the Property according to the Seller's price list that is in effect at the time (and to the extent that the Seller did not yet sell the entire Units of the same kind as the Property in the Project and grounds thereof).

24.3.
The Buyer agrees that its declarations and undertakings as stated in this Agreement shall also be binding upon anyone that comes in its place and in its name including in the event of a sale and/or transfer and/or lease and/or the granting of a right of use etc. and the Buyer undertakes to incorporate in any agreement the Buyer will make with any of its substitutes or anyone acting on its behalf the declarations and undertakings set out in this Agreement and furnish, as a condition for signing the Agreement with anyone coming in its place or on its behalf as aforesaid, a signed copy thereof to the Seller. Any transfer (including a charge) of the rights of the Buyer in accordance with the Agreement and the transfer of rights (including a charge) in the Property or any part thereof shall be subject to the condition that the recipient of the right shall undertake towards the Seller and the right holders in the Project and anyone acting on their behalf as aforesaid to act in accordance with the provisions set forth in this Agreement and shall furnish a copy of this undertaking to the Seller as a prerequisite for the coming into force of the transfer (and in the event of a charge, the charge documents shall be subject to the provisions set forth in this Agreement). The breach of the undertaking of the Buyer as aforesaid shall constitute a fundamental breach of this Agreement. Without derogating from the foregoing, the parties agree that in circumstances in which the Buyer is granted a right of use and/or leases etc. the Property and/or any part thereof, the Buyer shall continue to be held liable and guarantee towards the Seller and/or the Management Company and/or anyone acting on its behalf for the undertakings of the authorized person and the like.

25.	Breaches and remedies

25.1.	The provisions of the Contracts Law (Remedies for Breach of Contract), 5731-1970 shall apply to breach of this Agreement, unless otherwise stated expressly herein.

25.2.
Without prejudice to other rights of the Seller, the Seller shall be entitled, upon the occurrence of any of the events specified hereunder, to terminate this Agreement and/or to deny entry of the Buyer to the Property and/or delay delivery of possession in the Property to the Buyer and/or demand the eviction of the Buyer from the Property:

25.2.1.
In the event the Buyer fails to make full and timely payment with the Payments Vouchers of any of the payments on account of the Consideration and/or any of the payments applicable to the Buyer in accordance with this Agreement or as stated in Appendix C.

It is hereby clarified that a delay of up to 7 (seven) business days shall not be deemed as breach for the purpose of this sub-section. A delay that is greater than 7 business days shall be deemed as a fundamental breach of this Agreement.

25.2.2.
In the event the Buyer breaches this Agreement and the breach is not a fundamental breach of this Agreement, the Seller shall act in the aforesaid manner after it delivered to the Buyer a 10 (ten) days' prior notice and during the said period the Buyer failed to cure the breach.

25.2.3.	In the event the Buyer commits a fundamental breach of this Agreement.

25.2.4.	In the event a receiver and/or a liquidator is appointed for the Buyer and/or in the event the Buyer undergoes liquidation and/or receivership and/or bankruptcy proceedings.

25.3.
In the event the Seller decides to terminate the Agreement as stated above due to breach of this Agreement by the Buyer and before the Buyer receives possession in the Unit, the Seller shall return to the Buyer any sum the Buyer paid directly solely on account of the price of the Property. For the avoidance of doubt, the sum returned shall not include the linkage differentials and/or the interest paid to the Seller by the Buyer. The Seller shall offset from this sum all the expenses, damages and losses caused to the Seller or that will be caused to the Seller in respect of breach of the Agreement by the Buyer, and the other sums the Seller may offset in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law. In addition, the Seller shall return to the financial institution any sum demanded by the financial institution for the purpose of settling the Buyer's loans, canceling the Undertaking Letter the Seller signed in favor of the financial institution, removing and canceling the caveat/mortgage/pledge that were registered, if registered, in favor of the financial institution. The Seller shall be entitled to treat the Property as its owner and in this regard sell the Property to any other third-party in accordance with the conditions set forth by the Seller as of expiration of a period of 10 (ten) days as of the delivery date of the cancellation notice to the Buyer.

The provisions set forth in this paragraph shall not derogate from the right of the Seller to claim from the Buyer any other relief, including indemnity and compensation for any other damage caused to the Seller.
In addition to the aforesaid, the Seller shall be entitled to offset a specific sum, at its sole discretion, as a deposit for the future payment of taxes that were not canceled upon the termination of this Agreement, until the Seller receives approval from the competent authorities stating that the said tax in respect of which the sums were withheld is no longer mandatory, and the Buyer may not raise any demand and/or claim and/or suit against the Seller in connection therewith.

25.4.
Returning the balance of payments to the Buyer in accordance with the provisions set forth in sub-section 25.3 above shall be allowed on the condition that the Buyer waived in writing any claim and/or demand of a right in the Property (while reserving any contention the Buyer may have in accordance with the provisions set forth in any law), returned the Payments Vouchers to the Seller and the vouchers that the Buyer deposited with the Seller at the time of signing this Agreement and that were not yet paid and the securities the Buyer received for the purpose of assuring his investment and against cancellation thereof and signed affidavits regarding cancellation of the transaction to the betterment tax authorities and any other document required by the authorities for the purpose of terminating the Agreement as aforesaid.

25.5.
Without derogating from the foregoing, including in accordance with the provisions set forth in Section 25.4 above, the parties agree that the balance that will be returned to the Buyer as stated above may be returned after the Seller sells the Property to a third-party, and from the Consideration obtained from the sale to the third-party, and no later than 120 days as of the termination date of the Agreement by the Seller.

25.6.
In any event of termination of the Agreement by the Seller, the Buyer shall be precluded from seeking any relief that may impair the ability of the Seller to make any kind of use in the Land, including the Property, and therefore the Buyer shall be entitled to seek and obtain only monetary reliefs, and in this regard the Buyer shall be precluded and the Buyer hereby waives irrevocably, notwithstanding the provisions of any law, any relief whose purpose is to compel the Seller to perform the Agreement or prevent from the Seller to perform any disposition of any kind in the Property including its sale to another, and any relief that has an operative impact on the rights of the Seller in the Land, including in the Property and any mandatory injunction/prohibitory injunction and/or any temporary or permanent reliefs or motions for enforcement or any proceeding whose purpose is to provision the said termination. It is clarified that the approval of the Buyer of the aforesaid is granted since the Buyer acknowledges the fact that the balance of convenience leans clearly in favor of the Seller since any delay in continuation of construction of the Project and/or in the sale of the Property in the event of termination of the Agreement might cause direct and indirect losses to the Seller and for enormous amounts. Breach of the undertakings of the Buyer as aforesaid shall constitute a fundamental breach of this Agreement.

25.7.
Without derogating from the obligation of the Buyer to sign all the documents as stated in Section 25.3 – 25.5 above, the parties agree that for the purpose of terminating this Agreement the Buyer delivers to the Attorneys irrevocable instructions to use the power of attorney – Appendix D'1 of this Agreement, and sign in its name all the documents that are necessary for the purpose of terminating the Agreement as aforesaid, including the signing of documents, applications, affidavits, including affidavits of cancellation to the betterment tax authorities, removal of caveats and/or mortgages and/or other registrations that were performed on behalf of the Buyer, cancellation of securities that were provided to the Buyer as stated in Section 16 above etc. and at the sole discretion of the Seller and the Buyer shall raise no demand and/or claim and/or suit against the Seller and/or against the Attorneys in connection with the termination of the Agreement and/or the use of the power of attorney as aforesaid.

The aforesaid shall not derogate from the undertakings of the Buyer in accordance with the provisions set forth in this Agreement.

25.8.
Without derogating from the foregoing, and from the right of the Seller to seek any other and/or additional and/or cumulative relief and/or remedy, in the event of a fundamental breach of this Agreement by the Buyer, the Buyer shall pay to the Seller, as pre-estimated liquidated damages in respect of the damage that the parties anticipate in advance that will be caused as a probable outcome in respect of the breach and in reasonable proportion to such damage as aforesaid, when the Seller shall not be obligated to prove its damages or any part thereof, an amount of 9% (nine percent) of the Consideration (including VAT) linked according to the linkage method of the Consideration as stated in Appendix C of this Agreement and in addition to statutory VAT (hereinafter: the "Liquidated Damages"). The parties confirm that the amount of the damages as stated above was set by the parties after a prudent and reasonable estimate of the damages caused to the Seller as a result of the breach, and the Buyer shall not raise any claim that the amount is not reasonable or was set as a fine and the Buyer shall be precluded from raising any argument as aforesaid.

25.9.	The Seller shall be entitled to offset the amount of the Liquidated Damages or its actual damages from any proceeds the Seller received from the Buyer on account of the Consideration.

25.10.
Without derogating from the other rights of the Seller in accordance with the Agreement and/or the Management Agreement and/or the law, the Seller and/or the owners of the other Units in the Project and/or the Management Company shall be entitled to seek and obtain injunctions and/or mandatory injunctions, whether temporary or permanent, against the Buyer and anyone acting on its behalf in the event of breach of the undertakings of the Buyer in accordance with this Agreement.

In the event the Buyer did not respond to the demand made by the Seller and/or the Management Company to fulfill its undertakings, the Seller and/or the Management Company shall be entitled to cause the fulfillment of the said undertaking in any manner that they deem fit and as permitted in accordance with the law. The Buyer shall incur all costs in connection with the aforesaid in addition to 15% handling fees. In addition, the Seller and/or the Management Company shall be entitled to terminate in whole or in part the performance of the services subject matter of the Management Agreement to the Buyer and the Buyer and anyone acting on its behalf shall not raise any claim in connection therewith.

The provisions set forth in this Section constitute a contract made in favor of a third-party towards the other owners of Units in the Project and the Management Company.

26.	The Attorneys

The Buyer hereby declares that it is aware that Herzog Fox & Neeman & Co. Law Office, by Adv. Dr. Ariel Flavian and/or Avital Agami-Shlomovich and/or Zeev Kallach and/or Rani Hirsh and/or Shiran Shouldiner and/or Nitzan Levi and/or Leon Zack and/or Daniel Terezi Schwartz of 4 Weizmann St. in Tel Aviv and from 7 Pal-Yam Ave. Ave. in Haifa (in this Agreement hereinabove and hereinafter: the "Attorneys") represent the Seller in the transaction contemplated in this Agreement and that the Attorneys do not represent the Buyer and that the payment of the expenses specified in Section 19.4 above shall not give rise to a relationship of agency between the Attorneys and the Buyer in anything related to the Agreement and that the Buyer shall be entitled to be represented in this transaction by any attorney on its behalf and was afforded an opportunity to appoint an attorney on its behalf that will represent the Buyer in anything related to the engagement contemplated herein. Notwithstanding the aforesaid, the parties agree that the Attorneys will handle for both parties the submission of a report regarding this Agreement to the tax authorities in accordance with and subject to the provisions set forth in Section 19.1 above, the registration of the condominium and the registration of the rights in the Property in accordance with this Agreement and the Buyer shall not be entitled to any additional service from the Attorneys. The Buyer hereby grants its express consent the that Attorneys shall be entitled to represent the Seller, including in court proceedings between the Seller and the Buyer in anything relating to and arising out of this Agreement.

27.	Assignment of the rights and obligations of the Seller

27.1.
The Seller may, at any time and at its sole discretion, treat the Project and/or any part thereof as its owner, and in this regard shall be entitled to transfer to another or to others, to sell, lease, charge and/or grant in any manner it deems fit to a third-party (for the purpose of this Section hereinafter: the "Transferee") its rights and obligations in accordance with this Agreement, in whole or in part, including in the other Units in the Project and/or its rights in the Land and/or in any part thereof and/or rights of use therein and/or construction rights, at its sole discretion, and without obtaining the approval of the Buyer in connection therewith and after delivery of written notice to the Buyer in connection therewith and on the condition that the Transferee accepts the entire undertakings of the Seller in accordance with this Agreement and, if necessary, the Buyer (or the Attorneys in accordance with the provisions set forth in this Agreement) shall sign any document as may be required in connection with the said transfer.

28.	Joint and several liability of the Buyer

28.1.
Each of the parties defined in the preamble to this Agreement as the "Buyer" (hereinafter in this Section: "Buyer's Members") shall be held liable, jointly and severally, towards the Seller in full and mutual guarantee for the fulfillment of the provisions set forth in this Agreement without exception, and the said guarantee shall not expire even in the event of an extension/discount by the Seller to any of the Seller's Members.

28.2.
Any signature of a document, letter, request or approval of any of the Buyer's Members in connection with this Agreement including performance thereof and anything associated therewith, including the delivery of notices on behalf of the Seller shall bind the other Buyer's Members and the signature of the Buyer's Members on this Agreement shall be deemed as an authorization of the Buyer's Members that was granted to any thereof to bind the other Buyer's Members. Nevertheless, it is agreed that this shall not release any of the Buyer's Members from the obligation to sign and/or perform in person any action as may be required in accordance with this Agreement.

28.3.
In any event in which the Seller is entitled to terminate this Agreement with respect to one of the Buyer's Members, the Seller shall be entitled to terminate the said Agreement also with respect to the other Buyer's Members, at its sole discretion.

28.4.
In the event one of the Buyer's Members seeks the termination of this Agreement, or in the event one of the Buyer's Members seeks to waive this Agreement and the Seller agreed to the said request, the said termination and/or waiver of any of the Buyer's Members shall not be deemed as termination or waiver of the other Buyer's Members unless otherwise stated by the Seller.

29.	Waiver

29.1.
No waiver, extension or discount in any of the conditions set forth in this Agreement including Appendixes thereof shall be in effect unless executed in writing and signed by the authorized signatories on behalf of the Seller. No delay in the exercise of any of the rights by the Seller shall be deemed as waiver. The Seller may exercise its rights, in whole or in part, jointly or severally, in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law, at any time it deems fit and in any order it deems fit.

29.2.	None of the provisions and instructions set forth in this Agreement shall derogate from any other of the provisions and instructions set forth in this Agreement however shall add thereto.

30.	Miscellaneous

30.1.
The parties hereby agree expressly that this Agreement sets out and regulates the relationship between the parties and the terms set forth in this Agreement reflect exclusively anything agreed and stipulated between the parties fully and the Seller shall not be bound and shall not be obligated in respect of any negotiations that preceded the signing hereof or that was conducted concurrent with the signing hereof and in respect of any engagement, assurance, request to purchase the Property, advertisements, declarations and/or notices (including, inter alia, declarations and notices advertised in a newspaper or in advertisements or in prospectuses or plans, including theoretical plans or presentations or simulations or marketing videos or in an internet website or CDs or the Project model and the like that are provided for illustration purposes only), representations, agreements, effects, or verbal or written undertakings, whether or not stated in this Agreement and whether made, if any, prior to signing hereof, or that constituted a condition for the signing of this Agreement, whether made by the Buyer and whether made by its employees and/or anyone acting on its behalf (the aforesaid hereinabove and hereinafter: the "Negotiations") and it is declared that upon signing this Agreement all of the aforesaid, including any memorandum of understanding with respect to the purchase of any property in the Project and/or a request to purchase a property, to the extent that these were signed, did not constitute any representation, invitation or offer of any kind, are not part of the terms of engagement between the parties and shall not serve for the completion or the interpretation of this Agreement and are hereby null and void.

30.2.
It is hereby clarified that by signing of this Agreement by the parties hereto including Appendixes thereof the parties express their explicit consent for the modification of the conditions that were presented and/or offered and/or agreed between the parties during the Negotiations including, but not limited to, in anything related to the scope of the Specification and/or the Consideration and/or the area of the Property. Any modification or addition to this Agreement shall be null and void unless executed in writing and signed by the parties.

30.3.
The Buyer declares that it is aware and it agrees that the Seller shall be entitled to keep in the Building and/or in the Project "a mockup unit" that will be used for display purposes to the buyers/lessees of potential units in the Building, in the Project and in the Land, as decided by the Seller and at its sole discretion. The Buyer undertakes not to intervene and/or object and/or disrupt in any manner to the proper operation of the "mockup unit" and the Buyer shall be responsible for any direct and/or indirect damage, including loss of profits caused to the Seller as a result of an objection, intervention or disruption by the Buyer.

30.4.
The Buyer may not offset any debts and/or obligations that the Seller owes to the Buyer, as argued by the Buyer. In addition, the Buyer shall not be entitled to offset from its payments or debts to the Seller any sums due to the Buyer from the Management Company, to the extent due. Any debt owed by the Buyer to the Seller in accordance with this Agreement may be offset by the Seller at the discretion of the Seller.

30.5.
Any modification or addition to the terms set forth of this Agreement including Appendixes thereof shall be null and void unless executed in writing and signed by the Seller by its authorized signatories and by the Buyer. The parties agree to approve mutually, at the earliest opportunity, any modification or addition as agreed between the parties.

30.6.	It is hereby agreed explicitly that the courts of Petah Tikva shall have sole and exclusive jurisdiction in anything relating to and arising out of this Agreement.

30.7.
This Agreement shall bind the Seller only after signed by the Seller and on the condition that the Buyer paid the first payment to the Seller's representative in its capacity as a trustee or by the vouchers, in accordance with the provisions set forth in Appendix C of this Agreement, as the case may be.

30.8.
In the event that the Buyer or any of the Buyer's Members is a minor or a legally incapacitated person, the said member shall be obligated to obtain the approval of the court for the engagement contemplated in this Agreement – in 60 days as of the date the Buyer signs this Agreement. The Buyer shall solely incur all expenses and fees associated with the approval of the court as aforesaid. In the event the Buyer's Member failed to obtain the approval of the court as aforesaid, the guardian of the minor or the legally incapacitated person, as the case may be, shall be deemed as a direct party to this Agreement ab initio.

30.9.
In the event the Buyer is a corporation controlled by an individual that is a foreign resident, this Agreement shall be performed in accordance with and subject to the provisions set forth in any law, including the Control of Currency Law 5738-1978 and any other provision regarding control of currency instituted whether under the said law and whether under any other law.

30.10.
The parties hereby clarify and agree that in the event the Buyer is a corporation, the Buyer shall deliver to the Seller, at the time of signing this Agreement, the power of attorney made under Section 22.1 above that will be signed by the Buyer and that will be authenticated and approved by a notary, at the Buyer's expense, a true and certified copy bearing the stamp of the Registrar of Companies of the Buyer's certificate of incorporation, the protocol of the corporation duly signed and authenticated by an advocate and confirming the existence of the corporation, the engagement of the corporation in this Agreement and the manner of performance thereof, a confirmation stating that in accordance with the memorandum and the articles of the corporation the corporation shall be entitled to perform this Agreement, a confirmation that the persons attending the meeting of the Board of Directors as stated in the minutes are the directors of the corporation and a description of the authorized signatories on behalf of the corporation, and all in accordance with the provisions set forth in the Land Regulations (Management and Registration) 5772-2011.

It is clarified that in the event six months passed since the minutes were drawn up and until the rights of the Buyer were registered in the Land Titles Registration Office – in 7 days as of the date of receiving the request of the Seller in connection therewith, the Buyer shall enclose a written approval of an advocate or an accountant confirming that the corporation still exists and that, in accordance with the memorandum and articles of the corporation, the said corporation is entitled to perform the required action and that the entities specified in the protocol are still authorized to act and sign in its name.

30.11.
The Buyer declares that it is aware, and the Buyer agrees, that information that was provided by the Buyer to the Seller shall be held, in whole or in part, with the Seller and/or other entities on its behalf, that will be used by the said entities for the purpose of performing this Agreement and anything associated therewith, and to the extent required the said information shall be provided to companies and entities to which the delivery of such information is obligatory in accordance with the law, and to other entities that require the information for the purpose of performing the Agreement (such as the Supervisor, within its meaning in Section 16.8 above, the Local Council, the entity that issued the security, the Bank, the financial institution and the like) and the Buyer hereby waives any claim against the Seller regarding the delivery of such information as aforesaid. The Seller shall be entitled to register the said information in the Information Database Register, to the extent that there is an obligation to register such information as aforesaid.

30.12.
All documents enclosed with this Agreement shall add to each other and shall not derogate therefrom. In the event of discrepancy between the provisions set forth in this Agreement themselves and/or between these provisions and the documents enclosed with this Agreement and/or between different documents that were enclosed, the provision that benefits with the Seller shall take precedence, unless otherwise stated expressly, and without prejudice to the cogent provisions of the Sale Law (Apartments).

31.	Addresses and notices

31.1.	The addresses of the parties for the purpose of this Agreement are as follows:

31.1.1.	The Seller: the address stated in the preamble to this Agreement.

31.1.2.	The Buyer: the address stated in the preamble of the Sale Agreement and as of the Delivery Date in the Property – in the address of the Property.

31.2.
Any notice delivered by one party to the other in registered mail to the aforesaid addresses shall be deemed to have reached its recipient in three days after its delivery from the post office, unless a party delivered written notice to the other party regarding change of address.

And in witness hereof the parties are hereby undersigned:

The Seller	The Buyer

Confirmation

I hereby declare that on ____________ the authorized signatory Mr. Yuval Shaked ID. No. 025407362 and Mr. Ehud Kogut ID. No. 029478880 appeared before the aforesaid Buyer, and after the Buyer adopted a resolution pursuant to the Articles of the Company regarding the engagement in this Agreement, they signed this Agreement before me.

Date	Stamp (Name and Address)	Signature

Appendix A – Technical Specification

Appendix B – Drawings

Appendix C – Payments and payment dates Appendix
For an Agreement dated January 2019

Between:
1.    GANEI BEN ZVI Ltd., Company Registration No. 511132235
2.    Ramat HaChayal Equities LLC, foreign company, Company Registration No. 560032336
Both by their authorized signatory, Mr. Avi Shefer, ID. No. 015260235
Whose address for the purpose of this Agreement is:
9 Hashiloach St.
PO Box 7894 Petah Tikva
Tel.: 03-7512626; Fax: 03-5751827
(Hereinafter: the "Seller" or the "Company")

The first party;

And between:

Align Technology Ltd., Company Registration No. 512020934
Of 3 Ariel Sharon St. Or-Yehuda, 6037606
Tel.: 03-6341441; Tel.: 03-63414401
By its authorized signatories, Mr. Yuval Shaked, ID. No. 025407362 and Mr. Ehud Kogut, ID. No. 029478880
(Hereinafter individually and collectively: the "Buyer")

The second party;

1.	General

1.1.	This Appendix is signed at the time of signing the Agreement and constitutes an integral part thereof.

1.2.	Each term or expression used in this Agreement shall have the meaning assigned thereto in the Agreement.

1.3.	In the event of discrepancy between the provisions set forth in the Appendix and the provisions set forth in the Agreement, the provisions set forth in the Appendix shall take precedence.

2.	The Property

The entire top 5 office floors in Building no. 1 marked as Unit no./temporary symbol A2801, A2901, A3001, A3101, A3201 and in the color light blue in the Drawings enclosed as Appendix B of the Sale Agreement and 20 (twenty) balconies (4 balconies in each floor) and the rights in 200 (two hundred) underground parking spaces in the Project parking lot in floors (-3) and (-4) in the parking lot, as marked in the blueprint of the parking lot enclosed as part of the Drawings, within their meaning hereunder, and subject to the provisions set forth hereinabove and hereunder in the Sale Agreement in the Global Towers Project, within its meaning in the Sale Agreement.

The Buyer is aware that the Property will be delivered in 'shell' condition and the Buyer will perform the finishing works under its responsibility and at its expense. The systems that are Buyer will install in the Property will be connected by the Buyer to the public utilities of the Project (water, electricity, drainage, air-conditioning, fire safety systems etc.) in accordance with the guidelines and the specifications delivered to the Buyer, as stated in the Sale Agreement including Appendixes thereof.

The Buyer agrees and knows that the location of the parking spaces, their dimensions and area is subject to changes until the Delivery of Possession Date in the Property (and as close to the location marked in the blueprint enclosed with this Agreement, to the extent possible) and the Buyer shall not be entitled to raise any complaint, claim, demand and suit against the Seller and shall not be entitled to claim compensation or damages or benefits or a consideration or any other relief from the Seller in connection therewith.

3.	Delivery of the Property

The Delivery Date in the Property shall be October 31, 2020, in accordance with the provisions set forth in the Sale Agreement and/or delays over which the Seller has no control and in accordance with the provisions set forth in any law.

4.	Price of the Property

4.1.
In return for the fulfillment of the undertakings of the Seller as set out the Agreement, the Buyer undertakes to pay to the Seller an amount of NIS 101,571,340 (in words: one hundred and one million and five hundred and seventy-one thousand and three hundred and forty new Israeli shekels). Linkage differentials to the cost of building index, within their meaning hereunder, shall be added to the said amount (hereinabove and hereinafter: the "Consideration" or "Price of the Property") and in addition to VAT as stated in Section 4.2 hereunder. (Note: The Consideration does not include the operational area to which the provisions of the Addendum of this Agreement shall apply).

4.2.	Statutory VAT shall be added to all payments according to its rate at the time of payment.

4.3.
The Buyer shall pay the Consideration set out in Section 4.1 above to the Seller according to the following payments scheme, to the loan account, as stated in Section 5.3.6 hereunder, when linkage differentials shall be added to each payment as follows:

4.3.1.
An amount equal to 19% of the Consideration, totaling an amount of NIS 19,298,555 (in words: nineteen million and two hundred and ninety-eight thousand and five hundred and fifty-five new Israeli shekels) that shall be paid no later than February 7, 2019. The Buyer may not delay in making this payment. In the event the said payment is not paid until the said date, this shall constitute a fundamental breach by the Buyer of the provisions set forth in this Agreement and the Company shall terminate this Agreement without delivery of written notice demanding to cure the breach by delivery of written to the Buyer, and without derogating from the right of the Company to claim its damages in respect of breach of this Agreement by the Buyer as stated in this Agreement. It is clarified that the said payment shall not be subject to extensions and/or written notices notwithstanding any other provision to the contrary in the Sale Agreement.

4.3.2.
An amount equal to 26% of the Consideration, totaling an amount of NIS 26,408,548 (in words: twenty-six million and four hundred and eight thousand and five hundred and forty-eight new Israeli shekels) that shall be paid until June 1, 2019 or until the completion date of the frame of the 15th floor, whichever is later.

4.3.3.
An amount equal to 20% of the Consideration, totaling an amount of NIS 20,314,268 (in words: twenty million and three hundred and fourteen thousand and two hundred and sixty-eight new Israeli shekels) shall be paid until November 1, 2019 or until the completion date of the frame of the 25th floor in the Building, whichever is later.

4.3.4.
An amount equal to 15% of the Consideration, totaling an amount of NIS 15,235,701 (in words: fifteen million and two hundred and thirty-five thousand and seven hundred and one new Israeli shekels) shall be paid until and no later than February 1, 2020 or the until the completion date of completing the frame of the office building, whichever is later.

4.3.5.
An amount equal to 15% of the Consideration, totaling an amount of NIS 15,235,701 (in words: fifteen million and two hundred and thirty-five thousand and seven hundred and one new Israeli shekels) shall be paid until and no later than June 1, 2020 or the until the completion date of the cladding in the curtain walls of the office building, whichever is later.

4.3.6.
The balance of Consideration, in the amount of NIS 5,078,567 (in words: five million and seventy-eight thousand and five hundred and sixty-seven new Israeli shekels), constituting 5% of the Consideration, shall be paid up to 7 days prior to the delivery of possession in the Property.

It is clarified that in the event the Delivery Date is forwarded by the Seller, the Buyer shall be obligated to forward the payment date specified in Sections 4.3.1 – 4.3.5 above in a manner that on the date the Buyer is obligated to receive possession in the Property in accordance with Section 3 of this Appendix above the Buyer shall have no outstanding balance for payment.

4.3.7.	The payments specified in Sections 4.3.1-4.3.5 above shall be made by the Payments Vouchers on the date designated for payment.

4.4.
The Price of the Property does not include the additional payments that apply to the Buyer in accordance with the Agreement, including in accordance with the provisions set forth in Section 19 of the Agreement and the said payments shall be paid by the Buyer to the Seller in addition to any sum stated in sub-section 4.1 above and as follows:

4.4.1.
Participation in the legal expenses of the Company – at the time of signing this Agreement the Buyer shall pay to the attorneys of the Company (Herzog Fox & Neeman & Co. Law Office) as participation in legal expenses, an amount of NIS ________ (in words: ____________________ new Israeli shekels) in addition to statutory VAT, against invoice, in addition to the amount of Consideration specified in sub-section 4.1 above of this Appendix.

4.4.2.	At the time of signing this Agreement the Buyer shall pay to the Seller participation in the expenses for the registration and blueprints, as stated in Section 19.3 above of the Sale Agreement.

4.4.3.
The Buyer will pay any other payment it is obligated to pay in accordance with the provisions set forth in the Sale Agreement including Appendixes thereof no later than 7 days as of the date of receiving a demand from the Seller to that effect.

4.5.	Linkage differentials, within their meaning hereunder, shall be added to all payments and sums specified in Section 4.3 and 4.4 above:

4.5.1.
The "Index" – shall mean the cost of building index published each month by the Central Bureau of Statistics, or any other entity superseding the same or any other index published in its place (subject to the ratio between the New Index and the Basic Index).

4.5.2.	The "Basic Index" – shall mean the index of November 2018 that was published on December 15, 2018 and that was 113.2 points (July 2011 basis).

4.5.3.
The "New Index" – shall mean the Index as of the publication date of the Basic Index and until the Index in respect of the meeting in which each payment was actually paid and that is published on the 15th of the month after the month in which the payment was actually paid. It is clarified that in any event the rate of the New Index shall not fall below the rate of the Basic Index.

4.5.4.
"Linkage Differentials" – shall mean the amount obtained from the multiplication of the relevant payment by the difference between the New Index and the Basic Index, divided by the Basic Index. It is clarified that in any event, for the purpose of calculating the Linkage Differentials, a New Index that is lower than the Basic Index shall not be considered.

4.5.5.	The Buyer undertakes to pay to the Seller the Linkage Differentials due from the Buyer as stated above, together with each payment.

4.5.6.
In the event it is impossible to calculate the Linkage Differentials on the payment date as a result of deficiency in statistical data, the Buyer shall pay the Linkage Differentials according to the last index that was published shortly before the payment date. A final bill with respect to the Linkage Differentials that apply to the said payment shall be drawn up after publication of the said index as stated in Section 4.5.1 and 4.5.2 above and shall be paid by the Buyer in 7 days after the Seller demanded the said payment.

4.5.7.
The Seller shall make the final calculation of the Linkage Differentials due to the Seller from the Buyer in accordance with this Agreement, after the actual payment of all payments in respect of the price of the Property, or the main part of the said payments, and the Buyer shall pay to the Seller the balance of its debt according to the said calculation, no later than 7 days as of the date of receiving the Seller's demand and in any event prior to the delivery of possession in the Property to the Buyer.

4.6.
The terms of payment and the dates stated in this Appendix are fundamental conditions in the Agreement. Breach of any of the aforesaid provisions shall be deemed as a fundamental breach of the Agreement.

4.7.
Subject to the provisions set forth in Section 4.3.1 above of this Appendix, all payments shall be made by the Payments Vouchers that will be issued to the Buyer by the Lending Bank. The Buyer undertakes to furnish to the Seller the photocopy of the paid voucher bearing the stamp of the Bank after making each payment.

4.8.
It is agreed expressly that subject to the provisions set forth in Section 4.3.7 above, the Buyer shall be entitled to forward the payment date of any of the payments stated in Sections 4.3.2-4.3.6 on account of the Price of the Property compared to the dates stated in the Agreement and/or in this Appendix, and the Buyer shall not be required to obtain the prior and written approval of the Seller, provided that each payment shall not fall below NIS 100,000 and an advance notice regarding the forwarding of the payment of 3 business days in advance shall be delivered to the Seller. It is clarified that in any event the Buyer forwards the actual payment of any of the aforesaid payments, this shall not cause forwarding of the Delivery Date and/or of the other obligations of the Seller and the Buyer shall not be entitled to any discount and/or credit and/or interest and/or any other interest, unless otherwise stated expressly in this Agreement or unless this was approved in advance and in writing by the Seller.

4.9.	In the event the Seller forwards the Delivery Date, the provisions set forth in Section 9.7 of the Sale Agreement shall apply.

5.	Special and additional conditions, notes

5.1.
The Buyer shall be obligated to pay, in respect of the payments that apply to the Buyer and that are set out in the Agreement and/or Appendixes thereof and that were not paid on the dates set out above, in addition to the linkage differentials to the cost of building index as aforesaid, interest in arrears according to the customary rate in the Lending Bank in respect of an unauthorized overdraft (the highest mandatory interest) as of the seventh day of the default in payment and until the actual payment date.

5.2.
The billing of the interest in arrears shall be performed in such manner that the interest in arrears shall be paid together with the payment that was paid in default and for which the Seller is entitled to interest in arrears.

5.3.	The Buyer undertakes to pay to the Seller the interest in arrears together with the actual payment of the payment and linkage differentials in respect whereof.

5.4.	Any amount paid by the Buyer shall be first credited on account of the interest in arrears, afterwards on account of the linkage differentials and finally on account of the principal.

5.5.
The Buyer is aware that the full and timely fulfillment of the undertakings of the Buyer in accordance with this Agreement is a fundamental and preliminary condition for the fulfillment of the undertakings of the Seller in accordance with this Agreement and, without derogating from the generality of the aforesaid, in any event the Buyer delayed in fulfilling fully and/or timely one or more of its undertakings in accordance with this Agreement, the said delay shall entitle the Seller to a corresponding delay in the fulfillment of its undertakings towards the Buyer, and to change the Delivery Date of the Property according to the period of delay, and for an additional period of 14 days, inter alia, for organization purposes, and in such circumstances as aforesaid the Seller shall not be deemed as breaching its undertakings towards the Buyer in accordance with this Agreement.

5.6.
The provisions set forth in this Section 5 shall not affect the rights granted to the Seller in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law, including its right to terminate this Agreement and/or its right to obtain the Liquidated Damages as set forth in the Agreement.

6.	Liquidated damages for a delay in delivery of the Property

6.1.
In respect of each month of delay in the delivery of the Property, beyond the periods set out in Section 9 of the Agreement, including all sub-sections thereof, the Seller shall pay to the Buyer pre-estimated liquidated damages in accordance with the provisions set forth in the Sale Law (Apartments) per month (or a relative part of that amount in respect of each part of a month as aforesaid) in respect of the delay, as of the 60th day of the delay (hereinafter: the "Basic Damages"). The said damages are final and the Buyer shall not be entitled, except for the said damages, to any additional relief or remedy from the Seller, in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law (except for a statutory obligation that cannot be made subject to conditions) and the provisions set forth in Section 15(b) of the Contracts Law (Remedies for Breach of Contract), 5731-1970 shall not apply thereto, and in this regard the Buyer shall not be entitled to damages for alternative housing and/or other damages, for a period of 12 months when after the said period, to the extent that the Property was not delivered to the Buyer for a reason that does not emanate from the breach of the Buyer of the provisions set forth in this Agreement, the Buyer shall be entitled to terminate this Agreement.

It is clarified that the damages set out in this Section shall not apply to a delay in the delivery that was caused as a result of circumstances over which the Seller has no control and that the risk for their occurrence and consequences is not imposed on the Seller.

6.2.
In addition, it is hereby clarified that the payment of the damages as stated above shall be made at the end of each month in respect of which the Buyer is entitled to the damages as aforesaid, solely for that month, and provided that the Buyer fulfilled its entire undertakings towards the Seller whose fulfillment date was due until that time.

7.	Betterment tax down payment

7.1.
The Seller declares that an approval for the Project with a construction loan was granted in the name of Seller no. 1 (Form 50) and an approval of the Assessing Officer for the Project with a construction loan was granted in the name of Seller no. 2, and that an exemption from betterment tax under Section 50 of the Land Taxation Law shall apply to the sales, and the Buyer shall not be obligated to transfer the betterment tax amount as stated in Section 15(b) of the Land Taxation Law.

The Seller	The Buyer

Appendix D – Irrevocable power of attorney

Irrevocable power of attorney
Notarial/pursuant to Section 91 of the Bar Association Law

I/we the undersigned:
Align Technology Ltd., Company Registration No. 512020934
Of 3 Ariel Sharon St. Or-Yehuda, 6037606
Tel.: 03-6341441______________; Tel.: 03-63414401______________
By its authorized signatories, Mr. Yuval Shaked, ID. No. 025407362 and Mr. Ehud Kogut, ID. No. 029478880

Whereas:
We signed a contract with GANEI BEN ZVI Ltd., Company Registration No. 511132235 and Ramat HaChayal Equities LLC, foreign company, Company Registration No. 560032336 (hereinafter: the "Seller") according to which we undertook to purchase from the Seller a property known as the entire top 5 office floors in Building no. 1 and that are marked as unit no./temporary symbol A2801, A2901, A3001, A3101, A3201and in the color light blue in the drawings enclosed as Appendix B of the Sale Agreement, and 20 (twenty) balconies (4 balconies on each floor) and rights in 200 (two hundred) underground parking spaces in the Project in floors (-3) and (-4) in the parking lot as marked in the parking lot drawing enclosed as part of the Drawings, within their meaning in the Sale Agreement, and subject to the provisions set forth in the Sale Agreement (hereinafter: the "Property") in the Global Towers Project, within its meaning in the Sale Agreement and that will be built in parcels 52, 53, 62, 93, 94, 95, 96 and 97 in block 6372 that constitute lot 2002/02 in accordance with Urban Building Plan (UBP) PT/1223/25A or any other plan superseding the same and located in the intersection of Jabotinsky and Rabin St. in Petah Tikva;

10And whereas:
It is necessary to perform percelization and/or division and/or consolidation in the said lot and in adjoining lots, in order to consolidate the lot with other lots and/or divide the lot into a number of parcels and/or in order to transfer parts and/or parcels to the Local Council in whose jurisdiction the said lot is located and/or to a government authority and/or to other parties in order to register a lease on part of the lot in favor of the Local Council;

11And whereas:
It is necessary to register the Building where the Property is located (hereinafter: the "Building") as a condominium, within the meaning of this term in the Land Law and/or as part of a condominium with adjacent buildings that will be built on the said lot and/or on adjoining lots and to register for the condominium bylaws and/or to amend and/or modify the bylaws as the Seller deems fit;

12And whereas:
In accordance with an agreement made with the Seller, we undertook to deliver an irrevocable power of attorney to the attorney as instructed by the Seller and that will allow the Seller to perform everything stated in this Power of Attorney;

13And whereas:	It is necessary to protect the rights of different lenders, including mortgage banks or any other financial institution that will be approved by the Seller;

Therefore, we, individually and collectively, hereby designate and appoint Adv. Dr. Ariel Flavian and/or Avital Agami-Shlomovich and/or Zeev Kallach and/or Rani Hirsh and/or Shiran Shouldiner and/or Nitzan Levi and/or Leon Zack and/or Daniel Terezi Schwartz and/or any other attorney from Herzog Fox & Neeman & Co. Law Office of 4 Weizmann St. in Tel Aviv and from 7 Pal-Yam Ave. Ave. in Haifa and/or Bank of Jerusalem Ltd. and/or Discount Mortgage Bank Ltd. and/or Israel Discount Bank Ltd. and/or Bank Leumi le-Israel Ltd. and/or Leumi Mortgage Bank Ltd. and/or Mizrahi-Tefahot Bank Ltd. and/or First International Mortgage Bank Ltd. and/or Bank Hapoalim Ltd. and/or Jerusalem Bank for Development and Mortgages Ltd. and/or Bank Otsar Ha-Hayal (hereinafter: the "Attorney") to serve as our lawful attorneys in anything related to the said Property, the said lot and any part thereof and we hereby empower our Attorneys to perform in our name and in our place any or all of the following actions as our Attorneys deem fit and proper from time to time:

1.	To receive the rights of ownership in the Property in our name and for that purpose to sign in our name as buyers any document that is necessary in connection therewith.

2.
To sign in our name and in our place in connection with the said lot and/or any part thereof for the purpose of its percelization and/or for the purpose of its consolidation and/or for the purpose of consolidating any part thereof with adjoining lots and/or parts of lots, as our Attorneys and/or as the Seller deems fit and proper, and to perform in our name and in our place any action that is necessary for the purpose of dividing the said lot into a number of parts and to transfer any part thereof to the ownership of the Seller and/or to transfer any part thereof to the ownership of any Local Council and/or any government leasing authority for public purposes, whether or not for consideration, and/or for the purpose of registering a long-term lease on any part thereof in favor of the Local Council as a right of way and/or for other public purposes, and for that purpose to sign any plan, certificate, declaration, application and any other document that our Attorneys deem fit and proper for that purpose.

3.
To grant in our name and in our place any approval that is required for the purpose of dividing the lot into different parcels and/or for the purpose of consolidating the entire lot and/or any part thereof with adjoining lots and/or parts of lots, in our name and in our place to grant approvals for the transfer of parts of the lot and/or parcels that will be created after percelization to the ownership of the Seller and/or the ownership of the Local Council and/or the government authorities and to give in our name approvals for registration of a lease on parts of the lot in favor of the Local Council, and to the extent that we will register a caveat on the lot in our favor – to give in our name, as the holders of caveats, approval to perform percelization, consolidation and/or division and the transfer of any part of the lot, approval to perform percelization, consolidation and/or division and the transfer of any part of the lot after percelization to the Seller and/or to the Local Council and/or to a government authority and/or for the purpose of registering a lease on parts of the lot in favor of the Local Council, to grant approval to transfer any apartment and/or unit in the buildings to whoever the Seller deems fit, except for the Property we purchased.

4.
To perform in the said lot and any other adjoining lot and/or area any percelization, consolidation, division, trade-in, as required from time to time and to grant in our name and in our place all approvals that are necessary for the purpose of this matter and to sign any document that is required for the purpose of this matter as our Attorneys deem fit.

5.
A.     To register the Building where the Property is located as a separate condominium, within the meaning of this term in the Land Law, to the extent that one building only will be built on the lot and/or as part of a condominium together with other buildings that will be built on the lot, to the extent that the said lot is intended for the construction of a number of buildings. And to grant in our name and in our place approvals to the Land Regions Commissioner regarding the division of the condominium that will be registered as separate units, as the Seller deems fit, on the condition that the said Property is included in the condominium and will be registered as a separate unit.

B.
To set out the division of the common property in the condominium among the different owners of the units in the condominium and to determine the part of the common property that will be attached to each of the units, in accordance with the instructions set forth by the Seller.

C.
To remove part from the area of the lot, from the area of the Building, the areas of the roof and other parts from the building from the division of the common property and attach the said areas, in whole or in part, or any part thereof, to any unit in the condominium in any manner the Seller deems fit and to register the said areas that will be excluded from the common property as part of the said units, as the Seller deems fit.

D.
To register bylaws for the condominium and set out its provisions and to prescribe in the bylaws any provisions that our Attorneys will deem fit and in particular to prescribe provisions regarding the exclusion of areas from the common property and provisions that will grant and/or set out rights of use and/or easement with respect to different units and/or with respect to any thereof including provisions and/or limitations that will specify and/or prohibit specific uses in the units and/or any part thereof and/or in the common property and/or in any part thereof, including the granting of an easement and/or special rights of use as the Seller and/or our Attorneys deems fit.

E.
To prescribe provisions in the bylaws regarding the manner of maintenance and/or warranty of the common property and/or the distribution of the expenses of maintenance and/or warranty of the common property and/or the distribution of the expenses with respect to the maintenance of the common services of the condominium provided to the different units, in whole or in part, as the Seller and/or as our Attorneys deem fit.

F.
From time to time to make different amendments in the Condominium Registration Order and/or any amendment of the condominium bylaws as our Attorneys deem fit, and that will include the entire provisions our Attorneys deem fit from time to time.

G.
To the extent that we registered and/or will register caveats in the Lands Register regarding the aforesaid Property, we hereby empower our Attorneys as stated above, as of this day henceforth, to grant in our name as the holders of the right in the said caveat any approval that is required by the Lands Registrar and/or by the Lands Registration Commissioner and/or any other competent authority for the purpose of registering the condominium and/or for the purpose of registering the bylaws and/or for the purpose of making any amendment therein, as required from time to time and/or for the purpose of prescribing and/or modifying any provision thereof and/or for the purpose of performing division and/or consolidation and/or for the purpose of transferring parts of the lot after the division and/or the consolidation to the Local Council and/or the government authority and/or for the purpose of granting approval for the registration of a long-term lease on any part in the lot in favor of the Local Council and/or the government authority.

H.	To remove the caveat that was registered in our name.

I.	To report to the betterment tax authorities regarding the cancellation of the transaction contemplated hereby.

J.
To submit affidavits to the Lands Registration Commissioner and/or to any other authority in which our Attorneys will confirm the unit in the condominium that we purchased and in our name and in our place to grant approval to limit the caveat that is registered and/or that will be registered in our favor solely for the Property, and in our name and in our place to sign any document that is required for the purpose of removing the caveat that we registered and/or that we will register from all other units in the Building and/or in the condominium, and from all parts and the common property that are not attached to the Property and from any other part in the Building and/or in a lot that is not attached to the Property. In addition, our Attorneys shall be entitled to grant approval to register the transfer of the rights in the lot to the name of the Seller.

K.
To the extent that the buildings on the lot will be registered in stages and the construction will be registered and after registration of the condominium additional units in the Building will be built and/or will be built on parts of the lot, and the Seller wishes to include the said parts as part of the condominium, we hereby empower our Attorneys as stated above to grant in our name and in our place approval for the amendment of the Condominium Registration Order, the amendment of the condominium bylaws in such manner that the condominium will also include the entire additional units that will be built in the Building where the Property is located and/or in other buildings on the lot, in order to include in the condominium all the units and/or the said units, and for that purpose to grant in our name and in our place approval to change the division of the common property and the repeated division of the common property in such manner that the common property will be attached again to all the units and/or the units in the buildings on the lot and/or any part thereof and to grant in our name approvals for the amendment of the bylaws as may be required and to submit in our name applications to the Lands Registration Commissioner for the purpose of changing the registration of the condominium, amending the bylaws, changing the division of the common property so as to include the additional apartments and/or units that will be built on the lot in the condominium.

L.
In our name and in our place to grant any approvals that will be required by the Lands Registration Commissioner for the purpose of performing any disposition in any parts of the lot, except for the Property, as our Attorneys deems fit.

M.
In our name and in our place to grant all approvals that are required from us as the holders of the caveats on the lot for the purpose of registering the ownership of the Seller in the lot or any part thereof.

6.
To pay all the bills, expenses, taxes and fees and/or payments applicable to us, to the extent applicable, in accordance with the contract made between us and the Seller, and obtain any approval, certificate and document that is required for the purpose of observing the provisions set forth in this Power of Attorney.

7.
For the purpose of exercising the authorities and powers stated in this Power of Attorney or any part thereof, we hereby empower our Attorneys, jointly and severally, to perform in our name and in our place each and/or any of the following actions:

A.
To sign any application, declaration, affidavit, approval, certificate, drawing and any other document of any kind and any letter as may be required from time to time with respect to all and/or any of the powers granted under this Power of Attorney.

B.
To appear in our name and in our place before the Lands Registrar and/or officials from its office, before the Lands Registration Supervisor and/or officials in its office, before the Lands Registration Commissioner in Israel, before Israel Land Administration and before any other authority and before any governmental and/or municipal authority and before any appeal committee and/or other committees and before the State authorities, Local and/or District Planning and Building Committees and before any person and/or entity and perform with them any action that will be required and obtain all approvals as may be required and file appeals, objections, applications and perform with the said institutions any other action as may be required from time to time.

8.
To grant in our name and in our place any approval as may be required to the mortgage banks for the purpose of registering a mortgage as a security on the lot in order to assure the loans the that buyers of units in the Building will receive from the banks for the purpose of financing the payments the banks are required to pay to the Seller for their units. To the extent that we register a caveat on the lot in our favor we hereby empower our Attorneys to grant approval in our name to register a mortgage in favor of the mortgage bank as a security for the loans taken by the buyers of apartments/offices.

To mortgage and charge the aforesaid Land or the right of lease or any other right we have and/or we will have in the Land, including all buildings existing at present and that will be built on the said Land in favor of the bank, in a mortgage or a mortgage made in favor of any entity or in any manner and form, for an amount and under conditions (including terms of linkage to the consumer price index) as instructed by the Bank. Our Attorneys as stated above shall be entitled to draw up in our name and in our place mortgage deeds and charges and notices of pledge for the purpose of securing payments that are due and/or that will be due to the bank for that purpose and in mortgage redemption deeds, in accordance with instructions that one or more of its representative will receive from the bank to redeem a mortgage registered on the said Land and for that purpose to sign mortgage redemption deeds.

9.
To perform any actions and/or any other thing in connection with the Property and/or the Building and/or the lot and/or the said assets in an absolute and final manner as our Attorneys deem fit in order to exercise any of the authorities granted thereunder and as required from time to time.

10.
This Power of Attorney assures the rights of the Seller, i.e., the rights of the right holders and/or the Contractor and/or the buyers of other Units in the lot and/or a bank that provided us a loan (hereinafter: the "Third-Party") and the possibility of the Third-Party to fulfill its undertakings towards other buyers of Units in the buildings on the said lot and towards the governmental and municipal authorities and therefore we shall not be entitled to cancel or amend this Power of Attorney however solely after obtaining the prior and written approval of the Third-Party.

11.
The aforesaid Third-Party shall be entitled, from this day henceforth, to register a caveat in the Land Register on the lot and the Property with respect to this Power of Attorney and we shall not be required to perform any other action in connection therewith.

12.
In the event this Power of Attorney was signed by one person, it shall be read in the singular, and in the event this Power of Attorney was signed by more than one person, this Power of Attorney shall be read in the plural.

13.
Without derogating from the generality of the aforesaid, our Attorneys shall be entitled to waive in our name and in our place any protection granted under the Tenant Protection Law [Consolidated Version] 5732-1972 including in accordance with Section 33 of the Law and/or in accordance with Sections 38 and 39 of the Execution Law 5727-1967 and/or in accordance with the provisions set forth in any law whether in effect at present and/or that will apply in the future in addition to or instead of the aforesaid laws with respect to our rights in the aforesaid land.

And in witness hereof we are hereby undersigned on the ______ day in the month of _________ in the year 2019:

Signature of the Buyer

I hereby confirm the aforesaid signatures:

Date	Advocate Name and Address	Signature and Stamp

Appendix D'1 – Irrevocable power of attorney for removal of caveat

Irrevocable power of attorney
(For the Buyer – for removal)

I/we the undersigned:
Align Technology Ltd., Company Registration No. 512020934
Of 3 Ariel Sharon St. Or-Yehuda, 6037606
Tel.: 03-6341441______________; Tel.: 03-63414401______________
By its authorized signatories, Mr. Yuval Shaked, ID. No. 025407362 and Mr. Ehud Kogut, ID. No. 029478880
(Hereinafter individually and collectively: the "Buyer")

hereby designate and appoint Adv. Dr. Ariel Flavian and/or Avital Agami-Shlomovich and/or Zeev Kallach and/or Rani Hirsh and/or Shiran Shouldiner and/or Nitzan Levi and/or Leon Zack and/or Daniel Terezi Schwartz and/or any other attorney from Herzog Fox & Neeman & Co. Law Office, jointly and severally, to serve as our lawful attorneys for the purpose of performing in my/our name and my my/our place all of the following actions or any part thereof:

To cancel and/or remove the caveats that will be registered in our favor on the rights in the Property known as the entire top 5 office floors in Building no. 1 and that are marked as unit no./temporary symbol A2801, A2901, A3001, A3101, A3201 and in the color light blue in the drawings enclosed as Appendix B of this Agreement, and 20 (twenty) balconies (4 balconies on each floor) and rights in 200 (two hundred) underground parking spaces in the Project parking lot in floors (-3) and (-4) in the parking lot as marked in the parking lot drawing enclosed as part of the Drawings within their meaning in the Sale Agreement and subject to the provisions set forth in the Sale Agreement (hereinafter: the "Property") in the Global Towers Project, within its meaning in the Sale Agreement and that will be built in parcels 52, 53, 62, 93, 94, 95, 96 and 97 in block 6372 that constitute lot 2002/02 in accordance with Urban Building Plan (UBP) PT/1223/25A or any other plan superseding the same and located in the intersection of Jabotinsky and Rabin St. in Petah Tikva for the purchase of the rights in accordance with a contract that we signed on _______________ (hereinafter: the "Agreement") from GANEI BEN ZVI Ltd., Company Registration No. 511132235 and Ramat HaChayal Equities LLC, foreign company, Company Registration No. 560032336.

1.
To sign any document and/or application that are necessary for the purpose of removing the said caveat and/or the caveats in favor of a mortgage bank and/or any other person and/or the removal of pledges registered in the Registrar of Pledges.

2.	To sign any document and/or notice and/or report to the land taxation authorities regarding termination of the Agreement.

3.	This Power of Attorney is irrevocable since the rights of the Sellers are contingent thereon.

4.	This Power of Attorney shall survive even after our death and shall also be binding upon our heirs, the heirs of our heirs, our guardians and administrators.

And in witness hereof we are hereby undersigned on the ______ day in the month of _________ in the year 2019;

Signature of the Buyer

I, the undersigned, _____________ Adv. hereby confirm the signature of the aforesaid.

Date: ______________         Signature: __________

Appendix E1 – Construction Loan Appendix
(Form 124.24)

Mizrahi-Tefahot

Appendix of Sale Agreement
Appendix dated ______________ of an Agreement dated _____________ (hereinafter: the "Agreement")
Between: _________________ (hereinafter: the "Buyer")
And between: _______________ (hereinafter: the "Seller")

1.
The Buyer is aware that for the purpose of performing the construction project (hereinafter: the "Project") on the land known as parcel _____ in block _____ in accordance with UBP _________ (hereinafter: the "Land") the Seller receives and/or might receive from Mizrahi-Tefahot Bank Ltd. (hereinafter: the "Bank") credits, guarantees and different banking services (hereinafter: the "Credit") and that for the purpose of securing the credit the Seller created and/or will create, inter alia, a charge and/or a mortgage and/or a pledge on the Land in favor of the Bank, that will assure the credit that was provided and/or that will be provided to the Seller in connection with the Project and/or any Credit that is not related to the Project. In addition, the Buyer is aware that the rights of the Bank in accordance with the charge and/or the mortgage and/or the pledge as stated above shall have priority over the rights of the Buyer in the unit the Buyer purchased, as long as it was not released by the Bank, whether the date of creation of the charge and/or the mortgage and/or the pledge on the Land in favor of the Bank preceded the signing date of the Agreement, and whether the date of creation of the charge and/or the mortgage and/or the pledge on the Land in favor of the Bank occurred after the signing date of the Agreement.

2.
A.     The Buyer is aware that the unit in the Land it purchased from the Seller in accordance with the Agreement (hereinafter: the "Unit") is part of the Project and that the Seller undertook and/or might undertake towards the Bank to perform the Project, in accordance with the terms set forth in the agreements that were signed and/or that will be signed between the Buyer and the Bank.

B.
The Seller hereby assigns in a final and absolute assignment its entire rights towards the Buyer in favor of the Bank, and hereby gives to the Buyer irrevocable instructions to transfer to the Bank and not to any other entity any amount that is due or that will be due from the Buyer to the Seller in accordance with the Agreement or in connection therewith, on the date set for its payment, and all according to the payment dates set out in the Payments and Payment Dates Appendix that constitutes an integral part of the Agreement.

The transfer shall be performed by depositing sums in the Project account, account no. ___________ that was opened/that will be opened in branch/business center_________ (branch no. ________) of the Bank (hereinafter: the "Project Account"). In a project that includes a payments scheme by payment vouchers, the payments in the Project Account as stated above shall be deposited solely by payment vouchers that will be issued by the Bank and that will be delivered to the Buyer by the Seller.

The said instructions of the Seller are irrevocable and may not be canceled or amended however solely by obtaining the written approval of the Bank. By signing this Appendix, the Buyer confirms that it noted the aforesaid irrevocable instructions and the Bank undertakes to act in accordance with the said instructions.

3.
A.     The Buyer is aware that it is entitled to receive guarantees from the Seller (hereinafter: the "Guarantees") in accordance with the provisions of the Sale Law (Apartments) (Assuring Investments of Apartment Buyers) 5734-1974 (hereinafter: the "Sale Law") in respect of all payments made in connection with the purchase of the Unit, and the Seller hereby undertakes to provide to the Buyer a Guarantee shortly after the Buyer makes each payment to the Seller and only by way of depositing the payment to the Project Account as aforesaid.

B.
Without derogating from the foregoing, the Buyer undertakes to make any payment due from the Buyer to the Seller in accordance with the Agreement and only by way of depositing payments to the Project Account as stated above. Any payment that is not paid by the Buyer by way of depositing payments in the Project Account shall not be deemed as consideration in accordance with the Agreement and the Buyer shall not be entitled to receive Guarantees in respect of such payment as aforesaid and/or receive possession in the Unit, however only subject to payment of the entire consideration by way of depositing of sums in the Project Account as stated above. For the avoidance of doubt, barter or trade transactions shall not be deemed as depositing of sums in the Project Account and shall not entitle the Buyer to receive possession in the Unit.

4.
The Buyer is aware that the Bank will issue the Guarantees in accordance with the provisions of the Sale Law and that the issuance of the Guarantees is conditional on fulfillment of the Agreements of the Buyer in accordance with the Agreement.

5.
The Seller and the Buyer hereby agree and undertake that as of the signing date of this Appendix the Seller and the Buyer shall not perform any material modification or addition of the Agreement without obtaining the prior and written approval of the Bank.

6.	A. The Buyer hereby agrees, affirms and declares as follows:

The Bank does not and will not have any obligation or liability of any kind towards the Buyer in connection with the Project and the Buyer does not and will not have any rights and/or claims and/or demands and/or suits of any kind, including claims in torts against the Bank, except for its rights in accordance with the bank guarantees that the Buyer received or will receive from the Bank and in accordance with their terms and conditions.

B.	Without derogating from the generality of the aforesaid in sub-section (A) above:

1.
The fact that the Seller published and/or will publish in any manner and form the fact that the Bank provides a loan and/or might provide a loan for the Project and the fact that the Bank appointed and/or will appoint a supervisor for the Project on its behalf does not impose on the Bank any obligation in connection with the construction of the Project, the quality of construction, rate of progress of the construction, compliance with specifications, delivery of possession in the Unit or any other obligation in connection with any matter between the Buyer and the Seller in connection with the Project.

2.	The supervision on behalf of the Bank over the Project, to the extent that such supervision is performed, is performed solely for the purpose of assuring the Credit provided by the Bank.

3.
The supervision mechanism does not oblige the Bank to assure that the Buyer's payments are released according to the rate of progress of the construction stages in particular, or allocated for the construction of the Project in general.

4.
The Buyer is obligated to reach agreement directly with the Seller regarding the protection mechanisms for its payments, and the Bank shall not be held liable for any reliance the Buyer may have as a result of the application of the supervision mechanism.

C.
The Buyer is aware of the right of the Bank or anyone acting on its behalf to receive and/or transfer the rights and/or obligations in connection with the Project, to the extent that there are any and/or continue, at its discretion, whether by itself and/or by others, with the construction of the Project, in the event the Seller fails to fulfill its undertakings towards the Bank, to the extent that there are any, in respect of the construction and performance of the Project, provided that the rights of the Buyer shall not be impaired thereby, save as provided expressly in this Appendix.

D.
The Buyer is aware of the right of the Bank, in the event the Seller fails to fulfill his undertakings towards the Bank in respect of the Credit and/or in respect of the construction and performance of the Project, to the extent that there are any:

1.
To continue, whether by itself or by others, with the performance or construction of the Project, and continue with the fulfillment of the Seller's undertakings towards the Buyer for the construction of the Unit, on the condition that the Bank will have a sufficient period of time, beyond the schedule the Seller undertook to meet towards the Buyer as stated in the Agreement, and on the condition that the Buyer undertakes to pay to the Bank or anyone acting on its behalf all sums that are due and that will be due from the Buyer to the Seller in accordance with the Agreement, and fulfill its undertakings in accordance with the Agreement towards the Bank or anyone acting on its behalf as aforesaid.

2.
To notify the Buyer that it wishes to pay to the Buyer the balance of the Guarantees. In such circumstances as aforesaid the Buyer shall be obligated to receive the amount of the Guarantees and the right of the Buyer in the Unit will expire upon receiving the full amount of the Guarantees as aforesaid.

E.
The Buyer is aware that if, for any reason, the Buyer did not exercise his right to receive the Guarantees, the Bank shall not be obligated to pay to the Buyer any amount on account of the payments the Buyer paid to the Seller.

F.	The Buyer is aware that the Seller does not represent the Bank and is not entitled to make a commitment on behalf of the Bank.

7.
In the event of realization of the Guarantees, the Agreement shall be deemed as null and void, and the rights of any kind granted to the Buyer in the Unit shall be returned to the Seller and to its possession when the Unit is free from any person and article and free from any attachment, charge or any other rights granted to a third-party other than the Bank.

8.
The Buyer is aware that the transfer of its rights in the Unit to a third-party without obtaining the prior and written approval of the Bank shall not release the Buyer from its undertakings in accordance with the Agreement and shall not grant to the transferee on behalf of the Buyer rights by virtue of the Guarantees in particular and in connection with the Unit and/or the Project in general.

9.	The Buyer hereby undertakes to notify the Bank regarding termination of the Agreement on any grounds, immediately following its termination.

10.
A.     The Buyer is aware that he may not withdraw from his undertakings as stated in the Agreement and in this Appendix, to the extent that these are related to the Bank, since the rights of the Bank are contingent thereon.

B.
The Buyer hereby declares that it is aware that the Seller charged and/or will charge the Project and the Land in favor of the Bank and the Buyer is aware that in the event it fails to fulfill the provisions set forth in this Appendix, as long as the Seller owes any sums to the Bank in connection with the Credit, the Bank will not remove the charge on the Unit that the Buyer purchased. The provisions of this Section shall not affect the Guarantees that were provided to the Buyer.

11.	By signing this document, the Buyer confirms that the information contained in this document was delivered to him a reasonable time before the Buyer signed this Agreement.

12.	This Appendix constitutes part of the Agreement and shall have the same force as any other provision hereof.

13.
The Buyer and the Seller hereby agree and declare that in the event of discrepancy between the provisions set forth in this Appendix and the provisions set forth in the Agreement, the provisions set forth in this Appendix shall take precedence.

And in witness hereof the parties are hereby undersigned:

The Seller	The Buyer

1. To the Buyer; 2. To the Seller. 3. Kept in the branch; 4. To the engineer

Appendix F

Global Towers Project
Procedure for the performance of customization works in the Property by the Buyer

Between:
1.    GANEI BEN ZVI Ltd., Company Registration No. 511132235
2.    Ramat HaChayal Equities LLC, foreign company, Company Registration No. 560032336
Both by their authorized signatory, Mr. Avi Shefer, ID. No. 015260235
Whose address for the purpose of this Agreement is:
9 Hashiloach St.
PO Box 7894 Petah Tikva
Tel.: 03-7512626; Fax: 03-5751827
(Hereinafter collectively: the "Seller" or the "Company")

The first party;

And between:

Align Technology Ltd., Company Registration No. 512020934
Of 3 Ariel Sharon St. Or-Yehuda, 6037606
Tel.: 03-6341441______________; Tel.: 03-63414401______________
By its authorized signatories, Mr. Yuval Shaked, ID. No. 025407362 and Mr. Ehud Kogut, ID. No. 029478880
(Hereinafter: the "Buyer")

The second party;

Whereas:
In accordance with a Sale Agreement dated _____________ the Buyer purchases the Property, within its meaning in the Sale Agreement, in shell level only, in accordance with the Technical Specification constituting Appendix A of the Sale Agreement, and subject to the provisions set forth in the Sale Agreement;

14And whereas:
The entire customization works of the Buyer in the Property according to its requirements and specifications will be performed by the Buyer, under its responsibility and at its expense (and the Seller shall not be held liable in connection therewith) after the "Delivery Date" within its meaning in the Sale Agreement;

15And whereas:
The Buyer that wishes to perform customization works in the Property is obligated to act in accordance with the procedures and the guidelines set out in this Appendix for the purpose of maintaining the proper operations and conduct in the Building (within its meaning in the Sale Agreement) that constitutes a condominium, protecting the common property and the safety of the other tenants in the Building.

Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows:

A.	General

1.
The operating contractors shall commence the customization works in the Property (hereinafter: the "Works") only after the Seller and/or the Building manager on behalf of the Management Company received the entire updated construction drawings, approved with the signature of the proper consultants in the Project, including in the fields of architecture, water, electricity, plumbing, HVAC and safety, green building consultant, etc. for the purpose of obtaining the approval of the said consultants, including for the purpose of receiving clear and specific guidelines regarding the connection to the systems in the Building, inspections that should be conducted prior to the connection of the systems in the Building and handling air-conditioning/fire safety/sprinkler pipelines and after they contacted the Seller and/or the Building manager and/or the Building manager on behalf of the Management Company (hereinafter: the "Building Manager") for the purpose of receiving procedures that they will confirm with their signature prior to start of performance of the Works.

The Buyer shall pay an amount of NIS 200 per 1 sq.m. in respect of each 1 sq.m. of the area of the Property for the purpose of approving its drawings by the Project consultants.

In addition, no work without obtaining the signature of the contractors on the procedure prior to the performance of the Works will be allowed.

Without derogating from the generality of the aforesaid it is clarified that:

2.
The Buyer will deliver to the Building Manager details regarding the suppliers, the primary contractor, the safety supervisor on its behalf and the subcontractors that will engage in the performance of the Works in the Property and any other relevant detail, prior to and as a condition for the performance of the customization works, and the said persons shall be obligated to appear, introduce themselves and register in the offices of the Building Manager and sign safety forms and present working at height certificates that are in effect for each of the workers.

3.
The professionals on behalf of the Buyer for the purpose of interior design works, the design of the electricity, plumbing, air-conditioning, sanitation, sewage, fire safety systems and any other main system in the Property shall coordinate with the Building Manager in advance their works on the different systems in the Property, in a manner that no harm will be caused to the said systems and their current operations will not be affected thereby, and in a manner that the said systems will comply with the demands made by the competent authorities.

4.
The Building Manager may refuse to allow the work of the contractors on behalf of the Buyer to the extent that they transgress/transgressed the instructions given by the Building Manager including the safety instructions and/or any other relevant instruction that, in the opinion of the Building Manager and to the best of his professional judgment, might cause any damage to the systems in the Building, and the Buyer or the Contractor shall not raise any claim and/or demand and/or suit against the Seller and/or the Management Company and/or anyone acting on their behalf.

5.	The project manager and/or anyone on its behalf shall be entitled to conduct inspections in the Property, whether during the performance of the Works and whether thereafter.

6.	The Buyer may not touch or alter anything in the outer shell in the Building. In addition, the Buyer may not connect mechanically to the elements in the façade walls of the Building.

7.
It shall be further emphasized that any element that is visible from the exterior part of the Building such as drapes and/or shadowbox walls, whether permanent and/or temporary, and/or cabinets and/or any other element must be approved by the Building Manager with respect to the tint and type of materials that will be used. In addition, the Buyer will undertake to install drapes in the Property and accessories/sensors that will be required for the purpose of making the Property compliant with a green building standard in accordance with the requirements set forth by the Ministry of Environmental Protection.

8.
All works in connection with excavation, drilling or the construction of an irregular structure in the Building, including the installation of an element with extraordinary weight such as: compactus (mobile shelving), vault and the like shall require the approval of the Building engineer.

9.	Contractors may not connect to public electricity outlets without obtaining the approval of the electricity consultant of the Building and the Building Manager.

10.	Contractors may not connect to the public water/drainage/sewage pipeline without obtaining the approval of the plumbing consultant of the Building and the Building Manager.

11.	The use of fire safety facilities and/or water used for fire safety purposes is strictly prohibited.

12.	No cars are allowed on the paved courtyards and the pavements in the façades of the Building.

13.	The entry of any extraordinary equipment (length, width, weight) to the Building requires prior coordination and approval of the Building Manager.

14.
While performing its works the contractor shall not obstruct public passages and/or emergency doors. For that purpose, the contractor will install, following coordination with the Building management, a separating partition that will allow passage and separation of the persons in the Building from the Works.

15.
The contractor shall be obligated to coordinate with the Building Manager any moving or handling to or from the Property of equipment/materials/work instruments/furniture and the like in the elevator and in the common areas and perform all works solely in accordance with the procedures and demands made by the elevator manufacturers.

16.	The Buyer, the contractors and the workers on their behalf shall be obligated to observe the entire instructions of the Building Manager.

17.	The Building Manager shall be entitled to cease the work of a contractor that violates conditions and guidelines that it received and that it agreed to perform.

18.
In addition, the Building Manager shall be entitled, without delivery of advance notice, and after he found that any of the contractors and/or their representatives and/or the representative on behalf of the Buyer violates any of the work instructions that were delivered upon commencement of the Works, to disconnect the temporary electrical connection and/or water connection and/or to deny their access to the unit for the purpose of performing the works, until the said breach is not cured. The Buyer/contractor and/or anyone acting on their behalf waive in advance any right and/or cause of action in connection therewith against the Seller and/or the Management Company and/or anyone acting on their behalf.

B.	Connection to main systems

1.
Any temporary connection used for the purpose of performing the Works and/or any disconnection that is required for a temporary/permanent connection to the systems in the Building will use a meter and means of control of the Building Manager, in accordance with the instructions given by the Building Manager and the designers of the relevant systems in the Building and following advance and written coordination. In the event it is impossible to install a meter and/or until a meter is installed, and for the purpose of avoiding delays in the Works, the contractor will have access to a temporary electricity and water connection in accordance with the following instructions.

2.
A contractor that wishes to connect to the main systems in the Building such as: electricity, drinking water, plumbing, central air-conditioning, fire safety, sprinklers system and the like shall perform the following actions:

•
Prior to the commencement of the Works the Buyer shall deliver to the Seller and/or the Building Manager and/or the supervision coordination office construction drawings that are approved for performance by the authorities, its designers and the relevant designers of the Building on behalf of the Seller including a green building consultant.

•
Drawings for the sprinklers system that will be delivered to the Building Manager and/or the supervision coordination office will also be approved by the Standards Institution of Israel prior to performance.

•	After receiving the said drawings as stated above the Building Manager, following coordination with the Project engineers, will deliver written approval for the purpose of performing the Works.

•	Upon completion of the Works the Building management will receive as-made plans of all works approved and signed by the designer.

•
The Buyer shall perform at its expense, to the extent required, integration tests in accordance with Israeli Standard 1001 and/or any other test by an accredited laboratory and/or a competent authority in accordance with the regulations/laws and/or demands made by the consultants on behalf of the Seller.

C.	Safety

The operating contractor shall be responsible for the installation of the safety accessories in accordance with the instructions set forth by the National Fire and Rescue Authority and the existing standards.
The contractor is obligated to assure that the safety consultant will approve the installation in advance.

D.	Insurances

1.
The operating contractor is responsible for taking out insurance for the performance of the Works and prior to the commencement of the Works deliver to the Seller and/or the Building management a certificate of insurance, in addition to any performance guarantee that is required, and all in accordance with the provisions set forth in Appendix K of the Sale Agreement.

2.	The certificate of insurance as aforesaid shall be delivered to the Building management prior to the performance of the Works.

3.
It is clarified that the commencement of the contractor's works shall not be approved prior to the delivery of the insurance documents that are in effect as of the period of its work to the Seller and/or the Building management.

E.	Hot work

The contractor shall not perform "hot works" in the Building without signing in advance a hot work procedure that the contractor will receive from the Building Manager (the procedure is hereby enclosed).

F.	Times of work

1.
The times of work in the Property shall comply with the times and dates as provided by the Building Manager. Unless otherwise stated by the Building Manager, the entry time to the Building shall be not earlier than 07:00 and the exit time from the Building shall be no later than 19:00. It is clarified that the Buyer and/or anyone acting on its behalf shall incur all fines that will be imposed, to the extent imposed, in respect of work that they performed in other hours as aforesaid. It is clarified that after commencement of occupancy of the Building, noisy works, including drilling, sawing, excavations and the like may be performed only on Sun. – Thurs. from 19:00 until 08:00 in the following morning.

2.	Works whose performance is requested on Fridays (including noisy works) shall be performed during the hours of the day following advance coordination with the Building Manager.

3.	In any event, no work during the night will be allowed, however solely following advance coordination with the Building Manager.

4.	The contractor may not work on Saturdays and holidays.

G.	Handling materials/waste

1.	The contractor is required to schedule a date with the Building Manager for the purpose of moving materials and instruments for the performance of the Works.

2.	The contractor's vehicles will unload the equipment in the loading/unloading area and upon completion of unloading works the contractor will move his vehicles promptly.

3.
The equipment will be transported through the access road as instructed by the Building Manager up to the load elevator and while protecting damage to the passageways. In the event of damage as aforesaid, the Buyer undertakes to repair any defect that was caused as a result of the performance of the Works and incur any cost required in connection therewith for the purpose of restoring the condition of the area to its previous state, and without derogating from the other provisions set forth in Section 13 and this Chapter I of this Appendix.

4.
As a condition for commencement of the Works, the use of the load elevator will be allowed only after the walls of the load elevator and the floor were protected in advance and the performance of the protection was approved by the Building Manager.

5.
The materials and instruments will be transported to the floors only by an elevator designated for that purpose (and whose walls are protected in accordance with the provisions set forth in Section G.4 above).

6.
The instructions of use in the elevator shall be delivered by the Building Manager prior to the loading of any equipment, including with respect to the opening of the doors, height of permitted equipment and its weight.

7.	Construction waste will be handled only in sealed bags. The waste will be handled in the same manner that the materials and equipment were handled.

8.	It is strictly prohibited to discard construction waste to the trash compactor located in the refuse collection room.

9.	The contractor is responsible for disposing waste by a container or other measures.

10.	The Building management will determine the location of the container and will inform the contractor about the said location.

11.
A contractor who wishes to use the waste container of the Building for the purpose of removing construction waste in return for payment will coordinate this work with the Building Manager. The Building Manager will approve such use only if this is possible by a container in the Building.

12.	The contractor is prohibited from placing waste disposal containers in the area of the Building without coordinating in advance the location of the container with the Building Manager.

13.	The Buyer and/or the contractor shall be obligated to repair a restore to its previous state any damage caused by the contractor during the performance of the Works.

14.	The contractor shall clean the public areas in the floor where the Works are performed at the end of each workday and any other area in which the contractor handled materials.
On days in which the contractor loads and/or disposes waste, the contractor is also obligated to clean the roads leading to the container/loading area.

H.	Use of electricity, water, waste disposal and the like

1.	The use of water will be calculated according to an amount of NIS 50 per month. The said payment will be collected at the end of a calendric month by the Seller and/or the Management Company.

2.
The use of electricity will be calculated according to an amount of NIS 75 for each 100 sq.m. per month. The said payment will be collected at the end of a calendric month by the Seller and/or the Management Company.

3.
It is clarified that the Buyer and/or anyone acting on its behalf shall incur all fines that are imposed, to the extent imposed, in respect of waste they produce and that was not placed in the containers that were placed by the Seller.

I.	Miscellaneous

1.
The Buyer is aware that to the extent that it is impossible to obtain Form 5 for the public areas without performing minimal customization works in the Buyer's Unit, the Buyer undertakes to perform the minimal customization works that will be required for the purpose of obtaining a Certificate of Completion and a Certificate of Occupancy in accordance with the demands made by the Seller and/or the engineer and/or the architect on behalf of the Seller.

2.
Prior to the Delivery Date the Buyer and/or anyone acting on its behalf shall not be entitled to perform any works in the Property and/or store any materials and/or any other equipment in the Property.

3.
The customization works shall be performed in accordance with the provisions set forth in any law including, but not limited to, the Building Permit that was issued and/or that the Seller will obtain in respect of the office areas.

4.
The customization works will not harm the exterior part of the Project and/or its façade and/or its appearance and/or the frame and/or the common property of the Project and/or the pipeline and/or any other equipment serving the remaining part of the Units in the Project and/or the construction and/or the Project systems. This undertaking of the Buyer shall be in effect even after registration of the rights in the Unit in the Buyer's name in the Land Titles Registration Office.

5.
The Buyer undertakes to allow entry to the representatives on behalf of the competent authorities to the Property for the purpose of inspecting the compliance of the Property with the demands made by the authorities as a condition for the issuance of a Certificate of Completion for the Property and the office areas and/or the Project and cooperate with the Seller in connection therewith.

6.
Immediately after completion of the customization works by the Buyer, the Buyer undertakes and shall be responsible for obtaining any approval required in accordance with the provisions set forth in any law and/or at the demand of a competent authority for the purpose of approving the compliance of the customization works (such as a certificate issued by the National Fire and Rescue Authority for the sprinklers system installed in the Property, to the extent that any modifications were performed in the system that was delivered on the Delivery Date of the Property).

7.
It is hereby clarified that the Buyer shall be held liable for any damage and/or defect and/or breakdown and/or loss and/or deficiency caused to the body and/or to property and/or facilities and/or fixtures and/or to the Property and/or to the Project areas in respect of the performance of the works by the Buyer and/or anyone acting on its behalf.

8.
The Seller shall not be held liable in any manner for protecting the Unit during the performance of the works and shall not be held liable for any damage and/or breakdown and/or loss and/or deficiency caused to the Unit for any reason.

* I hereby confirm that I received the guidelines and the procedures as stated above and I undertake to observe the instructions set forth by the Building management from time to time.

And in witness hereof I am hereby undersigned:

Name of Contractor	Contractor's Signature	Date

Name of Buyer	Buyer's Signature	Date

Date: ______________

Letter to the Contractor/worker performing works in the Building

Dear Contractor!

You were asked by one of the buyers to perform works in the area the buyer purchased.

For your attention, works will be performed in a building that is undergoing construction/occupancy and/or that is already occupied, and therefore you are required to observe the following rules:

1.
Before entering the area of the Building, you are required to schedule the dates of your work with the Building Manager for the purpose of receiving accurate instructions regarding the manner of performing adjustments and connecting to the main systems.

2.
When you leave the office, you are required to leave the office free from any waste. Waste should be sealed in proper bags or proper collection containers and carried in an elevator designated for that purpose by the Building Manager or the maintenance supervisor.

3.	Professionals may use the load elevator only; the transportation of materials is allowed only in the load elevator and following advance coordination with the Building Manager.

4.	The Contractor shall coordinate in advance with the Building management the location for waste disposal, in containers or a cart/vehicle designated for the said waste.

5.	Please notify the Building management regarding the time you complete the work in each workday.

6.
You are required to take out insurance policies that will provide you insurance coverage in the event of damage caused to property and in the event of bodily injury. You are required to register the Seller, the Management Company and anyone acting on their behalf as beneficiaries in the policy.

7.	It is strictly prohibited to perform hot works without receiving the hot work procedure from the Building Manager (soldering, welding, insulation etc.).

8.
Noisy works and the operation of instruments that produce irregular noise will be performed on Sun. – Thurs. from 19:00 until 08:00 in the following morning. The said works may be performed on Fridays, if possible (following coordination with the Building Manager only).

Work at night – will be performed only in extraordinary circumstances and following coordination with the Building Manager.
Work on Saturdays and Jewish holidays will not be allowed.

9.	You are required to inform your workers and the subcontractors on your behalf regarding the content of this document.

10.	A procedure for the performance of customization works in the Property is hereby enclosed. You are required to confirm the said procedure with your signature before commencement of the works.

We thank you for your cooperation,

The Building Management

Date: _______________

Hot work procedure

1.	No "hot work" shall be performed however only in accordance with the instructions set forth in this procedure.

2.	The term "hot work" shall mean: the performance of any works that include welding and/or soldering and/or cutting with the application of heat and/or any other use of an open flame.

3.
Any contractor and/or subcontractor whose works include "hot works" will appoint a responsible person on its behalf (hereinafter: the "Responsible Person") who will be responsible for assuring that no hot work will be performed in violation of the instructions set forth in this procedure.

4.
Prior to commencement of the hot work the Responsible Person will inspect the area designated for the performance of the hot work and will assure that flammable materials of any kind are removed to a radius of at least 10m from the place of performance of the hot work, when fixed flammable objects that cannot be moved will be covered with a fire-retardant cover.

5.
The Responsible Person will appoint a person that will serve as a fire observer (hereinafter: the "Observer") who will hold proper fire safety measures for the purpose of extinguishing the type of flammable materials that are located in the area of the hot work. The sole function of the Observer as aforesaid will be to observe the performance of the hot work and take immediate action for the purpose of extinguishing any ignition that might result from the performance of the hot work as aforesaid.

6.
The Observer will be present in the premises where the hot work is performed from its beginning and until at least 30 minutes after its completion in order to assure that no sources of ignition are left in the premises.

7.
After performing the site inspection as stated in Section 4 above and after appointing an Observer as stated in Sections 5 and 6 above, and prior to the commencement of the works, the Responsible Person will fill a "Permission to perform hot work" form in accordance with the example form that appears further below in this procedure. The source of the form will be filed in the file of the Responsible Person and its copy will be delivered to the supervisor on behalf of the client and to the Building Manager.

8.	The Building Manager should be informed about the following:

8.1.	Start of the hot works.

8.2.	Completion of the hot works.

8.3.	30 minutes after completion of the hot works.

•	The "Permission to perform hot work" form is hereby enclosed.

Permission to perform hot work form

I, the undersigned, __________________ (name of Responsible Person) who was appointed as the person responsible for the application of the procedure for the performance of hot work.

On behalf of _________________, I hereby confirm that I inspected the premises designated for the performance of the hot works as follows:

Designated area______________________

Description of works__________________

I assured that flammable materials of any kind were removed from the designated area and were kept at a radius of at least 10m from the place of performance of the hot work, when fixed flammable objects that cannot be moved were covered with a fire-retardant cover.

In addition, I hereby confirm that I appointed _______________ (worker's name) to serve as the fire observer for the purpose of performing the aforesaid work and I assured that the fire observer has the proper equipment for the purpose of extinguishing the type of the flammable materials that are in the area of the works. In addition, I explained to the fire observer that his sole function is to observe the performance of the hot works and take immediate action for the purpose extinguishing any ignition that might be created following the performance of the hot work as aforesaid. In addition, I instructed the fire observer that he must be present in the premises where the work is performed as of commencement of the works and until at least 30 minutes after their completion in order to assure that no ignition sources are left in the premises.

Date_______________ Time _____________ Signature of Responsible Person_________

Date: ______________

Checklist of plans and approvals

Buyer's Name: Align Technology Ltd., Company Registration No. 512020934

Profession	Designer's name	Plan		Delivery date of the plan to the Lessor	Lessor's approval	Performance date (minimum two weeks as of the date the plan was delivered to the Lessor)	Notes
		Name	Number
Construction
Electricity
Air-conditioning
Plumbing
Safety
Gas
Other

Appendix G

Notice to the Buyer pursuant to Section 1A2 of the Sale Law (Apartments) (Assuring Investments of Apartment Buyers) 5734-1974

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Notice to the Buyer at the time of signing the Sale Agreement made and executed in Tel Aviv on _____________

Between:
1.    GANEI BEN ZVI Ltd., Company Registration No. 511132235
2.    Ramat HaChayal Equities LLC, foreign company, Company Registration No. 560032336
Both by their authorized signatory, Mr. Avi Shefer, ID. No. 015260235
Whose address for the purpose of this Agreement is:
9 Hashiloach St.
PO Box 7894 Petah Tikva
Tel.: 03-7512626; Fax: 03-5751827
(Hereinafter: the "Seller" or the "Company")

The first party;

And between:

Align Technology Ltd., Company Registration No. 512020934
Of 3 Ariel Sharon St. Or-Yehuda, 6037606
Tel.: 03-6341441______________; Tel.: 03-63414401______________
By its authorized signatories, Mr. Yuval Shaked, ID. No. 025407362 and Mr. Ehud Kogut, ID. No. 029478880
(Hereinafter: the "Buyer")

The second party;

1.
The Buyer was informed that in accordance with the provisions of the Sale Law (Apartments) (Assuring Investments of Apartment Buyers) 5734-1974 the Seller will not receive from the Buyer, on account of the price of the apartment, an amount greater than seven percent of the price, unless the Seller performed one of the following, notwithstanding the provisions set forth in the Sale Agreement:

A.
Provided to the Buyer a bank guarantee for assuring the return of all sums the Buyer paid to the Seller on account of the price, in the event the Seller cannot transfer the ownership or any other right in the apartment to the Buyer, as agreed in the Sale Agreement, due to an attachment that was imposed on the apartment or on the land on which the apartment is built, or a stay of proceedings or a receivership order, a liquidation order or an order for the appointment of a receiver that was issued against the Seller or against the owner of the said land, or in light of circumstances in which there is absolute preclusion preventing delivery of possession in the apartment, however the termination of the Sale Agreement itself will not give rise to a total preclusion for the purpose of this matter; the Minister, with the approval of the Supervisor, shall be entitled to prescribe the form of the bank guarantee for the purpose of this matter;

B.
Took out insurance for himself with an insurer, within its meaning in the Control on Financial Services (Insurance) Law, 5741-1981 and that was approved by the Insurance Commissioner for the purpose of this matter, for the purpose of assuring return of all sums as stated in paragraph (a), and the Buyer was listed as a beneficiary in the insurance policy and the insurance premiums were paid in advance; the Minister of Finance may prescribe the form of the insurance policy for the purpose of this matter;

C.
Charged the apartment, or a relative part of the land on which the apartment is built, in senior mortgage in favor of the Buyer or in favor of a trust company approved by the Minister for the purpose of this matter, for the purpose of assuring return of all sums as stated in paragraph (a);

D.
Registered with respect to the apartment, or a relative part of the land on which the apartment is built, a caveat regarding the sale of the apartment in accordance with the provisions set forth in Section 126 of the Land Law 5729-1969, provided that no charge, attachment or any third-party right that have priority over the caveat were registered in connection therewith;

E.
Transferred to the name of the Buyer the ownership or any other right in the apartment or a relative part of the land on which the apartment is built, as agreed in the Sale Agreement, when the apartment or the land are free from any charge, attachment or third-party rights.

The Company

I hereby confirm receipt of the aforesaid notice from the Company:

The Buyer	The Buyer

Appendix H - Instructions regarding legal representation

To
Herzog Fox & Neeman & Co.
Law Office
2 Pal-Yam Ave. Ave., Haifa/4 Weizmann St., Tel Aviv

Re: Instructions regarding legal representation

Whereas:
We engaged in a contract dated _____________ (hereinafter: the "Agreement") with GANEI BEN ZVI Ltd., Company Registration No. 511132235 and Ramat HaChayal Equities LLC, foreign company, Company Registration No. 560032336 (hereinafter: the "Seller" or the "Company") according to which we undertook to purchase from the Seller a property known as the entire top 5 office floors in Building no. 1 and that are marked as unit no./temporary symbol A2801, A2901, A3001, A3101, A3201and in the color light blue in the drawings enclosed as Appendix B of the Sale Agreement, and 20 (twenty) balconies (4 balconies on each floor) and rights in 200 (two hundred) underground parking spaces in the Project parking lot in floors (-3) and (-4) in the parking lot as marked in the parking lot drawing enclosed as part of the Drawings within their meaning in the Sale Agreement and subject to the provisions set forth in the Sale Agreement (hereinafter: the "Property") in the Global Towers Project, within its meaning in the Sale Agreement and that will be built in parcels 52, 53, 62, 93, 94, 95, 96 and 97 in block 6372 that constitute lot 2002/02 in accordance with Urban Building Plan (UBP) PT/1223/25A or any other plan superseding the same and located in the intersection of Jabotinsky and Rabin St. in Petah Tikva (hereinafter: the "Project");

16And whereas:	We were asked to draw up in this Appendix clarifications regarding the legal representation by you and/or by attorneys from your office that serve solely as the attorneys on behalf of the Seller;

Therefore, we hereby declare as follows:

1.
We declare that we are aware that the Company is represented in the transaction contemplated in this Agreement by Adv. Dr. Ariel Flavian and/or Avital Agami-Shlomovich and/or Zeev Kallach and/or Rani Hirsh and/or Shiran Shouldiner and/or Nitzan Levi and/or Leon Zack and/or Daniel Terezi Schwartz of Herzog Fox & Neeman & Co. Law Office (hereinafter: the "Attorneys") and that the Attorneys do not represent us and that we are entitled to be represented in this transaction by any other attorney on our behalf.

2.	The entire undertakings in connection with the registration of the Property in the name of the Buyer are the sole undertakings of the Company and are unrelated to the Attorneys.

3.	No attorney-client relationship shall be maintained between us and the Attorneys.

4.
We agree that the Company may fulfill its obligations towards us in accordance with this Agreement with respect to the registration of the Buyer's rights in accordance with this Agreement and all actions associated therewith by the Attorneys and/or anyone acting on its behalf.

5.
By signing this letter we declare that we agree that the Attorneys represent the Company in any proceeding in connection with the Project and/or in connection with this Agreement, including legal proceedings of any kind, including proceedings against us and/or against anyone acting on our behalf.

6.
We received an explanation that we shall be entitled to be represented by an attorney on our behalf in anything related to this Agreement and anything associated therewith, and we even received a recommendation to receive such representation.

And in witness hereof we are hereby undersigned:

Name: ______________ ID. No.: _______________ Signature: _______________

Name: ______________ ID. No.: _______________ Signature: _______________

Appendix J – Management Agreement in principle

Between:
1.    GANEI BEN ZVI Ltd., Company Registration No. 511132235
2.    Ramat HaChayal Equities LLC, foreign company, Company Registration No. 560032336
Both by their authorized signatory, Mr. Avi Shefer, ID. No. 015260235
Whose address for the purpose of this Agreement is:
9 Hashiloach St.
PO Box 7894 Petah Tikva
Tel.: 03-7512626; Fax: 03-5751827
(Hereinafter collectively: the "Seller" or the "Company")
(The Company and/or whoever is appointed by the Company as the Management Company shall be referred hereinafter: the "Management Company")

The first party;

And between:

Align Technology Ltd., Company Registration No. 512020934
Of 3 Ariel Sharon St. Or-Yehuda, 6037606
Tel.: 03-6341441______________; Tel.: 03-63414401______________
By its authorized signatories, Mr. Yuval Shaked, ID. No. 025407362 and Mr. Ehud Kogut, ID. No. 029478880

(Hereinafter individually and collectively: the "Buyer" or the "User")

The second party;

Whereas:
On January ___, 2019 the Seller and the Buyer signed a Sale Agreement according to which the Buyer purchased from the Seller the property known as the entire top 5 office floors in Building no. 1 and that are marked as unit no./temporary symbol A2801, A2901, A3001, A3101, A3201and in the color light blue in the drawings enclosed as Appendix B of this Sale Agreement, and 20 (twenty) balconies (4 balconies on each floor) and rights in 200 (two hundred) underground parking spaces in the Project parking lot (-3) and (-4) in the parking lot as marked in the parking lot drawing enclosed as part of the Drawings within their meaning in the Sale Agreement and subject to the provisions set forth in the Sale Agreement (hereinafter: the "Property") in the Global Towers Project, within its meaning in the Sale Agreement and that will be built in parcels 52, 53, 62, 93, 94, 95, 96 and 97 in block 6372 that constitute lot 2002/2 in accordance with Urban Building Plan (UBP) PT/1223/25A or any other plan superseding the same and located in the intersection of Jabotinsky and Rabin St. in Petah Tikva and that are registered in the Land Titles Registration Office of Petah Tikva and all as stated in the Sale Agreement and Appendixes thereof (hereinafter respectively: the "Sale Agreement" and the "Property" or the "Unit");

17And whereas:
The Project includes office and commercial areas and its nature and complexity require the management of its maintenance by a management company that will have the proper knowledge and expertise that are necessary for the purpose of providing management services as aforesaid;

18And whereas:
As a condition for receiving possession in the Property the User undertook to sign with the Management Company a management agreement and act in accordance with the provisions set forth in the Management Agreement and in accordance with the instructions and rules set out from time to time by the Management Company;

19And whereas:	The Management Company, within its meaning above, declares that it possesses the ability to manage the common areas efficiently in the Project as stated in this Agreement.

1.	Definitions

As used in this Agreement, the following terms shall have the respective meanings set forth beside them below:

1.1.
"The Common Property" – all parts of the Project including in the Building that are designated for the common use of all users of the Units in the Building and/or in the Project and that were defined as such in accordance with the provisions set forth in any law and that were not attached and are not designated to be attached specifically to Units including yards, gardens, exterior walls, roofs, staircases, elevators, lobby and other facilities and things designated to source all users of the Units in the Project, even if they or any part thereof are located in the area of a specific Unit or areas attached thereto.

1.2.	"The Complex" – all buildings built in the Project (whether continuously and whether in stages), the commercial floors and the parking lot.

1.3.	"The Unit" – the Property, within its meaning in the Sale Agreement.

1.4.	"Condominium Representation" – the representation of the condominium in the Project that will be elected by the Unit owners, to the extent that the tenants elect such representation as aforesaid.

1.5.	"The Services":

1.5.1.
Maintenance services – the maintenance of the Common Property and of the parking areas and the equipment and systems serving and/or that are used by part or all Unit owners in the Project including, but not limited to: generators, electrical equipment, PA system, TV, intercom, electrical systems, lighting, air-conditioning, communication, plumbing, sewage, drainage, waste disposal, elevators and the like, guarding (as stated hereunder), signage, cleaning ,including cleaning of the exterior curtain walls (as stated hereunder), landscaping, pest control etc.

1.5.2.
Information and patrol services – the Project will have daily 24/7 guarding. The guard(s) will be stationed in the information station(s) that will be located at the entrance lobby to the Building subject to the provisions set forth in this Agreement.

1.5.3.	Cleaning of exterior curtain walls – the curtain walls and the windows will be cleaned at least twice a year or, in extraordinary circumstances that require additional cleaning, by a proper device.

1.5.4.	Administrative services – payment of municipal taxes ("Arnona") and other mandatory payments applicable to the Common Property, within its meaning above.

1.5.5.	Insurance – the Management Company will take measures to take out insurances in accordance with the provisions set forth in Section 2.7 of this Agreement.

1.5.6.
Other services – the Management Company will provide other services as may be required to the Unit owners and/or to the users, at the discretion of the Management Company, for the purpose of providing proper and current maintenance of the Common Property and maintaining the Project standard and level.

1.5.7.
The Management Company will keep personnel for the purpose of managing the office tower and that will include, inter alia, a superintendent, secretary services, a finance department, and maintenance workers. The services will be performed by contracts that the Management Company will sign with different service providers (cleaning, landscaping, elevator maintenance and the like). The office tower will have designated areas for the Management Company including an office, a conference room, a workshop and storage rooms.

1.5.8.	The Management Company will operate a tenants' service center that will respond to calls during the regular hours of activity of the offices.

1.5.9.	Some of the works will be performed by professional maintenance workers and another part of the works will be performed by designated and licensed service companies.

1.5.10.
The Management Company will assure to obtain all necessary approvals and certificates in accordance with the legal provisions and/or the regulations (elevator inspections, safety certificates and the like).

1.5.11.
The Management Company will maintain connections with the authority, to the extent required, with respect to the different matters related to the management of the office tower(s), the common areas of use and the areas in the complex, including fire safety, municipality, environmental protection, police, Ministry of Health and the like.

1.6.	"The User" – the user of the Unit and/or the Unit owner and/or the possessor of the Unit and/or the buyer of the Unit and/or the lessee of the Unit.

2.	Management and performance of the services

2.1.
The Management Company undertakes to perform and provide the Services in a professional, skillful manner, in good faith and in a level and standard as customary in buildings such as the Building where the Unit is located.

2.2.
The User grants to the Management Company exclusively and the Management Company accepts exclusively the performance, whether by itself and whether by others on its behalf, of the management and performance of the Services in the Common Property during the period as stated in Section 6 hereunder.

2.3.
The Management Company shall manage and perform the Services by itself and/or by others on its behalf, at the sole discretion of the Company and/or the Management Company. The User empowers the Management Company to engage with others for the purpose of performing the Services the Management Company is obligated to perform in accordance with the Management Agreement.

2.4.
The Management Company shall be entitled to prescribe from time to time the scope of the Services, their kind, type and part thereof provided to the Building and the Project, and the time and manner of their performance.

2.5.
The Management Company shall be entitled to prescribe from time to time, at its sole discretion, procedures and instructions in connection with the management and performance of the Services and amend them from time to time if necessary.

2.6.
The Management Company will be willing to provide to the User, at his request, special additional Services in the area of the Unit in return for payment and under conditions that will be agreed separately between the parties. For the avoidance of doubt, the User shall be entitled to engage with another management company for the purpose receiving maintenance services for the interior part of the Unit.

2.7.
The Management Company undertakes to take out and maintain during the entire term the Management Agreement is in effect the following insurances (hereinafter: "Management Company Insurances") and all as stated hereunder:

2.7.1.
Dwelling insurance for the buildings (except for the content of the Unit and any alteration, improvement, renovation and addition to the Unit that were performed and/or that will be performed by and/or for the User) against loss or damage as a result of fire, smoke, lighting, explosion, earthquake, disorderly conduct, strikes, malicious damage, storm and tempest, flood, damage caused by fluids and splitting of pipes, impact by an aircraft. The insurance will include an express provision stipulating the that insurer waives the right of subrogation towards the User, provided that the said regarding waiver of the right of subrogation shall not apply in favor of a person who causes damage with malicious intent.

2.7.2.
Third-party liability insurance – providing insurance coverage for the liability of the Management Company and the User in respect of their liability for any bodily injury or damage to property caused to any person and/or entity in the Common Property (and that is not related directly to their activities in the Unit) in a liability limit of NIS 12,000,000 per event and for the insurance term or any other higher liability limit at the discretion of the Management Company. The said insurance will not be subject to any limitation regarding liability arising out of fire, explosion, panic, hoisting, loading and unloading apparatuses, defective sanitary fixtures, poisoning, anything harmful in foods and beverages, strike and lockout and claims of subrogation by any third-party. The insurance will be subject to a cross-liability clause stipulating that the insurance shall be deemed to have been arranged separately for each of the members of the insured.

2.7.3.
Employers' liability insurance providing coverage for the liability of the Management Company towards its workers in respect of bodily injury or illness caused to them in the course of and following their work in a liability limit of NIS 20,000,000 per claimant, per event and for the insurance term, or any other higher liability limit at the discretion of the Management Company. The said insurance will not include any limitation regarding works in height and in depth, hours of work, contractors, subcontractors and their workers, baits and poisons and youth employment.

2.7.4.
Professional liability insurance – providing insurance coverage for the statutory liability of the Management Company and/or its workers in respect of any willful misconduct act and/or omission in a liability limit in the amount of NIS 2,000,000 per event and in total for the insurance term or any other higher liability limit at the discretion of the Management Company. The said insurance shall be in effect for a period of 3 years as of expiration of the activities of the Management Company in the Building.

2.7.5.	Any additional insurance that the Management Company decides to take out, for sums and/or in liability limits as the Management Company deems fit.

2.7.6.
The insurances of the Management Company shall be taken out with a legally licensed and reputable insurance company elected at the discretion of the Management Company. The purchase of the said insurances shall not impose any liability on the Seller and/or the Management Company and the User shall be precluded from bringing suit against the Seller and/or the Management Company and/or raising any claim, demand and/or complaint in anything related to or arising directly or indirectly from the nature, type, scope, conditions, sums and/or the coverages provided in the Project Insurances.

2.7.7.
The User may purchase additional or other insurances at its discretion and at its expense. The User undertakes to assist the insurance company, to the extent required, to replace the Unit and the Project and to restore their condition to their previous state at the earliest opportunity. The User undertakes not to charge its insurance policies in any manner, except for in favor of the bank that will provide a mortgage and/or credit to the Unit owner.

2.7.8.
The User undertakes to pay to the Management Company, as part of the expenses, within its meaning in Section 4 hereunder, a relative part of the insurance premiums in respect of the insurances of the Management Company and in accordance with the provisions set forth above.

2.7.9.	The insurances of the Management Company shall be made available for the inspection of the User in the offices of the Management Company during regular hours of work and by appointment.

2.8.
The Management Company declares that no employer-employee relationship is maintained or will be maintained between the Management Company and the User and/or between the Management Company and the Representation.

3.	The User hereby declares and warrants as follows:

3.1.	The User delivers to the Management Company the management and performance of the Services, within their meaning in Section 1.5 and 2 above.

3.2.
The User confirms that it is aware that the Common Property and other matters, to the extent required in accordance with any Urban Building Plan (UBP) that applies to the land and/or the as demanded by the competent authorities will be managed by the Management Company.

3.3.
The User undertakes to engage solely with the Management Company in anything related to the management and performance of the Services in accordance with the Management Agreement (unless the Services are services that the Management Company is unable to provide), as of the Delivery Date of the Unit to the User in accordance with the Sale Agreement, and participate in the expenses associated with the provision and performance of the Services as aforesaid.

3.4.
The User undertakes that it and anyone acting on its behalf and anyone acting on its behalf will cooperate with the Management Company and will assist the Management Company in the event such cooperation or assistance are necessary for the purpose of facilitating the proper and good management and performance of the Services.

3.5.
The User undertakes to adhere and observe strictly the regulations and instructions of the Management Company in anything related to the management and performance of the Services. Without derogating from the generality of the aforesaid, the User undertakes to act as follows, inter alia:

3.5.1.
To apply all measures and perform all actions as may be required for the purpose of assuring the constant maintenance and protection of the part of the Common Property in working order, organized and suited for its purposes of use.

3.5.2.
To avoid the performance, modification or addition of construction in the Common Property, however solely in accordance with the provisions set forth in any law and in coordination with the Management Company.

3.6.
The User undertakes to allow the Management Company and anyone acting on its behalf, following advance coordination and within a reasonable time, entry to the Unit for the purpose of performing the works that are related to the performance of the Services, whether the said works are performed for the Unit owner in person and whether for other Unit owners and/or other users in the Project. In addition, the Unit owner undertakes to notify the Management Company immediately regarding any malfunction that requires action by the Management Company.

3.7.
The User undertakes to allow the Management Company and anyone acting on its behalf to enter the Unit and grant free access to all parts of the Building, including in the public areas at any time and open walls, floors, ceilings and other parts, inter alia, replace and repair plumbing and pipelines and connect thereto, perform any work that is necessary, at the discretion of the Management Company, for the purpose of fulfilling its undertakings in accordance with the Management Agreement and give to the Management Company all keys that are necessary for the purpose of performing all works in connection with the management and performance of the Services. The User will not raise any claim against the Management Company in respect of a disruption caused as a result of the aforesaid actions. In the event such action is performed as aforesaid, the Management Company shall take measures to assure that the disruption to the User shall be as minimal as possible and shall endeavor to restore the condition to its previous state at the earliest opportunity.

3.8.
To the extent that the Unit that the User possesses includes a public protected space (hereinafter: the "Public Protected Space") the User undertakes to deposit with the Management Company a key to the Public Protected Space no later than 7 days as of completion of the customization works of the User in the Property. The User affirms that in the event of emergency the Management Company shall be entitled to enter and/or break into the Unit (to the extent that the Management Company has no key as aforesaid) and after delivery of prior notice to the Unit owner, in order to allow the public to use the Public Protected Space during emergencies and/or for the purpose of performing any repair as may be required, and on the condition that this is possible under the circumstances of the case.

3.9.
The User undertakes to follow all the instructions delivered by the Management Company regarding the signage in the floor where the Unit is located and on the entrance door to the Unit in such manner that the signage will be consistent in the entire Project.

3.10.
For the avoidance of doubt, the User declares that he is aware that even though the Management Company will take measures for the purpose of providing information and patrolling services in the Project, this will not impose on the Management Company any liability as a bailee and the Management Company shall not be deemed as a bailee in the Building and/or the Unit and/or any part thereof and/or content thereof, within the meaning of this term in the Bailees Law, 5727-1967 and the Bailees Law shall not apply to the Sale Agreement and/or the Management Agreement and/or Appendixes thereof. The User shall be solely responsible for protecting its property, and the aforesaid law shall not apply to the relationship between the Management Company and the User.

3.11.
The User is aware that to the extent that the supply of water to the Property will be performed by a separate municipal meter to the Property, the User will pay for the supply of water to the Property directly to the Local Council/the water corporation (as the case may be) and not as part of payment of the management fees.

3.12.
The User is aware that to the extent that water to the Property is supplied by a common water supply system, the User will be billed for the water consumption according to the readings of the water meter and/or according to the area of the Unit (including the area of the Public Protected Space – to the extent that the User is entitled to use the area of the Public Protected Space).

3.13.
The User is aware that the supply of water to the public areas in the Project will be shared and that the payments in respect whereof will constitute part of the expenses of the Management Company and will be billed by the Management Company.

3.14.
The User is aware that he will pay to Management Company for the consumption of energy in the air-conditioning units in the Unit, according to the reading of the energy meter that will be installed at the entrance to the Unit.

3.15.
The User is aware that the Management Company shall be entitled to prescribe and publish from time to time procedures and instructions in connection with the use of the Common Property and the code of conduct in the Project, including in the parking and storage room areas, in order to assure the current, proper and organized management of the Project and for the purpose maintaining a proper standard of living in the Project, and the Unit owner and/or the User undertakes to observe the said procedures and instructions. Without derogating from the generality of the aforesaid, the Management Company shall be entitled to prescribe the following, inter alia:

3.15.1.
Instructions prohibiting the installation of facilities outside the Unit, including on the roofs of the Building and/or the exterior walls of the Unit, such as antennae, flues, air conditioners and the like and instructions prohibiting the placement of movable property outside the Unit.

3.15.2.	Instructions regarding the installation and shared use of antennae, and electronic means of reception and surveillance.

3.15.3.
Instructions regarding the maintenance of the façades of the Unit by the Unit Owner and/or the User, a prohibition on the storage of goods in the Common Property, the yards and the passageways and limitations in connection with the transfer of movable property in the Common Property.

3.15.4.
Instructions regarding procedures for entry and exit and invitation of guests to the Project and the buildings, safety procedures, access procedures to the Common Property and the manner of use thereof. For the avoidance of doubt, the Management Company will allow access 24/7 and will allow free access to the Leased Premises.

3.15.5.
Instructions regarding dates and times of works, construction works and/or renovation in the Units, the use of elevators for that purpose, work procedures and the like that will be allowed offer 24 hours.

3.15.6.
It should be emphasized that during the hours of work in the Building the contractor is required to maintain a minimum noise level and follow the instructions and guidelines of the Management Company for the purpose of this matter.

3.15.7.
Certain works such as: drilling, work with a jackhammer, demolition works that produce noise, will be performed not during the regular hours of work. These works will be performed from 20:00 to 07:00 in the following morning.

3.15.8.	Instructions regarding prohibition on any installations and attachments, including signage and advertisements on the exterior walls and windows of the Unit and the Building.

3.16.
The User agrees that the Management Agreement or any other management agreement superseding the same will be registered in the Land Titles Registration Office as part of the condominium bylaws of the Building, whether by the registration of a note and whether in any other manner, at the sole discretion of Management Company and/or the Company.

3.17.
The User declares that he read the provisions set forth in Appendix K of the Sale Agreement (the "Insurance Appendix") and that the said appendix shall apply respectively also to this Agreement and the User undertakes the observe its provisions in anything related to the arrangement of the insurances both during the period of performance of the customization works and during the regular operations thereafter.

3.18.
The User is aware that the Seller, the Management Company and/or their workers and managers shall not be held liable in any manner towards the User for damage that is caused to the property of the User and/or to third-parties and damage to property caused for any reason, and the User will cause that an express provision will be incorporated in his insurance policies stipulating that the insurer waives expressly any right of subrogation towards the Seller, the Management Company and anyone acting on their behalf and waives any claim of subrogation and/or reimbursement or indemnity in respect of damage or indirect damage resulting from the Management Company and/or anyone acting on its behalf. The User shall indemnify the Seller and/or the Management Company and anyone acting on their behalf in respect of any financial loss and expense (including payment of deductibles, to the extent that the Seller and/or the Management Company were required to incur the said amount) caused to any thereof as a result of a claim filed against the Seller, the Management Company and/or anyone acting on their behalf as aforesaid, on the condition that it is not stated that the Seller and/or the Management Company conducted maliciously.

3.19.
In addition, the User shall be precluded from filing claim against the Management Company and/or raising any demand or claim against the Management Company in anything related, whether directly or indirectly, to the nature and/or type and/or conditions and/or sums of the insurances taken out by the Management Company and any part thereof.

3.20.
The User declares that he is aware that the Management Company shall be entitled to demand presentation of a Certificate of Insurance in the form enclosed with the Sale Agreement as Appendix K and/or the Management Agreement, proving to its satisfaction that the User took out the necessary insurances. The demand, inspection and approval of the Certificate of Insurance shall not impose on the Seller and/or the Management Company any liability and/or diminish from the liability imposed on the User.

3.20.1.	In the event no Certificate of Insurance was presented to the satisfaction of the Management Company and its consultants, the Management Company may impose the following sanctions:

3.20.1.1.	Insurances during the period of the customization works – avoiding from granting approval to start the Works and/or giving an instruction to cease the works.

3.20.1.2.	Insurances during the regular operations – termination of the Services provided to the Unit.

3.20.1.3.
Take out insurances instead of the User and bill the User for the expenses of arranging the said insurances, and the User undertakes to pay to the Management Company the insurance costs and all expenses associated therewith in 7 days as of the date of receiving a demand from the Management Company in connection therewith. It is clarified that the Management Company shall not be held responsible for the identity of the insurer and/or the nature of the insurances and/or the scope of insurances and the User shall not raise any claim and/or demand and/or suit against the Management Company.

3.21.
The User declares that he is aware that, at the Seller's discretion, it is possible that the commercial complex in the Project will be managed and maintained separately and the User shall not be entitled, at any stage, to object to the separate management and maintenance structure of the commercial complex as aforesaid. The User shall not raise any claim and/or demand and/or suit against the Seller and/or the Management Company and/or anyone acting on their behalf for the purpose of this matter.

3.22.
The User declares that he is aware that, at the Seller's discretion, it is possible that the parking lot will be managed and maintained separately and the User shall not be entitled, at any stage, to object to the separate management and maintenance structure of the parking lot as aforesaid. The User shall not raise any claim and/or demand and/or suit against the Seller and/or the Management Company and/or anyone acting on their behalf for the purpose of this matter.

3.23.
Without derogating from the other rights of the Management Company, the User is aware that the Management Company shall be entitled, at its sole discretion, to exempt, in whole or in part, all and/or part of the possessors and/or users and/or owners and/or those entitled to be registered as the owner of Units and/or areas in the Project and/or from other management companies in the Project from payment for specific Services that the Management Company will provide and from which they will also benefit and/or include as part of the expenses of the Management Company the part of all and/or part of the aforesaid in the Services that the Management Company was required to participate in respect whereof and from which they will also benefit, and upon the occurrence of any of the said events the said expenses shall also be deemed as part of the expenses of the Management Company and the that Buyer was obligated to participate in.

4.	Expenses, management fees and payments

4.1.	The expenses

4.1.1.
The User shall incur the expenses associated with the maintenance of the Common Property and the performance of the Services (including equipment replacement expenses, payment of taxes, fees, levies, insurances and the like), according to the ratio between the floor area of each Unit (including a Public Protected Space, to the extent that the Unit includes a right of use in the Public Protected Space) and the entire floor area of all Units in the Project (without the areas attached to each Unit, if any).

4.1.2.
It is clarified that the manner of distribution of the maintenance expenses of the Common Property and the areas that will be attached to the different office Units will be set by the Management Company.

4.1.3.
The areas of the balconies attached to the office Units in the Project shall not be taken into account for the purpose of calculating the management fees, however the owners of the Units to which the areas of the balconies were attached as aforesaid shall be solely responsible for their maintenance and shall incur all expenses associated therewith.

4.1.4.
In the event the systems are separated between the areas of the offices and the commercial areas (to the extent possible), the management fees will be divided between the expenses of the commercial areas and the expenses of the office areas in a manner that will reflect the separation of the said systems as aforesaid. In addition, the management fees will be divided in the event Users use the common systems.

4.1.5.
The possessors of the commercial areas shall incur the expenses for the Services provided to the commercial areas only (to the extent provided) and facilities that serve the commercial areas only, and these payments will be arranged in a separate agreement as stated above.

4.1.6.
It is clarified that the expenses in connection with the management and maintenance of the parking lot will be separated from the current management expenses of the Project and will be set within the framework of a separate calculation that will be made by the Management Company according to the direct costs emanating from the management and maintenance of the parking lot.

The expenses in respect of the management and maintenance of the parking lot will be divided among the possessors of the Unit with a parking space attached to their property, according to the ratio between the number of parking spaces attached to a possessor and the total number of the parking spaces in the parking lot.

4.1.7.	Payments of participation in the management and maintenance expenses of the Project will be made as of the Delivery Date of the Unit to the User.

4.2.	Management fees

4.2.1.
In addition to the expenses as stated in sub-section 4.1 above, the User will pay to the Management Company an amount equal to 15% (fifteen percent) of the amount of the expenses that will constitute the fees to the Management Company in return for the performance of the management Services and the fulfillment of its undertakings in accordance with the provisions set forth in this Agreement (hereinafter: the "Management Fees").

4.2.2.	The Management Fees shall constitute an integral part of the expenses and will be paid by the owners of the Units in accordance with the provisions set forth above.

4.3.	Payments

4.3.1.	The expenses as stated in sub-section 4.1 above and the Management Fees as stated in sub-section 4.2 above shall be referred hereinafter and collectively: the "Payments."

4.3.2.	The Payments will be linked to the consumer price index general (hereinafter: the "Index").

4.3.3.	Statutory VAT shall be added to all Payments according to its rate on the payment date, against invoice issued by the Management Company.

4.3.4.
Payments shall be paid by the Users in the Units once a month, according to a calculation of the total amount of expenses that were expended and/or that will be expended by the Management Company, when for the purpose of estimating the projected expenses as aforesaid and for the purpose of collecting the monthly Management Fees, the Management Company will prepare once year an annual expenses budget.

If it transpires during the year that the expenses of the Management Company are greater and/or fall below the projected budget, the budget will be updated accordingly. In addition, the amount that the User is obligated to pay will be updated accordingly.

4.3.5.
The User undertakes to pay to the Management Company each month, on account of the payments applicable to the User in accordance with this Agreement, an amount equal to his estimated part in the payments according to demands for payment that will be based on the Budget and as submitted to it in writing by the Management Company.

4.3.6.
The registration in the books of account of the Management Company shall constitute prima facie proof of its content both with relation to the expenses and with relation to the billing and credits system.

4.3.7.	All payments that the Unit owner is obligated to pay to Management Company shall be paid by the Unit owner on the first day of each month.

4.3.8.
The Unit owner hereby undertakes to pay to the Management Company his part in the Payments as stated above during the entire term of the Agreement, whether he possesses the Unit by himself, whether he delivered the use of the Unit to another, and whether he does not use the Unit in any manner, and only on the condition that the actual User of the Unit breached his obligations and no longer pays the Payments.

4.3.9.
The Management Company will start providing the Services for the Project as of the occupancy date of the first Unit to any of the Unit owners and as of this date henceforth the Unit owners and/or the Users will be obligated to pay the Payments (whether or not the Units are actually occupied).

4.3.10.
The Unit owner shall not be entitled to offset the amount of the Payments which he is obligated to pay in accordance with the provisions set forth in this Agreement against any sum that the Unit owner and/or the user argue that is due to them from the Management Company.

4.3.11.
In order to facilitate collection of the payments, the User will deliver to the Management Company, no later than seven (7) days prior to the beginning of each year, twelve (12) checks made in favor of the Management Company for the sums as instructed by the Management Company, for the payment of the Management Fees for a period of one year in advance (12 months in advance). The User shall deliver the said checks each year for a period of one year in advance, at least seven (7) days prior to the end of each year.

4.3.12.
It is clarified and agreed that the Company may instruct the User to pay his part in the Payments by signing a direct debit in favor of the banks from which the Payments that credit the Management Company will be made.

4.3.13.
Without derogating from the foregoing, prior to receiving possession in the Property and as a condition for delivery of possession therein, the Unit owner will deposit with the Management Company an amount equal to two months of Management Fees, in addition to linkage differentials to the index, calculated until the date of making the deposit and in addition to statutory VAT, that will be used as a down payment (hereinafter: the "Down Payment") and in respect of which the following provisions shall apply:

4.3.13.1.
The Down Payment will be used for the purpose assuring the payments of the possessor in accordance with this Agreement, and as working capital for the purpose of conducting the activities of the Management Company.

4.3.13.2.
The Management Company shall be entitled to withdraw sums from the Down Payment in any event in which any payments are due to the Management Company from the possessor, and that were not paid on time, and in such circumstances as aforesaid the possessor shall be obligated to make good the amount of the Down Payment in 7 days as of the date of receiving the demand of the Management Company, according to the amounts that were withdrawn therefrom.

4.3.13.3.	The Management Company may, at its sole discretion, cancel the Down Payment, in whole or in part, or instruct the conversion of the Down Payment with any other security.

4.3.13.4.
To the extent that the possessor of the Unit purchased his rights in the Unit not from the Seller, the possessor shall pay to the Management Company the Down Payment no later than the date the possessor signed this Agreement.

4.3.13.5.
In the event the possessor transferred his right in the Unit to a third-party, and the transferee signed with the Management Company a Management Agreement in the form that is customary in the Management Company at the time, the Management Company will deliver to the possessor the Down Payment or balance thereof in 30 days as of the date in which the transferee deposited with the Management Company the Down Payment for the sum that was customary at the time.

4.4.	The annual bill

4.4.1.
In 6 months as of the end of each calendric year, the Management Company will draw up an annual bill according to the expenses expended in the said calendric year (including Management Fees) (hereinafter: the "Annual Bill") that will be audited by the accountants of the Management Company.

4.4.2.	It is agreed that the said confirmation of the accountant on behalf of the Management Company shall constitute prima facie proof of its content.

4.4.3.
The Management Company will inform the User regarding the estimated budget for each calendric year at least one month prior to the beginning of the year subject matter of the budget. The budget will specify all the Services, expenses, fees and Management Fees expected in the budget year.

4.4.4.
In the event the Management Company has difficulties in collecting debts of Unit owners and/or Users, despite the commencement of legal proceedings for the purpose of their collection, including the enforcement of the reliefs the Management Company may seek in accordance with this Agreement, the aforesaid debts will be credited as a provision for doubtful debts at the time of drawing up the Annual Bill and shall become part of the expenses of the Management Company. A decision regarding the classification of a debt as a "doubtful debt" will be made at the discretion of the Management Company.

4.5.	Annual settling of accounts

4.5.1.
The owner of the Unit and/or the User undertakes to pay to the Management Company, in 30 days as of the date of receiving the Annual Bill, any difference against him, if any, between the sums he actually paid and his share in the expenses according to the Annual Bill. In the event the Annual Bill shows a credit balance in favor of the Unit owner and/or the User, the account of the Unit owner and/or the User will be credited with the balance and the said balance will be offset when it is linked to the index, as stated in Section 4.3.2 above, against the sums that are due to the Management Company from the owner of the Unit and/or the User thereafter.

4.5.2.
The Management Company shall be entitled to issue to the owner of the Unit and/or the User a bill for its estimated part in the differences in the Annual Bill even before the audit procedures were fully completed, in the event this is necessary in the opinion of the Management Company. The owner of the Unit and/or the User will pay the said sum in 30 days as of the date of receiving a demand for payment by the Management Company and payment for this interim bill will be added to the payments of the owner of the Unit and/or the User on account of his share in the expenses, until the Annual Bill is fully prepared.

4.5.3.
The owner of the Unit and/or the User shall be entitled to receive explanations regarding the expenses. The procedures regarding the manner and the date of receiving the explanations will be set by the Management Company. The books of account of the Management Company shall be made available for the inspection of the owner of the Unit in the offices of the Management Company by appointment and in 14 days as of the date of the demand.

5.	Manner of investing the funds by the Management Company

5.1.
The Management Company shall be entitled to invest any sum in its possession, in any manner it deems fit, in a solid investment and subject to the approval of its accountant. All income and financing expenses, including differences in connection with the revaluation of liabilities, payments of taxes of any kind in respect of balances, including from the sums of the deposit and the equipment replacement fund, and the bank expenses group health insurance shall be credited in favor of or against the owners of the Units, as the case may be.

6.	Term of the Management Agreement

6.1.	The term of the Management Agreement shall be three (3) years as of the Delivery Date of the last Property in the Project (hereinafter: "First Management Period").

6.2.
It is agreed that upon expiration of the First Management Period the Management Period will be extended automatically, every three (3) years, and without delivering any notice, for a period of three (3) additional years at a time (hereinafter: the "Extension Periods") unless the Users of the Units in the Building to which at least 51% (fifty-one percent) of the Common Property in the Building is attached to their Units, state in a decision that will be lawfully adopted in the meeting of the Representation, within its meaning in Section 8 hereunder, and that will be delivered to the Management Company no later than ninety (90) days prior to expiration of the Management Period that is about to expire, that they do not wish to extend the engagement as aforesaid, and in such circumstances as aforesaid the Management Period will expire upon expiration of the Management Period that is about to expire.

6.3.
The Company shall be entitled to terminate the Management Agreement prior to expiration of the Management Period in accordance with the Management Agreement, by delivery of written notice to the Representation about the same, within its meaning in Section 8 hereunder, at least ninety (90) days in advance. The Management Company shall be entitled to shorten the term of this Agreement even by delivery of shorter notice, in the event it is incapable of operating as a result of failure to pay its expenses by the Unit owners and/or the Users.

6.4.
Notwithstanding the said in this Agreement, in the event the Management Company is compelled to cease the performance of the Services as a result of a decision/valid order issued by the court, or following a lawful resolution adopted by the general meeting of the owners of the Units in the condominium, this Agreement shall be terminated, and none of the parties shall have any cause of action against the other in connection therewith.

6.5.
In the event the debts of the Unit owners and/or the Users are not paid on the date set for that purpose by the Management Company (and after delivery of a written demand as aforesaid) the Management Company shall be entitled to terminate the payments to suppliers, the performance of management services, electricity, air-conditioning, elevators and the like, cancel the insurances and the like. It is hereby clarified that the owners of the Units and/or the Users that did not pay the required payments to the Management Company in accordance with this Agreement shall be held liable for any circumstances that might arise as a result of the performance of the said actions.

6.6.
In the event the Management Agreement was terminated in accordance with the provisions set forth in this Section, the Management Company will deliver to the User a payments settlement report that includes the debt of the User to the Management Company (to the extent that there is any). The User will pay the aforesaid debt (to the extent that there is any) to the Management Company in seven (7) days as of the delivery date of the said report.

6.7.
Upon termination of this Agreement, the Management Company undertakes to transfer all its contracts and/or agreements and/or liabilities to third-parties and the remaining data and information that are necessary for the purpose of transferring properly the Services to whoever comes in its place.

7.	Equipment replacement fund

7.1.
In order to guarantee the renewal and replacement of equipment and facilities that are included in the Common Property or in order to perform material repairs therein, the Management Company shall be entitled, at its sole discretion, to include in the calculation of the amount collected from the User, an amount at a rate of up to 5% (five percent) of the total amount of the expenses according to an estimate of the annual budget (hereinafter: the "Equipment Replacement Fund").

7.2.
The sums deposited in the Equipment Replacement Fund will be used for the addition, replacement and retrofitting of equipment, facilities and systems as required from time to time, to the best of the professional judgment of the Management Company and following consultation with professional experts.

7.3.
The payments to the Equipment Replacement Fund shall be deemed as a deposit kept by the Management Company, as a trustee of all the tenants in the Building and/or the Project, and will be kept by the Management Company in a separate bank account and will be invested by the Management Company in solid investments to the best of its professional judgment.

7.4.
To the extent that it transpires that the sums that accumulated in the Equipment Replacement Fund are insufficient for the purpose of performing the additions, retrofitting, repairs and the like that are required, each User will pay in fourteen (14) days as of the date of receiving the demand of the Management Company, its relative part in the missing amount for the purpose of their performance. It is hereby clarified that the User shall not be entitled (even after the sale of the Unit) to reimbursement for the sums that were not used in the Equipment Replacement Fund.

7.5.
The collection of the sums for the Equipment Replacement Fund shall not entitle the Management Company to Management Fees in respect of these sums, however only after the said sums were indeed used by the Management Company for the replacement and/or the repair of the equipment and the facilities.

7.6.
Upon termination of the Management Agreement, and to the extent that the Management Company no longer provides management services for the Building and/or the Project, the Management Company shall transfer the Equipment Replacement Fund to the new Management Company and/or to the Representation, within its meaning in Section 8 hereunder, as the case may be.

7.7.	To the extent that there is a statutory obligation to pay VAT for the payments paid to the Equipment Replacement Fund, the User will add the VAT to the said payments.

8.	Condominium Representation

8.1.
The Management Company undertakes to cooperate with the condominium representation (hereinafter: the "Representation") to the extent that such a representation is formed, in anything related to the performance of the Management Agreement.

8.2.
Any decision or action of the Representation and any agreement reached between the Management Company and the Representation in connection with the performance of the Services in accordance with the Management Agreement shall bind the User, as if the User agreed to its terms, unless the said decision, action or agreement as aforesaid affect the rights of the User in accordance with the Sale Agreement and/or in accordance with the condominium bylaws and shall apply towards the User only if the User agreed to its content.

8.3.
The provisions set forth in this Section above shall not derogate from the obligation of the User to fulfill his undertakings towards the Management Company in accordance with the Management Agreement, including the payment of the sums due from the User in accordance with the Management Agreement.

8.4.	The User agrees that the authorities of the Representation shall be subject to the provisions set forth in the Management Agreement.

9.	Transfer of rights

9.1.
The User hereby undertakes that if he grants in any manner rights of possession and/or use in the Property to any third-party (hereinafter: the "Recipient of Rights") for any period of time, the User shall be obligated, prior to the signing of the Agreement between the User and the Recipient of Rights, to cause the that Recipient of Rights will sign a Management Agreement in a form that is customary at the time with the Management Company. The signing of the Management Agreement by the Recipient of Rights with the Management Agreement shall not release the User from the fulfillment of its undertakings in accordance with the Management Agreement and the User shall be held liable, jointly and severally with the Recipient of Rights, for the fulfillment of his full obligations in accordance with the Management Agreement.

9.2.
The User undertakes that in the event he transfers and/or will transfer his entire rights in connection with the Unit to any third-party (hereinafter: the "Transferee"), the User will cause that the Transferee will sign a Management Agreement in the form that is customary at the time with the Management Company and will obtain the approval of the Management Company for the transfer of the rights, to the extent that this is related to the debts to the Management Company. The signing of the Management Agreement by the Transferee with the Management Company shall not release the User from his undertakings in accordance with the Management Agreement until the Delivery Date of the Property to the Transferee, and the User shall be held liable for the fulfillment of his undertakings in accordance with the Management Agreement until possession in the Property is delivered to the Transferee.

9.3.
Without derogating from the generality of the aforesaid, the owner of the Unit undertakes not to transfer his rights in the Unit without obtaining first the written approval of the Management Company confirming that he settled his entire debts with the Management Company in accordance with this Agreement and that the Transferee/Recipient of the Right signed an agreement with the Management Company as required by the Management Company.

9.4.
The Management Company shall be entitled to transfer anything related to the management and performance of the Services, with all ensuing consequences, including its entire rights and obligations in accordance with the Management Agreement, to another management company or another legal entity, on the condition that the said Management Company or legal entity assume upon themselves in writing the fulfillment of the entire undertakings of the Management Company in accordance with the Management Agreement towards the User.

10.	Breach and remedies

10.1.
In the event the owner of the Unit and/or the User defaulted in any payment due from the User in accordance with this Agreement, in such circumstances, in addition to any other remedy the Management Company may seek, the owner of the Unit and/or the User will pay to the Management Company interest for any amount in default according to the interest rate in current loan accounts for overdrafts at a rate that is customary at the time in the bank where the account of the Management Company is kept, with the addition of 5% a year, calculated as of the date in which the owner of the Unit and/or the User was obligated to pay the payment and until the actual payment date, as pre-estimated liquidated damages in respect of the default in payment. The income from the said interest and damages shall be credited by the Management Company in favor of the entire owners of the Units and/or the Users.

10.2.
Without derogating from the rights of the Management Company in accordance with the provisions set forth in any law, it is hereby agreed and clarified that the User shall be obligated to pay all the expenses and/or payments applicable to the Management Company resulting from breach of this Agreement by the User and/or that are required for the purpose of commencing proceedings against the User to compel the User to fulfill his obligations towards the Management Company and for the purpose compensating the Management Company for its damages – and the said sums shall be added to the expenses and the Management Fees that the User is obligated to pay to the Management Company.

10.3.
The refusal and/or unwillingness of a Unit owner and/or the User to receive the Services or any part thereof, or the request of a Unit owner and/or the User that the Management Company will cease completely or temporarily the performance of the Services or any part thereof, or the termination of the Services in accordance with the provisions set forth in Section 10.4 hereunder, shall not bind the Management Company and shall not release the Unit owner and/or the User from the full participation in the costs of performance of the Services in accordance with the provisions set forth in this Agreement, except for the Services that are provided exclusively to the owner of the Unit and/or the User.

10.4.
In any event in which the owner of the Unit and/or the User defaults and/or fails to make any payment due from him in accordance with this Agreement and/or in the event the Unit owner and/or the User commits a fundamental breach of this Agreement, the Management Company shall be entitled to terminate the performance of the Services, in whole or in part, to the owner of the Unit and/or the User of the Unit, including termination of air-conditioning services to the Unit in addition to the remedies the Management Company may seek in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law. The termination of the Services as stated above shall not release the owner of the Unit and/or the User from the obligation to continue and participate in the expenses as if the Management Company continued to provide him the Services, except for the Services that are provided exclusively to him.

11.	Arbitration and reliefs

11.1.
Any dispute that emerges between the parties, whether between the parties themselves or between the parties or any thereof, and the Representation in anything related to this Agreement including the performance, fulfillment of its provisions and/or breach thereof, will be decided by a sole arbitrator that will be appointed by the chairman of the Israel Bar Association in Tel Aviv.

11.2.	The signing of the parties on this Agreement shall be deemed as signing an arbitration agreement and the provisions set forth in the Arbitration Law 5728-1968 shall govern this Agreement.

11.3.	The arbitrator shall not be subjected to substantive law however shall be subjected to the provisions set forth in this Agreement and its tenor.

11.4.	The arbitrator shall be exempt from the laws of evidence and the customary procedures of the law in Israel, however shall be obligated to give reasons for his decision.

11.5.	The decision of the arbitrator shall be final and decisive and shall bind the parties for all intents and purposes.

11.6.	The arbitrator shall be entitled to award temporary reliefs, including writs of attachment, lien and seizure and deliver other interim decisions as he deems proper and just.

11.7.
A party to the arbitration hereby waives any relief of withholding of payments and a relief of any delay in the performance of this Agreement or the progress in the Project. The arbitration will not delay the continuation of the Project and the payments that each party is obligated to pay in accordance with the provisions set forth in this Agreement.

11.8.
As a condition for commencement of the arbitration, all parties hereto, including the party that requested to commence the proceeding, undertake to make all payments that the parties are obligated to pay until that date.

12.	Miscellaneous

12.1.	It is clarified that this Agreement shall be in effect as long as a detailed Management Agreement superseding this Agreement is not signed with the Management Company.

12.2.
The parties state that their addresses for the purpose of this Agreement are as stated in the preamble to this Agreement or any other address in Israel as notified by one party to the other in accordance with the provisions set forth in this Section. Any notice delivered by one party to the other in registered mail to the aforesaid addresses shall be deemed to have reached its recipient 96 hours after it was delivered from the post office.

12.3.	The parties submit to the sole jurisdiction of the courts in the city of Petah Tikva in anything related to this Agreement or breach thereof.

12.4.
It is hereby agreed expressly that the terms set forth in this Agreement express fully everything agreed and stipulated between the parties and the Management Company shall not be bound by any assurances, publications, declarations, representations, agreements and undertakings, whether oral or written, that are not stated expressly herein and that were made prior to signing hereof. Any modification and addition of this Agreement shall be null and void unless executed in writing and signed by the parties.

12.5.
The address of the Management Company for the purpose of the Management Agreement shall be as stated in the preamble hereto. The address of the User for the purpose of the Management Agreement shall be in the address specified in the preamble to this Agreement, or the address of the Property (after the Delivery Date of the Property).

12.6.
Anywhere in this Agreement that includes a reference to the "User," "Unit," "Sale Agreement," "Property," the meaning shall also be to a "buyer," lessee," "leased premises," and "lease agreement," implicitly according to context of things.

12.7.
Any delay and/or avoidance from commencement of action by the Management Company shall not be construed in any manner as waiver of any of its rights in accordance with the Management Agreement, including, and without derogating from the generality of the aforesaid, in respect of any continuing or additional breach on behalf of the User.

And in witness hereof the parties are hereby undersigned:

The Company	The User

Appendix K – Insurance Appendix

Between:
1.    GANEI BEN ZVI Ltd., Company Registration No. 511132235
2.    Ramat HaChayal Equities LLC, foreign company, Company Registration No. 560032336
Both by their authorized signatory, Mr. Avi Shefer, ID. No. 015260235
Whose address for the purpose of this Agreement is:
9 Hashiloach St.
PO Box 7894 Petah Tikva
Tel.: 03-7512626; Fax: 03-5751827
(Hereinafter collectively: the "Seller" or the "Company")

The first party;

And between:

Align Technology Ltd., Company Registration No. 512020934
Of 3 Ariel Sharon St. Or-Yehuda, 6037606
Tel.: 03-6341441______________; Tel.: 03-63414401______________
By its authorized signatories, Mr. Yuval Shaked, ID. No. 025407362 and Mr. Ehud Kogut, ID. No. 029478880
(Hereinafter individually and collectively: the "Buyer" or the "User")

The second party;

Whereas:
On January ____, 2019 the Seller and the Buyer signed a Sale Agreement according to which the Buyer purchased from the Seller the property known as the entire top 5 office floors in Building no. 1 and that are marked as unit no./temporary symbol A2801, A2901, A3001, A3101, A3201and in the color light blue in the drawings enclosed as Appendix B of this Sale Agreement, and 20 (twenty) balconies (4 balconies on each floor) and rights in 200 (two hundred) underground parking spaces in floors (-3) and (-4) in the parking lot as marked in the parking lot drawing enclosed as part of the Drawings within their meaning in the Sale Agreement and subject to the provisions set forth in the Sale Agreement (hereinafter: the "Property") in the Global Towers Project, within its meaning in the Sale Agreement and that will be built in parcels 52, 53, 62, 93, 94, 95, 96 and 97 in block 6372 that constitute lot 2002/2 in accordance with Urban Building Plan (UBP) PT/1223/25A or any other plan superseding the same and located in the intersection of Jabotinsky and Rabin St. in Petah Tikva and that are registered in the Land Titles Registration Office of Petah Tikva and all as stated in the Sale Agreement and Appendixes thereof (hereinafter respectively: the "Sale Agreement" and the "Property" or the "Unit");

20And whereas:	The Buyer is aware that in accordance with the provisions set forth in the Sale Agreement the Buyer undertook to take out the insurances required in this Appendix.

Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows:

1.	The terms used in this Appendix shall have the meaning assigned thereto in the Sale Agreement, unless otherwise stated expressly in this Appendix.

2.
The Buyer undertakes to take out and maintain at all times, at its expense and/or by the User on its behalf the entire insurances specified hereunder (and subject to the approval of the insurance consultant of the Project):

2.1.	Insurances during the performance of the customization works

2.1.1.
Contractor insurance policy in the name of the Buyer, the User of the Unit, contractors and subcontractors (in any rank), the Seller and the Management Company, providing insurance coverage for the works that are performed by the Buyer and/or anyone acting on its behalf and/or by the User (hereinafter: the "Works"):

2.1.1.1.
Chapter 1 – "all-risk" insurance providing insurance coverage for the works in full value (including materials supplied by the Seller and/or the Management Company) against loss or damage caused during the period of performance of the Works in the work site and during the maintenance with respect to the fulfillment of the undertakings of the Buyer and/or the User of the Unit during this period and/or the detection of damage during the maintenance period for a reason resulting from the performance of the Works. The insurance a clause stipulating that the insurer waives the right of subrogation towards the Seller, the Management Company and/or anyone acting on their behalf and towards other users, tenants and other right holders in the Project (hereinafter collectively: the "Other Right Holders") on the condition that the property insurance of the Other Right Holders includes a corresponding clause regarding waiver of the right of subrogation towards the Buyer and the User of the Unit as a result of the customary risks in contractor insurance and in extended fire insurance; however the said waiver of the right of subrogation shall not apply in favor of a person who causes damage with malicious intent.

2.1.1.1.1.	The insurance also provides coverage for loss or damage caused to the equipment that is used for the purpose of performing the Works as aforesaid.

This Chapter (Chapter 1) includes express expenses in respect of;

2.1.1.1.2.	Property being worked upon, in a minimum liability limit of NIS 200,000 per event and in total for a period.

2.1.1.1.3.	Surrounding property, in a minimum liability limit of NIS 200,000 per event and in total for a period.

2.1.1.1.4.	Supervision, design and the like expenses in a minimum liability limit of NIS 50,000 per event and in total for a period.

2.1.1.2.
Chapter 2 – third-party liability insurance in respect of liability emanating from the Works in a liability limit as stated hereunder. This Chapter is not subjected to any limitation and is extended to provide coverage to the following;

2.1.1.2.1.	A claim of subrogation of the National Insurance Institute.

2.1.1.2.2.	Liability in respect of damage caused as a result of vibrations and weakening of support in a liability limit in the amount of NIS 2,000,000 per event and cumulatively in accordance with the policy.

2.1.1.2.3.
Bodily injuries emanating from the use of heavy equipment Bodily injury arising from the use of heavy equipment which constitutes a motor vehicle and in respect of which there is no legal obligation to arrange insurance.

2.1.1.2.4.	Coverage under this Chapter is provided subject to a cross-liability clause according to which the insurance shall be deemed to have been arranged separately for each of the members of the insured.
Liability limit: NIS 4,000,000 per event and cumulatively in accordance with the policy or the multiple of the area of the Property by NIS 10,000, whichever is higher.

2.1.1.3.
Chapter 3 – employers' liability insurance providing insurance coverage for the liability of any of the insureds towards its workers that are employed in the performance of the Works in respect of bodily injury or an occupational disease that might be caused to any thereof during and following their employment as aforesaid, in a liability limit of NIS 20,000,000 per claimant, per event and cumulatively in accordance with the policy. This insurance does not include any limitation regarding works in height and in depth, hours of work, baits and poisons, contractors, subcontractors and their workers and youth employment. The insurance will be extended to indemnify the Seller and/or the Management Company in the event it is stated, regarding the occurrence of any occupational accident and/or an occupational disease that any thereof are held liable as an employer towards any of the workers of the contractors and/or the workers on behalf of the Buyer and/or the workers of the User in the Unit.

2.1.2.
Subject to the provisions set forth in the Sale Agreement in connection with the authorization to perform works in the Property by the Buyer as aforesaid and/or the User in the Unit and/or anyone acting on their behalf at any time, the Buyer undertakes to furnish to the Seller and to the Management Company, prior to the start of the Works and at its expense, the Buyer's certificate of insurance and/or a certificate of insurance for the User of the Unit enclosed with this Appendix and constituting an integral part thereof and marked as Appendix K'1 (hereinafter respectively: "Buyer's and/or User's Certificate of Insurance" and "Certificate of Insurance for the Buyer's/User's Works") signed by a legally licensed and reputable insurance company in Israel.

The Buyer declares that furnishing the Certificate of Insurance for the Buyer's/User's Works in the Unit is a condition precedent and a prerequisite for the performance of any Works in the Unit, and the Seller and/or the Management Company shall be entitled, however not obligated, to deny from the Buyer and/or the User of the Unit the performance of Works in the Unit, in the event such a certificate as aforesaid was not furnished to his possession prior to the commencement of the Works.

2.1.3.
At any time during the period of ownership and/or use during which the Works are performed, the Buyer undertakes to take out and maintain by itself and/or by the User of the Unit the insurances specified in the Certificate of Insurance enclosed with this Agreement and constituting an integral part thereof, and marked as Appendix K'1 (hereinafter respectively: "Certificate of Insurance for the work of the Buyer and/or User of the Unit" and "Insurance for the Works of the Buyer and/or User of the Unit").

2.2.	Insurances during regular periods of activity

2.2.1.
The Buyer, whether by himself and/or by the User in the Unit, undertakes to take out the following insurances no later than the expiration date of the Buyer's Certificate of Insurance or as of the date the Buyer opens its business in the Unit, or prior to the entry of any assets to the Unit (except for assets that are listed in the Works insured under Section 2.1 above) – whichever is earlier:

2.2.1.1.
Third-party liability insurance – providing insurance coverage for the liability of the Buyer and the liability of the User in the Unit for any injury or damage caused to the body and/or the property of any person and/or entity in respect of their liability as the owners of the Unit and in respect of their liability in respect of their activities in and outside the Unit, in a liability limit that will not fall below an amount that is equal to the multiple of the gross area of the Unit by NIS 15,000, and in any event in an amount that shall not fall below NIS 2,000,000 per event and for an insurance term. The said insurance shall not be subject to any limitation regarding liability emanating from fire, explosion, panic, hoisting, loading and unloading apparatuses, defective sanitary fixtures, poisoning, anything harmful in foods and beverages, strike and lockout and claims of subrogation by the National Insurance Institute.

The insurance is extended to provide coverage to the Buyer, including his managers and workers, the Seller and the Management Company, its managers and workers in respect of liability that might be imposed on any thereof as a result of an act and/or omission of the Buyer and/or anyone acting on its behalf, subject to a cross-liability clause according to which the insurance shall be deemed to have been arranged separately for each of the members of the insured

2.2.1.2.
Employers' liability insurance providing insurance coverage for the liability of the Buyer, and in the event the Buyer is not the User, the liability of the User in the Unit, towards each workers in respect of bodily injury and/or an occupational disease that might be caused to any thereof in the course of and following their work in and outside the Unit, in a liability limit in the amount of NIS 20,000,000 per claimant, per event and cumulatively in accordance with the policy. The insurance does not include any limitation regarding works in height and in depth, hours of work, baits and poisons and youth employment. The insurance is extended to indemnify the Seller and/or the Management Company in the event it is stated, regarding the occurrence of any occupational accident and/or an occupational disease, that any of them are held liable as an employer towards any of the workers of the Buyer and/or the User of the Unit.

2.2.1.3.
Investments and contents insurance for the Unit, equipment serving the Unit that is located in the Unit and/or outside the Unit in the area of the Project, and any alteration, improvement, renovation and addition to the Unit, and furniture, equipment, facilities and inventories of any kind, at replacement value against loss or damage resulting from fire, smoke, lighting, explosion, earthquake, disorderly conduct, malicious damage, storm and tempest, flood, damage caused by fluids and splitting of pipes, collision, impact by an aircraft, robbery and break-in and glass breakage. The insurance includes a clause according to which the insurer waives the right of subrogation to the Seller, the Management Company and/or anyone acting on their behalf and towards other users, tenants and right holders in the Project (hereinafter: the "Other Right Holders") on the condition that the property insurance of the Other Right Holders includes a corresponding clause regarding waiver of the right of subrogation towards the Buyer and/or the User for the customary risks in extended fire insurance; however the said waiver of the right of subrogation shall not apply in favor of a person who causes damage with malicious intent.

2.2.1.4.
Consequential loss insurance, providing coverage for loss of gross earnings and consequential loss of the Buyer and the User of the Unit as a result of loss or damage caused to the insured property under Section 2.2.1.2 above and/or to the Project and/or to the Building and/or to the access roads as a result of one of the risks insured under Section 2.2.1.3 above, for an indemnity period that shall not fall below 12 months. The insurance includes a clause stipulating that the insurer waives the right of subrogation towards the Seller, the Management Company and/or anyone acting on their behalf, and towards other users, tenants and right holders in the Project (hereinafter collectively: the "Other Right Holders") on the condition that the property insurance of the Other Right Holders includes a corresponding clause regarding waiver of the right of subrogation towards the Buyer and/or the User in the Unit due to the customary risks in contractor insurance and/or extended fire insurance; however the said waiver of the right of subrogation shall not apply in favor of a person who causes damage with malicious intent.

The Buyer and/or the User of the Unit undertakes to update the said sum insured in accordance with the provisions set forth in Section 2.2.1.3 from time to time in such manner that it will always reflect the full replacement value of the property and the sum insured in accordance with the provisions set forth in Section 2.2.1.4 and the sum insured in accordance with Section 2.2.1.4 from time to time in such manner that it will always reflect the full consequential loss. Notwithstanding the aforesaid, the Buyer and/or the User of the Unit may not take out insurance as stated in Section 2.2.1.4 above, however in such circumstances as aforesaid the provisions of Section 3.1 hereunder shall apply to the Buyer and/or the User of the Unit, as if the Buyer and/or the User of the Unit took out the said insurances.

2.2.2.
No later than the date specified in Section 2.2.1 above, the Buyer undertakes to furnish, by himself and/or by the User in the Unit, to the Seller and/or the Management Company and at his expense, the Certificate of Insurance of the Buyer and/or the User of the Unit enclosed with this Appendix and constituting an integral part thereof and marked as Appendix K'2 (hereinafter respectively: " Buyer's and/or User's Certificate of Insurance) signed by a legally licensed and reputable insurance company in Israel.

2.2.3.
The Buyer declares that it is aware that furnishing the Buyer's and/or User's Certificate of Insurance is a condition precedent and a prerequisite for opening the Buyer's business in the Unit and/or the entry or any assets to the Unit (except for assets that are included in the Works insured under Section 2.1 above).

3.	General

3.1.
The Buyer and/or the User in the Unit declares that it shall not raise any claim and/or demand against the Seller, the Management Company, the Unit owners and/or the other users of the Units in the Project, in respect of any damage for which it is entitled to indemnity in accordance with the insurance arranged under Sections 2.1, 2.2, 2.2.1.3 and 2.2.1.4 above, or for which it was entitled to indemnity but for the policyholder's contribution set out in the policy, and it hereby exempts the Seller, the Management Company and anyone acting on their behalf and all of the entities specified hereinabove and hereunder from any liability for such damage as aforesaid and on the condition – with respect to the other Unit owners and/or users in the Project – that in agreements that grant them rights in the Building include a corresponding clause regarding exemption from liability in respect of the Buyer and/or the User of the Unit. The said in this Section shall add (and shall not derogate) from any other provision set forth in the Management Agreement regarding exemption from liability towards the Management Company. The side exemption from liability as stated in this Section above shall not apply in favor of a person who causes damage with malicious intent.

3.2.
The Buyer and/or the User of the Unit undertakes to observe the entire provisions set forth in the said insurances, make full and timely of the insurance premiums and assure that the insurance policies will be extended from time to time, as may be required, and are in effect as long as the Buyer is the owner of the Unit.

3.3.	Each of the mandatory insurances as stated above shall include the following conditions:

3.3.1.
The insurance shall take precedence over any insurance that was arranged by the Seller and/or the Management Company and shall include waiver of the insurer of any claim and/or demand regarding participation in the insurances of the Seller and/or the Management Company.

3.3.2.
Breach of the terms and provisions set forth in the policy in good faith by the Buyer and/or the User in the Unit and/or any of the contractors and/or anyone acting on their behalf shall not derogate from the rights of the Seller and/or Management Company to indemnity in accordance with the policy.

3.3.3.
The policy will not be terminated or adversely modified during the insurance term however only by delivery of a 30 days' prior and written notice, as a minimum, in registered mail to the Seller and/or the Management Company. In the event such notice was delivered as aforesaid, the Buyer/User of the Unit undertakes to arrange alternative insurance that will come into operation prior to the termination.

3.3.4.
The Buyer and/or the User of the Unit shall be solely responsible for payment of the insurance premiums for the policy as aforesaid and shall incur the deductible imposed in accordance with the insurances.

3.3.5.
Waiver of the right of subrogation towards the Seller, the Management Company and/or anyone acting on their behalf and towards other users, tenants and right holders in the Project (hereinafter collectively: the "Other Right Holders"), when the property insurance of the Other Right Holders includes a corresponding clause regarding waiver of the right of subrogation towards the Buyer and/or the User of the Unit resulting from the customary risks in contractor insurance and/or extended fire insurance; however the said waiver of the right of subrogation shall not apply in favor of a person who causes damage with malicious intent.

3.4.
Coverage provided under the policies taken out by the Buyer and/or the User of the Unit shall be provided subject to the conditions known in Bit insurance policies or any other similar and equivalent version.

3.5.
The liability limits that are required above and as stated in Appendix K'1 and K'2 are a minimal requirement imposed on the Buyer/User of the Unit and the insured shall be obligated to examine its exposure and set out proper liability limits in connection therewith. The Buyer/User of the Unit declares and confirms that it shall be precluded from raising any claim and/or demand against the Seller and/or anyone acting on its behalf, against the Management Company and/or anyone acting on its behalf in connection with the liability limits as aforesaid.

3.6.
In the event the Buyer and/or the User of the Unit is of the opinion that it is necessary to arrange an additional and/or supplemental insurance in addition to the aforesaid insurances, the Buyer undertakes to take out and maintain, whether by itself and/or by the User in the Unit, the additional and/or supplemental insurance as aforesaid. Each additional or supplemental property insurance as aforesaid will include a clause regarding waiver of the right of subrogation towards the Seller and anyone acting on its behalf and/or the Management Company and anyone acting on its behalf, and towards other users, tenants and right holders in the Project (hereinafter collectively: the "Other Right Holders") on the condition that the property insurance of the Other Right Holders includes a corresponding clause regarding waiver of the right of subrogation towards the Buyer and/or the User in the Unit following the customary risks in contractor insurance and/or extended fire insurance; however the said waiver of the right of subrogation shall not apply in favor of a person who causes damage with malicious intent.

3.7.
The Buyer/User of the Unit exempts the Seller and anyone acting on its behalf, the Management Company and anyone acting on its behalf, and other users, tenants and right holders in the Project (hereinafter collectively: the "Other Right Holders") whose agreements include a corresponding exemption towards the Buyer and the User in the Unit from liability in respect of damage for which it is entitled to indemnity in accordance with a contractor insurance and/or any additional insurance that was taken out by the Buyer/User and/or for it (or for which it was entitled to indemnity or for which it was entitled to indemnity but for the policyholder's contribution set out in the policy), however the said exemption from liability as aforesaid shall not apply in favor of a person who causes damage with malicious intent.

3.8.
For the avoidance of doubt, it is clarified that failure to furnish the Certificate of Insurance on time, as stated in Sections 2.1 and 2.2 above, shall not affect the undertakings of the Buyer in accordance with this Agreement, including, and without derogating from the generality of the aforesaid, any payment duty applicable to the Seller and/or the User of the Unit, and the Buyer undertakes to fulfill its entire undertakings in accordance with the Agreement even if the performance of the Works and/or receiving possession in the Property and/or the entry of assets to the Property and/or the opening of a business in the Property as a result of failure to provide the certificates on time

3.9.
The Seller and/or the Management Company shall be entitled, however not obligated, to inspect the Certificates of Insurance provided by the Buyer and/or the User of the Unit as stated in Sections 2.1 and 2.2 above, and the Buyer undertakes to take measures for the purpose of performing any modification or amendment as may be required in order to make the insurances compliant with the undertakings of the Buyer in accordance with the provisions set forth in this Agreement. The Buyer declares that the right of the Seller and/or the Management Company to inspect the Certificates of Insurance and their right to instruct their amendment as stated above shall not impose on the Seller and/or anyone acting on its behalf, the Management Company and anyone acting on its behalf any obligation and any liability in anything related to the said Certificates of Insurance, their nature, scope and effect of the insurances arranged in accordance with the said Certificates of Insurance or lack thereof, and shall not derogate from any liability imposed on the Buyer in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law.

3.10.
Whenever the insurer of the Buyer/User of the Unit notifies the Seller and/or the Management Company that any of the insurances of the contractor is about to be canceled or adversely modified as stated in the last part of the Certificate of Insurance, the Buyer undertakes to take out the same insurance again and furnish a new Certificate of Insurance, at least 30 days prior to the date of the said cancellation or the adverse modification.

3.11.
The Buyer/User of the Unit undertakes to observe strictly the entire requirements set forth in the insurance policies, make timely payment of the insurance premiums and perform any action for the purpose of enforcing the insurance policies as may be required. The Buyer/User is responsible for assuring the compliance of the contractors on their behalf with the terms set forth in the policies.

3.12.
The Buyer/User in the Unit undertakes to repeat and deposit with the Seller/Management Company the Certificate of Insurance signed by its insurer, for the extension of the period and/or for an additional period each insurance term prior to expiration of the insurance, as long as it is obligated to take out insurance as stated in this Agreement.

3.13.
The Buyer exempts in its name, in the name of the User of the Unit and anyone acting on its behalf (including contractors and subcontractors) the Seller, the Management Company and anyone acting on their behalf from liability for any loss and/or damage caused to the property brought to the Project site and/or to the Works performed by it and/or for the Buyer/User and/or anyone acting on their behalf (including contractors and subcontractors) and from any consequential loss and/or indirect loss in connection therewith. However, the said regarding exemption from liability shall not apply in favor of a person who causes damage with malicious intent.

3.14.
The Buyer/User of the Unit undertakes to observe the safety procedures/guidelines that will be published (if published) from time to time by the Seller and/or the Management Company and will not allow the performance of any customization works and/or any hot work unless the person performing the work signs the customization works procedure. The institution of the safety procedures/guidelines by the Seller and/or the Management Company shall not diminish from the liability of the Buyer and/or the User and/or impose any liability on the Seller, the Management Company and anyone acting on their behalf.

3.15.
In addition, and without derogating from the provisions set forth in this Agreement, the Buyer undertakes to observe the entire requirements and provisions set forth in the National Insurance Institute Law and the National Health Insurance Law and the entire orders, regulations and the like promulgated thereunder, and in particular, however without derogating from the generality of the aforesaid, in such manner that its entire workers, agents and assigns that are employed during the term of the agreement, including casual or temporary workers, shall be entitled to all the rights granted under the said laws at any time and during the entire term of the agreement.

3.16.	The Buyer shall apply the provisions set forth in this Appendix to any user of the Unit as if the said user was a party to the Agreement in person.

3.17.
The Buyer shall be held liable in accordance with the provisions set forth in any law for any injury and/or damage and/or loss that might be caused to the body and/or the property of any person or legal entity and, without derogating from the generality of the aforesaid, including the Seller, the Management Company and anyone acting on their behalf in anything related to the activities of the Buyer, User and/or contractors on their behalf.

3.18.
The Buyer undertakes to indemnify the Seller and the Management Company for the full sums the Seller and/or the Management Company were obligated to pay and resulting from a claim in respect of injury and/or damage and/or loss for which the contractor is held liable in accordance with the provisions set forth in Section 3.17 above and in respect of reasonable expenses that the Seller and/or the Management Company incurred for the purpose of defending against the said claim. The Seller and the Management Company shall notify the Buyer/User at the earliest opportunity regarding the receipt of any demand and/or claim in respect of the said in Section 3.17 above and will afford to the Buyer/User to defend against it.

And in witness hereof the parties are hereby undersigned:

The Seller	The Buyer

Appendix K'1: Certificate of Insurance for the Works of the Buyer/User in the Unit

Date: _____________

To
GANEI BEN ZVI Ltd., Company Registration No. 511132235
Ramat HaChayal Equities LLC, foreign company, Company Registration No. 560032336
9 Hashiloach St.
Petah Tikva
(Hereinafter: the "Seller")

And:

To
________________ (hereinafter: the "Management Company")
Of ________________ St.
___________________

Dear Sir/Madame,

Re: Certificate of Insurance in the name of _______________ (hereinafter: the "Buyer/User"), inter alia, in connection with the works in the property built on the land known as block ____ parcel _____ (hereinafter respectively: the "Property")

For the purpose of this Appendix "User" – the user of the Property and/or any part thereof and/or its owner and/or possessor and/or parts thereof and/or its lessee and/or parts thereof.

We hereby confirm that as of ____________ and until ___________ (hereinafter: the "Period of the Works") and offer an extended maintenance period of 12 months (the Period of the Works and the maintenance period – hereinafter collectively: the "Insurance Term") our company arranged contractor insurance policy (Policy No. ______________) in the name of the Buyer, the User of the Unit, contractors and subcontractors (in any rank), the Seller and the Management Company, providing insurance coverage for the Works that are performed by the Buyer and/or anyone acting on its behalf and/or by the User (hereinafter: the "Works") when the scope of coverage provided under the said insurances shall not fall below the scope of coverage provided under the insurance policy known as "Bit" 2013 contractor insurance policy (or any other corresponding "Bit" insurance policy at the time of arranging the insurance) including all extensions that constitute an integral part of the version of the policy as aforesaid:

1.
Chapter 1 – "all-risk" insurance providing insurance coverage for the Works in full value (including materials that are provided by the Seller) against loss or damage caused during the period of performance of the Works in the work site and during the maintenance period regarding the fulfillment of the undertakings of the Buyer during this period and/or the detection of damage during the maintenance period for a reason emanating from the performance of the Works. The insurance includes a clause stipulating that the insurer waives the right of subrogation towards the Seller, the Management Company and/or anyone acting on its behalf, and towards other users, tenants and other right holders in the Project (hereinafter collectively: the "Other Right Holders") on the condition that the property insurance of the Other Right Holders includes a corresponding clause regarding waiver of the right of subrogation towards the Buyer and the User in the Unit as a result of the customary risks in contractor insurance and in extended fire insurance policy; however the said waiver shall not apply in favor of a person who causes damage with malicious intent. The insurance also provides coverage for loss or damage caused to the equipment used for the performance of the Works as aforesaid.

This Chapter includes express extensions regarding:
Property being worked upon, in a minimum liability limit of NIS 200,000 per event and in total for a period; surrounding property, in a minimum liability limit of NIS 200,000 per event and in total for a period, debris removal insurance in a minimum liability limit of NIS 200,000 per event and in total for a period, supervision, design and the like expenses in a minimum liability limit of NIS 50,000 per event and in total for a period.

2.	Chapter 2 – third-party liability insurance in respect of liability emanating from the Works in a liability limit as stated hereunder.

This Chapter is not subject to any limitation in respect of the following and it is extended to provide coverage for the following:

•	Claims of subrogation by the National Insurance Institute.

•	Liability for damage caused as a result of vibrations and weakening of support in a liability limit of NIS 2,000,000 per event and cumulatively in accordance with the policy.

•	Bodily injury emanating from the use of heavy equipment which constitutes a motor vehicle and in respect of which there is no legal obligation to arrange insurance.

The Chapter is subject to a cross-liability clause according to which the insurance shall be deemed to have been arranged separately for each of the members of the insured.

Liability limit: NIS 4,000,000 per event and cumulatively in accordance with the policy or the multiple of the area of the Property by NIS 10,000, whichever is higher.

3.
Chapter 3 – employers' liability insurance providing insurance coverage for the liability of any that engages in the performance of the Works in respect of bodily injury or an occupational disease that might be caused to any thereof in the course of and following their employment as aforesaid, in a liability limit of NIS per claimant, per event and cumulatively in accordance with the policy. The said insurance does not include any limitation regarding works in height and in depth, hours of work, baits and poisons, contractors, subcontractors and their workers and youth employment. The insurance will be extended to indemnify the Seller and/or the Management Company in the event it is stated, regarding the occurrence of any occupational accident and/or an occupational disease that any thereof are held liable as an employer towards any of the workers of the contractors and/or the workers of the Buyer and/or the workers of the User in the Unit.

The aforesaid policy shall take precedence over any other policy arranged by the Seller and/or the Management Company and we waive any claim and/or demand regarding the participation of the insurances of the Seller and/or the Management Company. In addition, breach of any of the terms and provisions of the policy in good faith by the Buyer and/or the User in the Unit and/or any of the contractors and/or anyone acting on their behalf shall not derogate from the entitlement of the Seller and/or the Management Company to indemnity in accordance with the policy. In addition, we undertake that the said policy will not be canceled or adversely modified during the Insurance Term however only as a result of failure to pay the premium and by delivery of a prior and written notice in registered mail to the Seller at least 30 days in advance. For the avoidance of doubt, we confirm that the Buyer and/or the User of the Unit shall be solely liable for payment of the insurance premiums for the aforesaid policy and his incur the deductible applicable to the policy as aforesaid.

Subject to the terms and conditions of the original policies inasmuch as not specifically altered by this Certificate.

Sincerely,

(Stamp of Insurer)	(Signature of the Insurer)	(Name of Signatory)	(Position of Signatory)

Appendix K'2: Certificate of Insurance for the Buyer/User in the Unit

Date: _____________

To
GANEI BEN ZVI Ltd., Company Registration No. 511132235
Ramat HaChayal Equities LLC, foreign company, Company Registration No. 560032336
9 Hashiloach St.
Petah Tikva
(Hereinafter: the "Seller")

And:

To
________________ (hereinafter: the "Management Company")
Of ________________ St.
___________________

Dear Sir/Madame,

Re: Certificate of Insurance in the name of _______________ (hereinafter: the "Buyer/User"), inter alia, in connection with the works in the property known as block _______ parcel ______ (hereinafter respectively: the "Property")

For the purpose of this Appendix "User" – the user of the Property and/or any part thereof and/or its owner and/or possessor and/or parts thereof and/or its lessee and/or parts thereof.

We hereby confirm that the Buyer/User of the Unit has taken by us the insurance(s) specified hereunder for the insurance term(s) specified by the said insurance(s) (hereinafter: the "Insurance Term") when the scope of coverage provided under the said insurance(s) shall not fall below the scope of coverage provided under this policy shall not fall from the cover provided by "Bit" 2013 (or similar "Bit" wording at the time of arranging the insurance(s)) including all expenses granted for the said insurance according to the said wording:

1. Policy No. _______________ for the period commencing on _____________ and expiring on _______________.
Third-party liability insurance providing insurance coverage for the liability of the Buyer and the liability of the User in the Unit in respect of any injury or damage caused to the body and/or the property of any person and/or any entity in respect of their liability as the owners of the Unit and in respect of their liability in respect of their works in and outside Lessee, in a liability limit of ________________ (*) per event and for an insurance term. The said insurance shall not be subject to any limitation in connection with liability emanating from fire, explosion, panic, hoisting, loading and unloading apparatuses, defective sanitary fixtures, poisoning, anything harmful in foods and beverages, strike and lockout and claims of subrogation by any third-party.
The insurance is extended to provide coverage for the Buyer, its managers and workers, the Management Company, its managers and workers in respect of liability that might be imposed on any thereof as a result of an act and/or omission of the Buyer and/or anyone acting on its behalf, subject to a cross-liability clause according to which the insurance shall be deemed to have been arranged separately for each of the members of the insured.

2. Policy No. _______________ for the period commencing on _____________ and expiring on _______________.

Employers' liability insurance, providing insurance coverage for the liability of the Buyer, and in the event the Buyer is not the User, the User in the Unit, towards any of its workers in respect of bodily injury and/or an occupational disease that might be caused to any thereof in the course of and following their work inside and outside the Unit, in a liability limit in the amount of NIS 20,000,000 per claimant, per event and cumulatively in accordance with the policy. The insurance does not include any limitation regarding works in height and in depth, hours of work, baits and poisons and youth employment. The insurance is extended to indemnify the Seller and/or the Management Company in the event it is stated, regarding the occurrence of any occupational accident and/or an occupational disease, that any thereof are held liable as an employer towards any of the workers of the Buyer and/or the User in the Unit.
3. Policy No. _______________ for the period commencing on _____________ and expiring on _______________.

Investments and contents insurance for the Unit, equipment serving the Unit, that is located in the Unit and/or outside the Unit in the area of the Project, and any alteration, improvement, renovation and addition to the Unit, and furniture, equipment, facilities and inventories of any kind at replacement value, against loss or damage resulting from fire, smoke, lighting, explosion, earthquake, disorderly conduct, strikes, malicious damage, storm and tempest, flood, damage caused by fluids and splitting of pipes, collision, impact by an aircraft, robbery and break-in and glass breakage. The insurance includes a clause according to which the insurer waives the right of subrogation towards the Seller, the Management Company and/or anyone acting on their behalf, and towards other users, tenants and right holders in the Project (hereinafter collectively: the "Other Right Holders") on the condition that the property insurance of the Other Right Holders included a corresponding clause regarding waiver of the right of subrogation towards the Buyer and/or the User as a result of the customary risks in extended fire insurance; however the said waiver of the right of subrogation shall not apply in favor of a person who causes damage with malicious intent.

4. Policy No. _______________ for the period commencing on _____________ and expiring on _______________.

Consequential loss insurance providing insurance coverage for loss of gross earnings and consequential loss of the Buyer and the User of the Unit as a result of loss or damage caused to the insured property under Section 2.2.1.2 above and/or to the Project and/or to the Building and/or to the access roads as a result of one of the risks insured under Section 2.2.1.3 above, for an indemnity period that shall not fall below 12 months. The insurance includes a clause stipulating that the insurer waives the right of subrogation towards the Seller, the Management Company and/or anyone acting on their behalf and towards other users, tenants and right holders in the Project (hereinafter collectively: the "Other Right Holders") on the condition that the property insurance of the Other Right Holders includes a corresponding clause regarding waiver of the right of subrogation towards the Buyer and/or the User as a result of the customary risks in contractor insurance/extended fire insurance; however the said waiver of the right of subrogation shall not apply in favor of a person who causes damage with malicious intent.

Each of the mandatory insurances as stated above shall include the following conditions:

The insurance shall take precedence over any other insurance that was taken out by the Seller and/or the Management Company and shall include waiver of the insurer of any claim and/or demand regarding participation of the insurances of the Seller and/or the Management Company.
Breach of the terms and provision of the policy in good faith by the Buyer and/or the User in the Unit and/or any of the contractors and/or anyone acting on their behalf shall not derogate from the entitlement of the Seller and/or the Management Company to indemnity in accordance with the policy.
The policy will not be canceled and will not be adversely modified during the insurance term however solely by delivery of a prior and written notice in registered mail at least 30 days in advance. In the event such notice was delivered as aforesaid, the Buyer/User in the Unit undertakes to take out a substitute insurance that will come into operation prior to the cancellation. The Buyer and/or the User of the Unit shall be solely liable for the payment of the insurance premiums for the aforesaid policy and shall incur the payment of the deductible in accordance with the said insurances.
Waiver of the right of subrogation towards the Seller, the Management Company and/or anyone acting on their behalf and towards other users, tenants and right holders in the Project (hereinafter collectively: the "Other Right Holders"), on the condition that the property insurance of the Other Right Holders includes a corresponding clause regarding waiver of the right of subrogation towards the Buyer and/or the User of the Unit as a result of the customary risks in contractor insurance/extended fire insurance; however the said waiver of the right of subrogation shall not apply in favor of a person who causes damage with malicious intent.

Subject to the terms and conditions of the original policies inasmuch as not specifically altered by this Certificate.

Sincerely,

(Stamp of Insurer)	(Signature of the Insurer)	(Name of Signatory)	(Position of Signatory)

(*) The liability limit shall be in an amount equal to NIS 15,000 multiplied by the gross area of the Unit in sq.m. however in an amount that shall not fall below NIS 2,000,000.

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